Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268993

Prospectus Supplement
(To Prospectus Dated February 17, 2023)

3,846,000 Units

Each Unit Consisting of One Ordinary Share and

0.65 Ordinary Share Warrants to Purchase up to 2,499,900 Ordinary Shares

Infobird Co., Ltd

We are offering 3,846,000 units (each, a “Unit”) with each Unit consisting of: (1) one ordinary share, par value US$0.005 per share (each an “Ordinary Share”), and (2) 0.65 of a warrant to purchase up to one Ordinary Share (the “Ordinary Share Warrants”), to certain institutional investors pursuant to a securities purchase agreement dated February 23, 2023 (the “Offering”). The purchase price of each Unit is US$1.30. This prospectus supplement also relates to the offer and sale of up to 2,499,900 Ordinary Shares that are issuable, following issuance and delivery of the underlying Ordinary Shares, upon exercise of Ordinary Share Warrants. In a concurrent private placement, we are selling to such investors, unregistered warrants to purchase 2,884,500 Ordinary Shares (the “Private Warrants”). The Private Warrants and the Ordinary Shares issuable upon the exercise of the Private Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Each whole Ordinary Share Warrant is exercisable for one Ordinary Share at an exercise price of US$1.30 per Ordinary Share. Each whole Ordinary Share Warrant will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. Each whole Ordinary Shares Warrant will become exercisable for one ordinary share under the cashless exercise provision if certain conditions are satisfied. The Private Warrants will be exercisable six months after the date of issuance, have an exercise price of $1.30, and will expire five and a half years from the date of issuance.

Our Ordinary Shares are listed on the NASDAQ Stock Market and are traded under the symbol “IFBD.” On February 23, 2023, the closing price of our Ordinary Shares on the NASDAQ Stock Market was US$1.45 per Ordinary Share. There is no established public trading market for the Ordinary Share Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Ordinary Share Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Ordinary Share Warrants will be limited.

We have retained Maxim Group LLC (the “Placement Agent”) to act as our placement agent in connection with this Offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We will pay the Placement Agent a cash fee of 7.0% of the gross proceeds raised in the Offering. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for more information regarding these arrangements.

Unless otherwise stated, as used in this prospectus supplement, the terms “we,” “us,” “our,” “Infobird,” “Infobird Cayman,” and the “Company” refer to Infobird Co., Ltd, a Cayman Islands company, and its subsidiaries, Infobird HK and Infobird WFOE, and, in the context of describing our operations and consolidated financial information, also include the variable interest entity, Infobird Beijing, and its subsidiaries, Infobird Guiyang, Infobird Anhui and Shanghai Qishu; “Infobird HK” refers to Infobird International Limited, a holding company established under the laws of Hong Kong and a wholly-owned subsidiary of Infobird Cayman; “Infobird WFOE” refers to Infobird Digital Technology (Beijing) Co., Ltd., a company established under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of Infobird HK; “Infobird Beijing”, the “variable interest entity” or the “VIE” refers to Beijing Infobird Software Co., Ltd., a company established under the laws of the PRC and a variable interest entity of Infobird WFOE; “Infobird Guiyang” refers to Guiyang Infobird Cloud Computing Co.,

Ltd, a company established under the laws of the PRC and a 90.18% owned subsidiary of Infobird Beijing; “Infobird Anhui” refers to Anhui Xinlijia E-commerce Co., Ltd (formerly known as Anhui Infobird Software Information Technology Co., Ltd), a company established under the laws of the PRC and a 99.95% owned subsidiary of Infobird Beijing; and “Shanghai Qishu” refers to Shanghai Qishuo Technology Inc., a company established under the laws of the PRC and a 51% owned subsidiary of Infobird Beijing. See “Prospectus Summary—History and Development of the Company” in the accompanying prospectus.

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in Hong Kong and China, and the VIE and its subsidiaries in China. For accounting purposes, we control and receive the economic benefits of the VIE and its subsidiaries through certain contractual arrangements (the “Contractual Arrangements”), which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. Our securities offered in this Offering are securities of Infobird Cayman, the offshore holding company in the Cayman Islands instead of securities of the VIE or its subsidiaries in China. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure and Contractual Arrangements with the VIE” in the accompanying prospectus. As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

Because we do not hold equity interests in the VIE or its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements among our wholly owned PRC subsidiary, the VIE, and the shareholders of the VIE. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our securities may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus supplement. See “Risk Factors— Risks Related to Our Corporate Structure—We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business” in the accompanying prospectus.

There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to the Contractual Arrangements with the VIE and its shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the variable interest entity are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including that the PRC regulatory authorities could disallow the variable interest entity structure. These risks could result in a material change in our operations and/or a material change in the value of the securities, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Our Corporate Structure—Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment” and “Risk Factors—Risks Related to Our Corporate Structure—We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business” in the accompanying prospectus.

We face various legal and operational risks associated with being based in or having the majority of our operations in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities, regulatory filings on offshore offerings, anti-monopoly concerns and regulatory actions, and oversight of data security, which may impact our ability to conduct our business, accept foreign investments, or list on the United States or other foreign exchange. New laws and regulations may be adopted from time to time, which may require us to obtain additional licenses and permits for our operations and services. If we offer new functions and services in the future, we may be required to obtain additional licenses, permits, filings or approvals for such functions or services. These risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Risk Factors—Risks Related to Doing Business in China” in the accompanying prospectus. For a detailed description of risks related to the use of variable interest entity and data security or anti-monopoly concerns, which have or may impact the company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange, please refer to risks disclosed under “Risk Factors—Risks Related to Our Corporate Structure—Our current corporate structure and business operations may be affected by the relatively newly enacted Foreign Investment Law,” “Risk Factors— Risks Related to Our Business and Industry—Failure of beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law” and “Risk Factors—Risks Related to Doing Business in China—Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity”, as well as “Risk Factors—Risks Related to Doing Business in China— Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions” in the accompanying prospectus.

As of the date of this prospectus supplement, we, our subsidiaries and the VIE, are not covered by permissions requirements from the Cyberspace Administration of China (the “CAC”) or any other governmental agency that is required to approve the VIE’s operations, as we, our subsidiaries and the VIE (i) are not required to go through cybersecurity review by the CAC, and (ii) have not received or were denied any such requisite permissions or approvals by any PRC authority. However, considering that the interpretation and application of data protection laws are often uncertain, in flux and complicated, and the regulatory framework in China for the protection of information in cyberspace is evolving quickly, we cannot assure you that we would be able to fully comply with them. Any failure to or delay in clearing such review process would subject us to restrictions and penalties imposed by the CAC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our offshore offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our securities.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), on December 16, 2021, the Public Company Accounting Oversight Board (the “PCAOB”) issued a determination report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC; and (2) Hong Kong, a Special Administrative Region of the PRC. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Such determinations did not include any of our former auditors, Friedman LLP and Marcum Asia CPAs LLP, or our new auditor, WWC Professional Corporation Limited. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our shares being delisted. As of the date of this prospectus supplement, our listing is not affected by the HFCAA, and related regulations. However, the recent developments would add uncertainties to our listing and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as related to the audit of our financial statements. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the stock exchange. If, in the future, trading in our ordinary shares is prohibited under the HFCAA because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited.

In August 2022, the PCAOB, the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC signed a Statement of Protocol (the “Statement of Protocol”), which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties. Should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, investors may be deprived of the benefits of such inspection which could result in limitation or restriction of our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. See “Risk Factors—Risks Related to Doing Business in China—The recent joint statement by the SEC and the Public Company Accounting Oversight Board, or the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act, or the HFCAA, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB.”

Cash transfers within our organization are effected by means of bank wires. As between Infobird Cayman, our Cayman Islands holding company, and its subsidiaries, including Infobird WFOE, cash is generally transferred by means of capital contributions and/or interest-free intercompany loans. Cash transferred or settled between Infobird Cayman and its subsidiaries, on the one hand, and the consolidated VIE, on the other hand, is typically transferred through payments for fees under our Contractual Arrangements, expense reimbursements, or intercompany borrowings between Infobird Cayman or one of its subsidiaries and the consolidated VIE. All such loans are interest-free, unsecured and payable on demand. For more information regarding these contractual arrangements, see “Prospectus Summary—Contractual Arrangements” in the accompanying prospectus. As a general matter, Infobird WFOE is entitled to a service fee equal to all of the consolidated net income of the VIE. However, the service fee may be adjusted by Infobird WFOE based on the actual scope of services rendered by Infobird WFOE and the operational needs and expanding demands of the consolidated VIE. The enforceability and treatment of the intercompany agreements within our organization, including the intercompany borrowings and the contractual arrangement with the VIE, have not been tested in court. Likewise, to the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. There are no tax consequences for intercompany borrowings or the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

The proceeds of any transactions within our organization, including with the VIE, are recorded on our books as “Inter-Company due,” and are eliminated in our consolidated financial statements. For more details, please refer to the principles of consolidation set forth in the notes to our Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019 as set forth in Amendment 1 to our Annual Report for 2021 on Form 20-F. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer.

During the fiscal year ended December 31, 2022:

●	approximately $2,542,000 was contributed by Infobird Cayman to Infobird HK;
●	approximately $3,540,000 was contributed by Inforbird HK to Infobird WFOE;
●	approximately $3,176,549 was transferred Infobird WFOE to the VIE and its subsidiaries as an intercompany loan; and
●	approximately $148,610 was transferred from the VIE and its subsidiaries to Infobird WFOE as an intercompany loan.

During the three years preceding the date of this prospectus supplement, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to Infobird. During that same period, Infobird has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future. No assets other than cash are transferred within our organization. For more details, please see the section entitled “Cash and Asset Flows Through Our Organization” in the accompanying prospectus.

Investing in our securities involves risks. See the “Risk Factors” on page S-10 of this prospectus supplement, and those included in the accompanying prospectus on page 48, and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit		Total
Offering price	US$	1.30	US$	4,999,800
Placement Agent’s Fees (1)	US$	0.09	US$	349,986
Proceeds to us (before expenses) (2)	US$	1.21	US$	4,649,814

(1)	We have agreed to pay the Placement Agents a cash fee equal to 7.0% of the aggregate gross proceeds of this Offering. See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agents, including expenses for which we have agreed to reimburse the Placement Agents.
(2)	The amount of the Offering proceeds to us presented in this table does not give effect to any exercise of the Ordinary Share Warrants being issued in this Offering.

The Ordinary Shares are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company in New York, New York, and the associated Ordinary Share Warrants are expected to be delivered against payment therefor, in each case, on or about February 28, 2023.

Maxim Group LLC

The date of this prospectus supplement is February 24, 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. We are not making an offer to sell any securities in jurisdictions where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of the accompanying prospectus, and included in the registration statement on Form F-3 (No. 333- 268993), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this Offering.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus supplement in or from certain jurisdictions may be restricted by law. This prospectus supplement is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus supplement and in the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement or the accompanying prospectus, as applicable, and the information incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement provides specific details regarding the offering of our Units. If the description of the Offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” on pages S-34 and S-35 of this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

●	“Infobird Cayman,” the “Company,” “we,” “us” and “our” refer to Infobird Co., Ltd, a holding company incorporated with limited liability under the laws of the Cayman Island, and its subsidiaries, Infobird HK and Infobird WFOE, and, in the context of describing our operations and consolidated financial information, also include the variable interest entity, Infobird Beijing, and its subsidiaries, Infobird Guiyang, Infobird Anhui and Shanghai Qishu.

●	“Infobird HK” refers to Infobird International Limited, a holding company established under the laws of Hong Kong and a wholly-owned subsidiary of Infobird Cayman.
●	“Infobird WFOE” refers to Infobird Digital Technology (Beijing) Co., Ltd., a company established under the laws of the PRC and a wholly-owned subsidiary of Infobird HK.
●

“Infobird Beijing”, the “variable interest entity” or the “VIE” refers to Beijing Infobird Software Co., Ltd., a company established under the laws of the PRC and a variable interest entity of Infobird WFOE.

●	“Infobird Guiyang” refers to Guiyang Infobird Cloud Computing Co., Ltd, a company established under the laws of the PRC and a 90.18% owned subsidiary of Infobird Beijing.
●

“Infobird Anhui” refers to Anhui Xinlijia E-commerce Co., Ltd (formerly known as Anhui Infobird Software Information Technology Co., Ltd), a company established under the laws of the PRC and a 99.95% owned subsidiary of Infobird Beijing.

●	“Shanghai Qishu” refers to Shanghai Qishuo Technology Inc., a company established under the laws of the PRC and a 51% owned subsidiary of Infobird Beijing.
●	“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus supplement, Taiwan. “RMB” or “Renminbi” refers to the legal currency of China and “$,” “US$” or “U.S. Dollars” refers to the legal currency of the United States.

Owning securities may subject you to tax consequences in the United States. This prospectus supplement or the accompanying prospectus may not describe these tax consequences fully. You should read the tax discussion in this prospectus supplement and the accompanying prospectus with respect to the Offering and consult your own tax advisor with respect to your own particular circumstances.

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain company names, product names, trade names, trademarks and service marks of Infobird and other organizations, all of which are the property of their respective owners. We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus supplement are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

S-1

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, contains information that may be forward-looking statements within the meaning of applicable securities laws. All statements other than statements of historical fact are “forward-looking statements” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based on the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

We are a software-as-a-service, or SaaS, provider of innovative AI-powered, or artificial intelligence enabled, customer engagement solutions in China. Leveraging self-developed cloud-native architecture, AI and machine learning capabilities, patented Voice over Internet Protocol, or VoIP, application technologies, no-code development platform, and in-depth industry expertise, we primarily provide holistic software solutions to help our corporate clients proactively deliver and manage end-to-end customer engagement activities at all stages of the sales process including pre-sales and sales activities and post-sales customer support. We also offer AI-powered cloud-based sales force management software including intelligent quality inspection and intelligent training software to help our clients monitor, benchmark and improve the performances of agents. We empower our clients with our business value-driven solutions to increase revenue, reduce cost, and enhance customer service quality and customer satisfaction. We currently specialize in corporate clients in the finance industry and also cover a broad array of other industries, including the education, public services, healthcare and consumer products industries. We believe we are one of the leading and long-standing domestic SaaS providers in serving large enterprises in the finance industry in customer engagement with over 10 years of experience. We offer a comprehensive portfolio of customer engagement SaaS solutions that are highly intelligent, customizable and with proof of stability and security at scale with concurrence of over 10,000 agents. We continue to innovate by developing technologies that enable us to deliver a series of solutions and services which address the evolving and changing needs of our corporate clientele.

On December 2, 2021, we completed a 51% acquisition of Shanghai Qishuo Technology Inc., or Shanghai Qishuo, a PRC limited liability company and a SaaS provider of big data analysis to retail stores aimed at operation improvement, for approximately $1.3 million (RMB 8.6 million). Shanghai Qishuo is a fast-growing provider of consumer product and retail store digitalization solutions. Before the acquisition, its business was mainly focused on shoes and footwear retail stores digital operation transformation. Shanghai Qishuo gained experience in this market through serving leading clothing brands in China. Shanghai Qishuo leveraged its deep understanding of retail clothing and footwear store operations to develop its main product, “Retail Rubik’s Cube”, which empowers clients by digital means to better understand and improve their stores’ performance.

We generate revenues primarily from providing standard and customized cloud-based SaaS, BPO services, software development and other technical services. For the years ended December 31, 2021, 2020, and 2019, total revenues were approximately $9.6 million, $14.5 million, and $18.2 million, respectively. Our gross profit was approximately $2.3 million, $9.8 million, and $10.3 million for the years ended December 31, 2021, 2020, and 2019, respectively. Our net (loss) or income was approximately $(14.2) million, $4.1 million, and $5.1 million for the years ended December 31, 2021, 2020, and 2019, respectively.

Our current emphasis and goals primarily include execution of business strategies, improvement of cost structure, and product and service performance, among others.

We rely on the following self-developed novel technologies to deliver customizable, high-quality, scalable, configurable, secure, and steady customer engagement solutions.

●	Cloud-native architecture. We use a cloud-native architecture as the basic infrastructure for our software, which empowers us with flexible scale-out capabilities and high tolerance of failures and default, and supports ultra-large-scale concurrence capabilities.

●	AI and machine learning capabilities. We incorporate our self-developed natural language processing, or NLP, licensed automatic speech recognition, or ASR, and text to speech, or TTS, to empower our software to have the capability of conducting multiple rounds of free conversations with customers, referring to the context for better understanding, automatically capturing key words, recognizing the intentions of customers and accurately converting voice to text or vice versa.

S-3

●	Patented VoIP technologies. Our patented VoIP technologies ensure high-quality telecommunications through intelligent routing, multi-voice coding support, and multi-endpoint access support. The intelligent routing and multi-voice coding support enable us to provide optimal voice transmission quality by monitoring network fluctuation to deploy voice routing notes and adjusting voice coding based on the latest status of network bandwidth.

●	No-code development platform. We developed a no-code development platform that is flexible by design, enabling us to deploy pre-coded microservice modules and packages to quickly respond and adjust to customer requirements, and we can also combine microservice modules into customized end-to-end solutions, and thus, significantly reduce the time required for our software engineers to program customized services and products for our clients. Our software developed through the no-code development platform also supports open application programming interface, or API, and software development kit, or SDK, and therefore allows easy integration with our clients’ call centers, websites and software.

Our customer engagement services are founded on a series of our customer engagement software, and each may be used on an individual and/or integrated basis. The following are the primary types of our fundamental software:

AI Customer Engagement Software

●	Cloud call center – proprietary technologies that ensure scalable, steady, secure, and flexible access to accounts and also support functions which can automatically initiate outbound calls by taking into account available agents, anticipated talk time, and anticipated wait time, and then distribute the answered calls to the agents.

●	Intelligent telemarketing – automatically initiate calls in batch files, which are files often used to help load programs, run multiple processes at a time, and perform common or repetitive tasks, support AI voice Chatbot and collect information from interactions between sales representatives and customers to create labels for each customer and to analyze and predict customer behaviors.

●	Intelligent omni-channel customer service – integrate interactions through telephone calls, videos, emails, social media platforms, websites, and text messages, and provide tickets that can promote business flows across different departments.

●	AI voice Chatbot and AI text Chatbot - multiple rounds of free conversation with customers, referring to the context for better understanding, and recognizing the intentions of customers.

AI Sales Force Management Software

●	Intelligent quality inspection – monitoring and benchmarking performances of sales and customer service representatives, and aiding in the fulfillment of obligations under compliance regulations.

●	Intelligent training – interactive training sessions and tests with computers for sales and customer service representatives.

We design our software to be easy to use, customizable and self-operated. We allow our clients to incorporate their business needs and/or approach to customer management in our software by using our self-developed no-code programming technology. Clients may also configure certain parameters and scripts for agents. Our software also allows easy integration with our clients’ call centers, websites and software. Through years of experience serving our clients and analyzing the interactions between our clients and their customers, we have accumulated valuable vertical knowledge and know-how of our clients’ industries. We continually strive to understand the objectives of our clients at different stages of their businesses to further our understanding on their operating industries. We have integrated this knowledge with our technology to develop software that provides a comprehensive customer experience.

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We value our proprietary technologies and strong research and development capabilities, which we believe differentiate us from other software companies in the customer engagement industry. As of December 31, 2021, we had an intellectual property portfolio consisting of 19 patents, 52 software copyrights, 1 artwork copyright, 41 registered trademarks and 27 domain names in the PRC and 3 registered trademarks outside of the PRC.

Our research and development department was composed of 131 personnel, including software engineers and internet technology specialists, as of December 31, 2021, which accounted for approximately 33.5% of our total employees. We have invested significantly in research and development and intend to continue to do so. For the years ended December 31, 2021, 2020 and 2019, our research and development expenses amounted to approximately $3.3 million, $1.9 million and $1.5 million, respectively.

In 2021, we had approximately 4,712 average monthly paid user accounts. We have been diversifying and expanding our customer base with our standard cloud-based services which require less customization effort than customized cloud-based services and are capable of scaling quickly. With prevailing standard cloud-based services, we gradually decreased the percentage of revenue generated from China Guangfa Bank in our total revenue from 77.3% for the year ended December 31, 2019 to 34.8% for the year ended December 31, 2020 and 0% for the year ended December 31, 2021. Our ability to maintain close relationships with our clients is essential to the growth and profitability of our business. Through constant technological innovation and accumulated vertical knowledge in our clients’ industries, we continue to build strong relationships with our clients. Once a client utilizes our solutions, we subsequently seek to deepen such relationships through cross-selling and upselling our services and products. We deploy both direct and indirect sales approaches, including outreach by our sales team, organizing and participating in forums and seminars, online advertising, and cooperating with referral and reseller partners. The majority of our sales team is based in four major cities in China: Beijing, Shanghai, Guangzhou, and Guiyang, which cover the most developed and populated cities of China.

We intend to further expand our client base and increase our market share in the finance industry, as well as penetrating other industries with our enhanced sales and marketing efforts. We plan to conduct a better client lifecycle management, expand our sales team, cooperate with referral or reseller partners, continue to organize and participate in forums and seminars, launch online and offline advertising campaigns, and improve our website and social media accounts. We also plan to attract new clients, and retain existing clients, by continuing to innovate our products and services. In addition, we intend to construct the following capabilities in our AI applications: customer engagement hub, one single view of customer, knowledge graphs, and customer journey maps, in order to facilitate proactive customer engagement through consolidation of interactions with customers from various channels, including telephone, email, social media platforms, websites and text messages, among others, along with predictions of customers’ intentions and behaviors.

Risk Factors Summary

Risks Related to Our Corporate Structure

●	We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership. The Contractual Arrangements are not equivalent to equity ownership in the business of the VIE. Neither the investors in Infobird Cayman, the Cayman Islands holding company, nor Infobird Cayman itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Further, the Contractual Arrangements have not been tested in a court of law, including in China courts.

●	We may not be able to consolidate the operations and financial results of some of our affiliated companies or such consolidation could materially and adversely affect our operating results and financial condition.

●	We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business.

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●	Because we rely on the Contractual Arrangements for our revenue, the termination of these agreements would severely and detrimentally affect our continuing business viability under our current corporate structure.

●	Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

●	Our current corporate structure and business operations may be affected by the relatively newly enacted Foreign Investment Law.

●	The shareholders of the VIE may have actual or potential conflicts of interest with us and as a result may refuse to perform, or may breach, the Contractual Arrangements, which may materially and adversely affect our business and financial condition.

Risks Related to Doing Business in China

●	We face risks related to natural disasters, health epidemics and other outbreaks, specifically the coronavirus, which could significantly disrupt our operations.

●	The recent joint statement by the SEC and the Public Company Accounting Oversight Board, or the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act, or the HFCAA, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB.

●	We are based in, and our operations are located in, China through our subsidiaries, the VIE and its subsidiaries. Our ability to operate in China may be impaired by changes in Chinese laws and regulations, including those relating to taxation, environmental regulation, restrictions on foreign investment, and other matters. Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and therefore by the significant discretion of Chinese governmental authorities. The Chinese government may exercise significant oversight and discretion over offerings that are conducted overseas and the conduct of our business, may intervene in or influence our operations at any time, and may exert more control over foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ordinary shares, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

●	Uncertainties with respect to China’s legal system could materially and adversely affect us. There are risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws. In particular, there are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, and changes in policies, laws, rules and regulations in the PRC could adversely affect us. Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. China has not developed a fully integrated legal system, and enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to a significant degree of interpretation by PRC regulatory agencies and courts. Further, rules and regulations in China can change quickly with little advance notice. In particular, because these laws, rules and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. Therefore, we may not be aware of our violation of these policies and rules until after the occurrence of the violation, which could result in a material change in our operations and/or the value of our ordinary shares.

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●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China and may have a material adverse effect on our business.

●	Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

●	PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

Risks Related to our Business and Industry, Risks Related to Intellectual Property and Risks Related to our Ordinary Shares

●	We have a limited operating history. There is no assurance that our future operations will be profitable. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

●	We operate in highly competitive markets and the size and resources of many of our competitors may allow them to compete more effectively than we can, preventing us from achieving profitability.

●	Our future growth depends in part on new products and new technology innovation, and failure to invent and innovate could materially and adversely impact our business prospects.

●	If we are not able to adequately protect our proprietary intellectual property and information, and protect against third party claims that we are infringing on their intellectual property rights, our results of operations could be adversely affected.

Risks Related to Our Securities and This Offering

●	Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

●	You will experience immediate dilution in the book value per share of the ordinary shares you purchase.

●	Future sales or other dilution of our equity could depress the market price of our ordinary shares.

●	We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your ordinary shares.

●	Any new rules or regulations promulgated in the future may impose additional requirements or restrictions on us or our financing activities

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●	If we fail to meet applicable listing requirements, including the minimum bid price of at least US$1.00 per share, NASDAQ may delist our ordinary shares from trading, in which case the liquidity and market price of our ordinary shares could decline.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NASDAQ corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

●	Conversion of the convertible notes we issued may dilute the ownership interest of existing shareholders, including holders who had previously converted their convertible notes.

●	Provisions of the convertible notes we offered could also discourage an acquisition of us by a third party.

Our Corporate Structure

Infobird Cayman is not an operating company in China but is a Cayman Islands holding company that does not conduct operations and uses a structure that involves a VIE based in China. Our investors purchase equity interests in Infobird Cayman, the Cayman Islands holding company, not in the Chinese operating companies. The following diagram illustrates the corporate structure of Infobird Cayman, its subsidiaries, and the VIE and its subsidiaries as of the date of this prospectus supplement:

Corporate Information

Our principal executive office is located at Room 12A06, Block A, Boya International Center, Building 2, No. 1 Courtyard, Lize Zhongyi Road, Chaoyang District, Beijing, China 100102. Our telephone number is 86-010-52411819. Our registered office in the Cayman Islands is located at the office of Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands. Our website is http://www.infobird.com. The information on our website is not part of this prospectus supplement.

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THE OFFERING

Units Offered

3,846,000 units (each a “Unit”) with each Unit consisting of:

●         one ordinary share, par value US$0.005 per share (each an “Ordinary Share”); and

●         0.65 of a warrant to purchase up to one Ordinary Share (the “Ordinary Share Warrants”). Each whole Ordinary Share Warrant is exercisable for one Ordinary Share at an exercise price of US$1.30 per Ordinary Share, will be immediately exercisable, and will expire on the fifth anniversary of the original issuance date. Each whole Ordinary Shares Warrant will become exercisable for one ordinary share under the cashless exercise provision if certain conditions are satisfied. Only whole Ordinary Share Warrants are exercisable.

Offering Price	$1.30 per Unit

Ordinary shares to Be Outstanding After This Offering	22,939,315[1]

Concurrent Offering	In a concurrent private placement, we are selling to the investors in the Offering unregistered warrants to purchase 2,884,500 Ordinary Shares (the “Private Warrants”). The Private Warrants will be exercisable six months after the date of issuance, have an exercise price of $1.30, and will expire five and a half years from the date of issuance. The Private Warrants and the Ordinary Shares issuable upon the exercise of the Private Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Private Placement of Warrants” on page S-23 of this prospectus supplement for a more complete description of the concurrent offering.

Use of Proceeds	We expect to use the net proceeds of this offering for working capital and for general corporate purposes. See “Use of Proceeds” on page S-5 prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Market Symbol	IFBD

1The number of our ordinary shares issued and outstanding immediately after this offering is based on 19,093,315 ordinary shares issued and outstanding as of February 24, 2023 and 3,846,000 ordinary shares to be issued in this offering and excludes:

●	12,500,000 ordinary shares issuable upon the exercise of the remaining US$6.25 million of outstanding convertible notes;
●	2,499,900 ordinary shares issuable upon the exercise of the Ordinary Share Warrants to be issued in this offering; and
●	2,884,500 ordinary shares issuable upon the exercise of the Private Warrants to be issued in the private placement concurrent with this offering.

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RISK FACTORS

Any investment in our securities is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our Annual Report for 2021 on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Doing Business in China

We face risks related to natural disasters, health epidemics and other outbreaks, specifically the coronavirus, which could significantly disrupt our operations.

In recent years, there have been outbreaks of epidemics in various countries, including China. Recently, there was an outbreak of a novel strain of coronavirus, or COVID-19, in China, which spread rapidly to several parts of the world. COVID-19 has resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities throughout China and several other parts of the world. In March 2020, the World Health Organization declared COVID-19 a pandemic.

Substantially all of our revenues and our workforce are concentrated in China. Consequently, our results of operations will likely be adversely, and may be materially, affected, to the extent that the COVID-19 pandemic or any other epidemic harms the Chinese and global economy in general. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the COVID-19 pandemic or treat its impact, almost all of which are beyond our control. Current and potential impacts include, but are not limited to, the following:

●	Our customers were negatively impacted by COVID-19, which may reduce their budgets for customer services in 2022 and beyond. We experienced a slowdown in revenue growth in 2022, as our business was negatively impacted by the COVID-19 pandemic;

●	Our customers has been affected by COVID-19 and requested additional time to pay us, which required us to record additional allowances;

●	Our construction progress in Guiyang has been further delayed due to the temporary postponement of certain activities by local government authorities to slow the spread of COVID-19. In addition, due to reduced profit projections as a result of the resurgence of COVID-19 in China in the first quarter of 2022 that caused lock-downs in various places in China, we recorded additional impairment on our intangible assets.

China has significantly eased its COVID-19 control measures. In early December 2022, China substantially reduced the frequency of PCR testing and removed the designation of high-risk areas for lockdown and various travel restrictions. On January 8, 2023, China downgraded the management of COVID-19 from Class A to Class B; this change in the classification of the illness means, among other things, that infected cases will no longer be quarantined, their close contacts will no longer be tracked, large scale PRC testing will no longer be conducted, and disease control measures targeting incoming international travelers and imported cargo will be lifted. However, uncertainties still exist with respect to the effect of the COVID-19 pandemic on our business and results of operations. For example, we cannot guarantee that the PRC government will not re-adopt control measures, such as travel restrictions and quarantine requirements, to combat the pandemic (including any new variant) in the future. Because of the uncertainties surrounding the COVID-19 pandemic, the financial impact related to COVID-19 cannot be reasonably estimated at this time. Our consolidated results for fiscal year 2022 have been adversely affected.

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In general, our business could be adversely affected by the effects of epidemics, including, but not limited to, COVID-19, avian influenza, severe acute respiratory syndrome (SARS), the influenza A virus, Ebola virus, severe weather conditions such as a snowstorm, flood or hazardous air pollution, or other outbreaks. In response to an epidemic, severe weather conditions, or other outbreaks, government and other organizations may adopt regulations and policies that could lead to severe disruption to our daily operations, including temporary closure of our offices and other facilities. These severe conditions may cause us and/or our partners to make internal adjustments, including but not limited to, temporarily closing down business, limiting business hours, and setting restrictions on travel and/or visits with clients and partners for a prolonged period of time. Various impacts arising from severe conditions may cause business disruption, resulting in material, adverse impact to our financial condition and results of operations.

The recent joint statement by the SEC and the Public Company Accounting Oversight Board, or the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act, or the HFCAA, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB.

On April 21, 2020, the then SEC Chairman Jay Clayton and the then PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or that have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law. Under the HFCAA, if the PCAOB is unable to inspect the company’s auditors for two consecutive years, the issuer’s securities are prohibited from trading on a national exchange. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks, and their implications to U.S. investors, associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On December 2, 2021, the SEC adopted final amendments to its rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which took effect on January 10, 2022. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, as defined in the rules, under a process to be subsequently established by the SEC. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our shares being delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include any of our former auditors, Friedman and Marcum Asia, or our new auditor, WWC Professional Corporation Limited. As of the date of the prospectus supplement, our listing is not affected by the HFCAA, and related regulations. However, the recent developments would add uncertainties to our listing and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures,

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adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as related to the audit of our financial statements. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the stock exchange. If, in the future, trading in our ordinary shares is prohibited under the HFCAA because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited.

In August 2022, the PCAOB, the CSRC and the Ministry of Finance of the PRC signed a Statement of Protocol, which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties. Should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, investors may be deprived of the benefits of such inspection which could result in limitation or restriction of our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA.

Risks Related to Our Ordinary Shares and This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have agreed to use the net proceeds from this offering for working capital purposes and general corporate procedures. Our management will have significant flexibility in applying the net proceeds of this offering for general working capital purposes. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the subscription agreements, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

 You will experience immediate dilution in the book value per share of the ordinary shares you purchase.

Because the price per share of our ordinary shares being offered is higher than the book value per share of our ordinary shares, you will suffer dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on the offering price of $1.30 per unit, if you purchase the securities offered in this offering, you will suffer immediate dilution per share in the net tangible book value of the ordinary shares.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, units or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. If one or more of our shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including preferred shares or warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of the shareholders of our ordinary shares and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

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We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your ordinary shares.

Although our ordinary shares are traded on NASDAQ Stock Market, an active trading market for our ordinary shares may not be sustained. It may be difficult for you to sell your ordinary shares without depressing the market price for the ordinary shares. As a result of these and other factors, you may not be able to sell your ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or services by using our ordinary shares as consideration.

Any new rules or regulations promulgated in the future may impose additional requirements or restrictions on us or our financing activities.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures and five supporting guidelines, which will become effective on March 31, 2023. Pursuant to the Trial Administrative Measures, PRC domestic enterprises that directly or indirectly offer or list their securities in an overseas market, which include (i) any PRC company limited by shares, and (ii) any offshore company that conducts its business operations primarily in China and contemplates to offer or list its securities in an overseas market based on its onshore equities, assets or similar interests, are required to file with the CSRC within three business days after its application for overseas listing is submitted, or its overseas offering is completed, as the case may be. Failure to complete the filing under the Trial Administrative Measures may subject a PRC domestic enterprise to rectification ordered by the CSRC, warning, and fine of RMB1 million to RMB10 million. As of the date of this prospectus supplement, we are not required to comply with such filing procedures with the CSRC for the purpose of this Offering, as the Trial Administrative Measures has not become effective yet.

However, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements or restrictions on us or our financing activities. If it is determined in the future that approval from or additional filing with the CSRC or other regulatory authorities or other procedures are required, we may fail to obtain such approval, perform such filing procedures or meet such other requirements in a timely manner or at all. We may face sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization, or perform filing procedures, for our financing activities, and these regulatory authorities may impose fines and penalties on us, limit our operating activities in the PRC, limit our ability to pay dividends outside of the PRC, delay or restrict the repatriation of the proceeds from our financing activities into the PRC or take other actions to restrict our financing activities, which could have a material adverse effect on our business.

If we fail to meet applicable listing requirements, including the minimum bid price of at least US$1.00 per share, NASDAQ may delist our ordinary shares from trading, in which case the liquidity and market price of our ordinary shares could decline.

Our ordinary shares are currently listed for trading on the NASDAQ Stock Market. There are a number of requirements that must be met in order for our ordinary shares to remain listed on the NASDAQ Stock Market, including but not limited to the minimum bid price of at least US$1.00 per share, and the failure to meet any of these listing standards could result in the delisting of our ordinary shares from NASDAQ. On December 6, 2022, NASDAQ notified us that we did not maintain a minimum bid price of US$1.00 per share and provided us with a compliance period of 180 calendar days in which we are required to regain compliance. We cannot assure you that we will be able to regain compliance within the 180-day period or comply with all NASDAQ Listing Rules at all times in the future, or regain compliance in a timely manner in case of a default and avoid any subsequent adverse action taken by NASDAQ, including but not limited to delisting.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (2022 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Moreover, while under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders, under Cayman Islands law, our controlling shareholders do not owe any such fiduciary duties to our company or to our minority shareholders. Accordingly, our controlling shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by the shareholders) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders unless required by the Companies Act of the Cayman Islands or other applicable law or authorized by the directors or by ordinary resolution. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practices with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. We do not intend to follow NASDAQ’s requirements regarding shareholder approval for certain issuances of securities under NASDAQ Listing Rule 5635. Under our Memorandum and Articles of Association, our board of directors is authorized to issue securities including in connection with certain events such as the acquisition of shares or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control of us, rights issues at or below market price, certain private placements and issuance of convertible notes, and the issuance of 20% or more of our outstanding ordinary shares.

Other than those described above, there are no significant differences between our corporate governance practices and those followed by U.S. domestic companies under NASDAQ corporate governance listing standards. We may in the future decide to use the foreign private issuer exemption with respect to some or all the other NASDAQ corporate governance rules. As a result, our shareholders may be afforded less protection than they otherwise would under the NASDAQ corporate governance listing standards applicable to U.S. domestic issuers. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

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As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NASDAQ corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the NASDAQ rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. We do not intend to follow NASDAQ’s requirements regarding shareholder approval for certain issuances of securities under NASDAQ Listing Rule 5635. Under our Memorandum and Articles of Association, our board of directors is authorized to issue securities including in connection with certain events such as the acquisition of shares or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control of us, rights issues at or below market price, certain private placements and issuance of convertible notes, and the issuance of 20% or more of our outstanding ordinary shares.

Other than those described above, there are no significant differences between our corporate governance practices and those followed by U.S. domestic companies under NASDAQ corporate governance listing standards. We may in the future decide to use the foreign private issuer exemption with respect to some or all the other NASDAQ corporate governance rules. As a result, our shareholders may be afforded less protection than they otherwise would under the NASDAQ corporate governance listing standards applicable to U.S. domestic issuers. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Conversion of the convertible notes we issued may dilute the ownership interest of existing shareholders, including holders who had previously converted their convertible notes.

The conversion of some or all of the convertible notes will dilute the ownership interests of existing shareholders and existing holders of our ordinary shares. Any sales in the public market of the ordinary shares issuable upon such conversion of the notes could adversely affect prevailing market prices of our ordinary shares. In addition, the existence of the convertible notes may encourage short selling by market participants because the conversion of the convertible notes could depress the price of our ordinary shares.

Provisions of the convertible notes we offered could also discourage an acquisition of us by a third party.

Certain provisions of the convertible notes could make it more difficult or more expensive for a third party to acquire us, or may even prevent a third party from acquiring us. For example, upon the occurrence of certain fundamental change, holders of the convertible notes may require us to redeem their convertible notes at the specified fundamental change repurchase price, which includes a premium. By discouraging an acquisition of us by a third party, these provisions could have the effect of depriving the holders of our ordinary shares of an opportunity to sell their ordinary shares, as applicable, at a premium over prevailing market prices.

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USE OF PROCEEDS

We estimate the net proceeds from this Offering will be approximately US$4.6 million, after deducting the placement agent fees and the estimated offering expenses payable by us. We will receive additional proceeds of approximately US$3.2 million if the Ordinary Share Warrants are exercised in full for cash.

Any proceeds we receive from this Offering will be used for working capital purposes and general corporate procedures.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this Offering.

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DIVIDEND POLICY

We have never declared or paid a dividend, and we do not anticipate declaring or paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC and Hong Kong regulations may restrict the ability of our PRC and Hong Kong subsidiaries to pay dividends to us. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Foreign Exchange—Dividend Distribution” of our Annual Report for 2021 on Form 20-F, which is incorporated herein by reference.

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Principal Shareholders

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus supplement for:

●	each beneficial owner of 5% or more of our outstanding ordinary shares;

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of options that are immediately exercisable or exercisable within 60 days of the date of this prospectus supplement. Percentage ownership calculations are based on 19,093,315 ordinary shares outstanding as of the date of this prospectus supplement.

Except as otherwise indicated, all of the shares reflected in the table are ordinary shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Shareholders:
CRservices Limited(1)	1,451,818	7.60%
Directors and Executive Officers:
Cheuk Yee Li	—	—
Yiting Song	—	—
Yimin Wu(2)	1,451,818	7.60%
Xiangyang Wen	—	—
Feng Liu	—	—
Qian Qu	—	—
Xuan Li	—	—
All directors and executive officers as a group (7 persons)	1,451,818	7.60%

(1)	The registered address of CRservices Limited, a Republic of Seychelles company, is 306 Victoria House, Victoria, Mahé, Seychelles. Yimin Wu, the chairman of our board of directors, is the sole director and shareholder of CRservices Limited and may be deemed to hold voting and dispositive power over the ordinary shares held by CRservices Limited.

(2)	Represents 1,451,818 ordinary shares held directly by CRservices Limited. Yimin Wu, the chairman of our board of directors, is the sole director and shareholder of CRservices Limited. See footnote (1) above.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022, presented on:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance of convertible notes in the aggregate principal amount of US$6.25 million pursuant to the convertible note purchase agreement dated November 25, 2022, on June 30, 2022; and

●	on a pro forma as adjusted basis, to reflect (i) the issuance of convertible notes in the aggregate principal amount of US$6.25 million pursuant to the convertible note purchase agreement dated November 25, 2022, on June 30, 2022, and (ii) the issuance and sale of 3,846,000 Ordinary Shares and the accompanying Ordinary Share Warrants at the combined purchase price of US$1.30, assuming no exercise of the Ordinary Share Warrants and after deducting placement agent fees and expenses and estimated offering expenses payable by us.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” in our Annual Report for 2021 on Form 20-F, and our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2022
	Actual	Pro Forma	Pro Forma As adjusted(1)
	US$	US$	US$
	(in thousands, except share data)
Long-term debt (non-current)	120	120	120
Shareholders’ equity:
Ordinary shares ($0.005 par value, 10,000,000 shares authorized, 5,089,000 shares issued and outstanding as of June 30, 2022(2))	25	88	107
Additional paid-in capital	26,794	32,981	37,611
Statutory reserves	449	449	449
Accumulated deficits	-20,550	-20,550	-20,550
Accumulated other comprehensive income	446	446	446
Total shareholders’ equity attributable to Infobird Co., Ltd	7,164	13,414	18,063
Non-controlling interests	804	804	804
Total equity	7,967	14,217	18,867
Total capitalization(3)	8,087	14,337	18,987

(1) The as adjusted information is illustrative only. Our additional paid-in capital, total shareholders’ equity and total capitalization following the completion of this Offering are subject to adjustment based on the actual public offering price and other terms of this Offering determined at pricing.

(2) Retroactively restated to reflect 1-for-5 share consolidation effective on September 9, 2022.

(3) Total capitalization equals the sum of long-term debt (non-current) and total equity.

Except as disclosed above, there has been no material changes to our total capitalization since June 30, 2022.

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DILUTION

If you invest in our Units, your interest will be diluted to the extent of the difference between the purchase price of US$1.30 per Unit and our net tangible book value of US$0.75 per ordinary share after this Offering.

Our net tangible book value as of June 30, 2022 was approximately US$2.07 million, or US$0.41 per ordinary share. “Net tangible book value” is total tangible assets minus the sum of liabilities. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, and after giving effect to the additional proceeds we will receive from this Offering, from the offering price per ordinary share. After giving effect to the issuance and sale of 3,846,000 Ordinary Shares and Ordinary Share Warrants to purchase 2,499,900 Ordinary Shares in lieu of the Ordinary Shares at a combined price of US$1.30 per Ordinary Share and the accompanying Private Warrants to purchase 2,884,500 Ordinary Shares in a concurrent private placement, and assuming no exercise of the Ordinary Share Warrants and Private Warrants, after deducting placement agent fees and expenses and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2022 would have been approximately US$6.72 million, or approximately US$0.75 per ordinary share. This represents an immediate increase in net tangible book value of US$0.34 per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of US$0.55 per ordinary share to investors participating in this Offering. The as adjusted information discussed above is illustrative only. The following table illustrates this dilution on a per share basis:

Per Ordinary Share
Offering price	US$ 1.30
Net tangible book value as of June 30, 2022	US$ 0.41
Pro Forma as adjusted net tangible book value after giving effect to this Offering	US$ 0.75
Increase in net tangible book value attributable to new investors	US$ 0.34
Dilution in net tangible book value to new investors	US$ 0.55

The outstanding share information in the table above is based on 5,089,000 ordinary shares issued and outstanding as of June 30, 2022, which is retroactively restated to reflect 1-for-5 share consolidation effective on September 9, 2022.

The discussion and table above assumes no exercise of the Ordinary Share Warrants and Private Warrants to be issued in this Offering. To the extent that any of the Ordinary Share Warrants and Private Warrants to be issued in this Offering are exercised, there will be further dilution to new investors.

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DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

Ordinary Shares

We are offering up to 3,846,000 units, which includes 3,846,000 Ordinary Shares (and up to 2,499,900 Ordinary Shares issuable upon the exercise of the Ordinary Share Warrants) pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares are described under the caption “Description of Share Capital” beginning on page 94 of the accompanying prospectus and “Item 10. Additional Information—B. Memorandum and Articles of Association.” of our Annual Report for 2021 on Form 20-F, which is incorporated herein by reference.

Ordinary Share Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Ordinary Share Warrant, which will be filed as an exhibit to a Form 6-K in connection with this offering and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Ordinary Share Warrants, together with the risks described under “Risk Factors.”

Form

The Ordinary Share Warrants will be issued as individual warrant agreements to the investors. You should review the form of Ordinary Share Warrant, which will be filed as an exhibit to a Form 6-K in connection with this offering and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part, for a complete description of the terms and conditions applicable to the Ordinary Share Warrants.

Exercise and Duration

Subject to certain adjustments described herein, each whole Ordinary Share Warrant offered hereby is exercisable into one Ordinary Share at an initial exercise price equal to $1.30. The Warrants are immediately exercisable and will expire on the fifth anniversary of the original issuance date.

Notwithstanding the foregoing, the Company shall not be required to issue fractions of shares issuable upon any exercise of the Warrant. In lieu of any such fractional share, an exercising holder shall receive, at the Company’s election, (i) an amount in cash equal to the same fraction of the current market value of a whole Warrant or (ii) a whole share.

Fundamental Transactions

If, at any time while the Ordinary Share Warrants are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their Ordinary Shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares or fifty percent (50%) or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group (as defined in Exchange Act Rule 13d-5) of Persons whereby such other Person or group (as defined in Exchange Act Rule 13d-5) acquires more than 50% of the common equity of the Company or fifty percent (50%) or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Ordinary Share Warrants, the holder shall have the right to receive, for each Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which the Warrant is exercisable immediately prior to such Fundamental Transaction.

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For purposes of the foregoing paragraph, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

Anti-dilution Adjustments

In the event the Company engages in certain dilutive or concentrative transactions, such as share dividends, share splits and consolidations or reclassifications, the number of Ordinary Shares underlying the then-outstanding Ordinary Share Warrants will be proportionately increased or decreased.

Cashless Exercise

If, at any time after the holder’s purchase of Ordinary Share Warrants, such holder exercises its Ordinary Share Warrants and a registration statement registering the issuance of the Ordinary Shares underlying the Ordinary Share Warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of Ordinary Shares underlying the Ordinary Share Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of Ordinary Shares determined according to a formula set forth in the Ordinary Share Warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the common warrants to the holders.

A holder may also effect an “alternative cashless exercise” on or after the earlier of the (i) thirty (30) day anniversary of the Issuance Date and (ii) the date on which the aggregate composite trading volume of the Ordinary Shares as reported by Bloomberg LP beginning on the first trading day after the Issuance Date exceeds 15,000,000 shares, which for purposes of clarity includes the composite trading volume of the Ordinary Shares as reported by Bloomberg LP on the Issuance Date. In such event, the net number of Ordinary Shares issuable in such alternative cashless exercise are determined according to a formula set forth in the Ordinary Share Warrants. For purpose of this paragraph, “Issuance Date” means February 24, 2023.

Transferability

Subject to applicable laws, the Ordinary Share Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Ordinary Share Warrant to us together with the appropriate instruments of transfer.

No Exchange Listing

There is no trading market available for the Ordinary Share Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Ordinary Share Warrants on Nasdaq or any securities exchange or nationally recognized trading system.

No Right as a Shareholder

Except as otherwise provided in the Ordinary Share Warrants or by virtue of such holder’s ownership of Ordinary Shares, the holders of the Ordinary Share Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Ordinary Share Warrants.

S-22

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of Units in this Offering, we also expect to issue and sell to the investors, Private Warrants to purchase an aggregate of up to 2,884,500 Ordinary Shares, at an initial exercise price equal to $1.30 per Ordinary Share.

Each Private Warrant shall be initially exercisable after the six-month anniversary of the issuance date and have a term of exercise equal to five and a half years from the date of issuance. Subject to limited exceptions, a holder of Private Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the purchaser prior to issuance of the Private Warrants, 9.99%) of the number of our Ordinary Shares outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

In the event of a Fundamental Transaction (as defined in the Private Warrant), we or any successor entity shall, at the holder’s option, purchase the holder’s Warrants for an amount of cash equal to the value of the Warrants as determined in accordance with the Black Scholes Value (as defined in the Warrant), provided that if the Fundamental Transaction is not within our control, including not approved by our Board of Directors, a holder shall only be entitled to receive the same type or form of consideration at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our ordinary shares in connection with the Fundamental Transaction.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investor may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act. We have agreed to file a registration statement with the SEC registering the resale of the shares of ordinary shares underlying the Private Warrants as soon as practicable (and in any event within 45 calendar days of the date of the closing date).

PLAN OF DISTRIBUTION

We engaged Maxim Group, LLC (the “placement agent”) to act as our exclusive placement agents to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. The placement agent does not guarantee that they will be able to raise new capital in this offering. The terms of this offering were subject to market conditions and negotiations between us and prospective investors in consultation with the placement agents. The placement agent will have no authority to bind us. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. We will also pay the placement agent up to $50,000 for the reasonable and accounted fees and expenses of legal counsel. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $120,000. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4.5 million.

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Right of First Refusal

In addition, with certain exceptions, for a period of six months following the closing of this offering, we have granted the placement agent the right to act as sole managing underwriter and sole book-runner, sole placement agent or sole sales agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such six (6) months period of the Company, or any successor to or any subsidiary of the Company.

Determination of Offering Price

The public offering price per Unit and the exercise prices and other terms of the warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our Ordinary Shares prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. The combined public offering price per Unit will be fixed for the duration of this offering.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agents will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agents. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

S-24

Lock-up Agreements

Our officers and directors, and shareholders holding 5% or more of our outstanding ordinary shares, have agreed to be subject to a lock-up period of 120 days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, shares of our Ordinary Shares. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

Other Relationships

The placement agent and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Vstock Transfer, LLC.

The Nasdaq Capital Market Listing

Our Ordinary Shares are currently listed on The Nasdaq Capital Market under the symbol “IFBD.”

S-25

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

PRC Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside China with “de facto management body” within China is considered a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as Circular 82, which has been revised by the Decision of the State Administration of Taxation on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents on December 29, 2017 and by the Decision of the State Council on Cancellation and Delegation of a Batch of Administrative Examination and Approval Items on November 8, 2013. Circular 82 has provided certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. The STA issued Chinese-Controlled Offshore Incorporated Resident Enterprises Income Tax Regulation, or the Bulletin 45, which took effect on September 1, 2011 and was most recently amended on June 15, 2018, to provide more guidance on the implementation of Circular 82 and to clarify the reporting and filing obligations of Chinese-controlled offshore incorporated resident enterprises. Bulletin 45 also provides procedures and administrative details for the determination of resident status and administration of post-determination matters. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC ; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

According to the Enterprise Income Tax Law and the Announcement on Issues concerning the Implementation of the Preferential Income Tax Policies regarding High-Tech Enterprises promulgated by the SAT on June 19, 2017, enterprises qualified as “high-tech enterprises” are entitled to a 15% enterprise income tax rate rather than the 25% uniform statutory tax rate. The preferential tax treatment continues as long as an enterprise can retain its “high-tech enterprise” status. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

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United States Federal Income Tax Considerations

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our ordinary shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our ordinary shares and hold such ordinary shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities or governmental organizations, retirement plans, regulated investment companies, real estate investment trusts, grantor trusts, brokers, dealers or traders in securities, commodities, currencies or notional principal contracts, certain former citizens or long-term residents of the United States, persons who hold our ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of our ordinary shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax consequences relating to an investment in such ordinary shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our ordinary shares.

Persons considering an investment in our ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our ordinary shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income”, or the PFIC income test, or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, or the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

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Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our ordinary shares, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our ordinary shares. If the election is made, the U.S. Holder will be deemed to sell our ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s ordinary shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-United States subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-United States subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our ordinary shares if a valid “mark-to-market” election is made by the U.S. Holder for our ordinary shares. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of our ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the ordinary shares would be classified as a capital gain or loss.

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A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least fifteen (15) days during each calendar quarter.

Our ordinary shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the ordinary shares.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. There are currently no Cayman Islands’ taxes or duties of any nature on gains realized on a sale, exchange, conversion, transfer or redemption of the ordinary shares. Payments of dividends and capital in respect of the ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax as the Cayman Islands currently have no form of income or corporation taxes.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

Distributions

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our ordinary shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received’’ deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation’’ to certain non-corporate U.S. Holders may be are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than sixty (60) days of ownership, without protection from the risk of loss, during the 121-day period beginning sixty (60) days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Consequences’’), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

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A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on ordinary shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,’’ a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ordinary shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our ordinary shares.

Taxation of the Ordinary Share Warrants

Sale or other taxable disposition of the Ordinary Share Warrants

Upon the sale, exchange or other taxable disposition of an Ordinary Share Warrant, in general, a U.S. Holder will recognize taxable gain or loss measured by the difference, if any, between (1) the amount of cash and the fair market value of any property received upon such taxable disposition, and (2) such U.S. Holder’s adjusted tax basis in the Ordinary Share Warrant. Such gain or loss generally will be taxed as described above under “—Sale, Exchange or Other Disposition of Our Ordinary Shares.” It is not entirely clear how various aspects of the rules described above in “—Passive Foreign Investment Company Consequences” would apply to the sale of an Ordinary Share Warrant. However, a U.S. Holder may not make a mark-to-market election or a qualified electing fund election with respect to its Ordinary Share Warrants. As a result, if a U.S. Holder sells or otherwise disposes of Ordinary Share Warrants and we were a PFIC at any time during the U.S. Holder’s holding period of such Warrants, any gain recognized generally would be treated as an excess distribution, taxed as described above. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their ownership of Ordinary Share Warrants.

Exercise of Warrants

Upon the exercise of an Ordinary Share Warrant for cash, in general, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes. A U.S. Holder’s initial tax basis in the Ordinary Shares received will equal such U.S. Holder’s adjusted tax basis in the Ordinary Share Warrant exercised. It is unclear whether U.S. Holder’s holding period for the Ordinary Shares received on exercise will commence on the day of exercise or the following day; however, in either case, the holding period will not include the holding period of the Ordinary Share Warrant. If we are a PFIC for any fiscal year during which a U.S. Holder holds the Ordinary Share Warrants, we will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the Ordinary Share Warrants or Ordinary Shares received upon exercise of the Ordinary Share Warrants. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their ownership of Ordinary Share Warrants.

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Expiration of Ordinary Share Warrants

A U.S. Holder who allows an Ordinary Share Warrant to expire will generally recognize a loss for U.S. federal income tax purposes equal to the adjusted tax basis of the Ordinary Share Warrant. In general, such a loss will be a capital loss, and will be a short-term or long-term capital loss depending on the holder’s holding period for the Ordinary Share Warrant.

Certain adjustments to the Ordinary Share Warrants

Under Section 305 of the Code, an adjustment to the number of Ordinary Share Warrant shares that will be issued on the exercise of the Ordinary Share Warrants, or an adjustment to the exercise price of the Ordinary Share Warrants, may be treated as a constructive distribution to U.S. Holders if, and to the extent that, such adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of Ordinary Share Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Ordinary Share Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our ordinary shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our ordinary shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any ordinary shares under the laws of their country of citizenship, residence or domicile.

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LEGAL MATTERS

We are being represented by ArentFox Schiff LLP, Washington, D.C., with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this Offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Campbells. Certain legal matters as to PRC law will be passed upon for us by Beijing Kingdom Law Firm. ArentFox Schiff LLP may rely upon Campbells with respect to matters governed by Cayman Islands law and Beijing Kingdom Law Firm with respect to matters governed by PRC law. The Placement Agent is being represented by Hunter Taubman Fischer & Li LLC.

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EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020, and for the years then ended which are incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of Friedman LLP, an independent registered public accounting firm, upon the authority of that firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at http://www.infobird.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

We are also subject to the full informational requirements of the securities commissions in all provinces of Canada, and you are also invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian provincial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 16, 2022 and amended by filing of an annual report on Form 20-F/A with the SEC on October 21, 2022 (the “Annual Report for 2021 on Form 20-F”);

●	our current reports on Form 6-K filed with the SEC on May 17, August 15, September 6, September 8, October 7, October 18, November 18, November 25, November 28, November 30, December 8 (two filings), December 15, and December 23 (two filings), 2022, and February 14 and February 23, 2023; and

●	the description of our shares set forth in our registration statement on Form F-1 (File No. 333-251234) filed with the SEC on March 15, 2021 and declared effective on March 31, 2021, and our Form 8-A filed with the SEC on March 30, 2021, including any amendment or report filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement are incorporated by reference into this prospectus supplement and form part of this prospectus supplement from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus supplement will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus supplement. Any such statement so superseded shall be deemed not to constitute a part of this prospectus supplement.

Any person receiving a copy of this prospectus supplement, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus supplement, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, Room 12A06, Block A, Boya International Center, Building 2, No. 1 Courtyard, Lize Zhongyi Road, Chaoyang District, Beijing, China 100102.

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We will not make any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

SEC maintains an internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding us that file electronically with the SEC .

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PROSPECTUS

Infobird Co., Ltd

$300,000,000

Ordinary Shares

Warrants

Debt Securities

Units

We may offer and sell from time to time up to an aggregate of $300,000,000 of ordinary shares of par value of US$0.005 each (issued separately or upon exercise of warrants), warrants, debt securities, and units of the Company’s securities. The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our outstanding shares are listed for trading on the NASDAQ Stock Market, or NASDAQ, under the symbol “IFBD”. On January 31, 2023, the closing price of our shares on the NASDAQ Stock Market was $1.190 per share. There is currently no established trading market through which the securities, other than the shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation.

So long as the aggregate market value worldwide of our outstanding common equity held by non-affiliates, or public float, is less than $75 million, the aggregate market value of securities sold by us under this prospectus during the period of 12 calendar months immediately preceding the date of sale may be no more than one-third of our public float. The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of January 31, 2023, was approximately $20,993,381, which was calculated based on 17,641,497 ordinary shares held by non-affiliates  and $1.190 per share, which was the closing price of our ordinary shares on the Nasdaq on January 31, 2023. During the 12 calendar months prior to and including the date of this prospectus, we have sold, pursuant to General Instruction I.B.5 of Form F-3, no ordinary shares.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “Infobird,” “Infobird Cayman,” and the “Company” refer to Infobird Co., Ltd, a Cayman Islands company; “Infobird HK” refers to Infobird International Limited, a holding company established under the laws of Hong Kong and a wholly-owned subsidiary of Infobird Cayman; “Infobird WFOE” refers to Infobird Digital Technology (Beijing) Co., Ltd., a company established under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of Infobird HK; “Infobird Beijing”, the “variable interest entity” or the “VIE” refers to Beijing Infobird Software Co., Ltd., a company established under the laws of the PRC and a variable interest entity of Infobird WFOE; “Infobird Guiyang” refers to Guiyang Infobird Cloud Computing Co., Ltd, a company established under the laws of the PRC and a 90.18% owned subsidiary of Infobird Beijing; “Infobird Anhui” refers to Anhui Xinlijia E-commerce Co., Ltd (formerly known as Anhui Infobird Software Information Technology Co., Ltd), a company established under the laws of the PRC and a 99.95% owned subsidiary of Infobird Beijing; and “Shanghai Qishu” refers to Shanghai Qishuo Technology Inc., a company established under the laws of the PRC and a 51% owned subsidiary of Infobird Beijing. See “Prospectus Summary—History and Development of the Company.”

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in the Hong Kong and China, and the VIE and its subsidiaries in China. For accounting purposes, we control and receive the economic benefits of the VIE and its subsidiaries through certain contractual arrangements (the “Contractual Arrangements”), which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. Our securities offered in this offering are securities of Infobird Cayman, the offshore holding company in the Cayman Islands instead of securities of the VIE or its subsidiaries in China. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure and Contractual Arrangements with the VIE.” As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

Because we do not hold equity interests in the VIE or its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements among our wholly owned PRC subsidiary, the VIE, and the shareholders of the VIE. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our securities may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. See “Risk Factors— Risks Related to Our Corporate Structure—We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business”

There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to the Contractual Arrangements with the VIE and its shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the variable interest entity are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including that the PRC regulatory authorities could disallow the variable interest entity structure. These risks could result in a material change in our operations and/or a material change in the value of the securities, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Our Corporate Structure—Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.” and “Risk Factors—Risks Related to Our Corporate Structure—We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business.”

We face various legal and operational risks associated with being based in or having the majority of our operations in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities, regulatory approvals on offshore offerings, anti-monopoly concerns and regulatory actions, and oversight of data security, which may impact our ability to conduct our business, accept foreign investments, or list on the United States or other foreign exchange. New laws and regulations may be adopted from time to time, which may require us to obtain additional licenses and permits for our operations and services. If we offer new functions and services in the future, we may be required to obtain additional licenses, permits, filings or approvals for such functions or services. These risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Risk Factors—Risks Related to Doing Business in China.” For a detailed description of risks related to the use of variable interest entity and data security or anti-monopoly concerns, which have or may impact the company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange, please refer to risks disclosed under “Risk Factors—Risks Related to Our Corporate Structure—Our current corporate structure and business operations may be affected by the relatively newly enacted Foreign Investment Law,” “Risk Factors— Risks Related to Our Business and Industry—Failure of beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law” and “Risk Factors—Risks Related to Doing Business in China—Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity.”, as well as “Risk Factors—Risks Related to Doing Business in China— Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.”

As of the date of this prospectus, we, our subsidiaries and the VIE, are not covered by permissions requirements from the Cyberspace Administration of China (the “CAC”) or any other governmental agency that is required to approve the VIE’s operations, as we, our subsidiaries and the VIE (i) are not required to go through cybersecurity review by the CAC, and (ii) have not received or were denied any such requisite permissions or approvals by any PRC authority. However, considering that the interpretation and application of data protection laws are often uncertain, in flux and complicated, and the regulatory framework in China for the protection of information in cyberspace is evolving quickly, we cannot assure you that we would be able to fully comply with them. Any failure to or delay in clearing such review process would subject us to restrictions and penalties imposed by the CAC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our offshore offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our securities.

Pursuant to the Holding Foreign Companies Accountable Act (HFCAA), on December 16, 2021, the Public Company Accounting Oversight Board (PCAOB) issued a determination report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China; and (2) Hong Kong, a Special Administrative Region of the PRC. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Both our former auditor, Friedman LLP (“Friedman”), and our new auditor, Marcum Asia CPAs LLP (“Marcum Asia”), have been inspected by the PCAOB on a regular basis, with the last inspections in 2020, and neither Friedman nor Marcum Asia is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the China Securities Regulatory Commission, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. ..   See “Risk Factors—Risks Related to Doing Business in China—The recent joint statement by the SEC and the Public Company Accounting Oversight Board, or the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act, or the HFCAA, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB.”

Cash transfers within our organization are effected by means of bank wires. As between Infobird Cayman, our Cayman Islands holding company, and its subsidiaries, including Infobird WFOE, cash is generally transferred by means of capital contributions and/or interest-free intercompany loans. Cash transferred or settled between Infobird Cayman and its subsidiaries, on the one hand, and the consolidated VIE, on the other hand, is typically transferred through payments for fees under our Contractual Arrangements, expense reimbursements, or intercompany borrowings between Infobird Cayman or one of its subsidiaries and the consolidated VIE. All such loans are interest-free, unsecured and payable on demand. For more information regarding these contractual arrangements, see “Prospectus Summary—Contractual Arrangements.” As a general matter, Infobird WFOE is entitled to a service fee equal to all of the consolidated net income of the VIE. However, the service fee may be adjusted by Infobird WFOE based on the actual scope of services rendered by Infobird WFOE and the operational needs and expanding demands of the consolidated VIE. The enforceability and treatment of the intercompany agreements within our organization, including the intercompany borrowings and the contractual arrangement with the VIE, have not been tested in court. Likewise, to the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. There are no tax consequences for intercompany borrowings or the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

The proceeds of any transactions within our organization, including with the VIE, are recorded on our books as “Inter-Company due,” and are eliminated in our consolidated financial statements. For more details, please refer to the principles of consolidation set forth in the notes to our Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019 as set forth in Amendment 1 to our Annual Report on Form 20-F filed with the SEC on October 21, 2022. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer.

During the fiscal year ended December 31, 2022:

●	approximately $2,542,000 was contributed by Infobird Cayman to Infobird HK;
●	approximately $3,540,000 was contributed by Inforbird HK to Infobird WFOE;
●	approximately $3,176,549 was transferred Infobird WFOE to the VIE and its subsidiaries as an intercompany loan., and
●	approximately $148,610 was transferred from the VIE and its subsidiaries to Infobird WFOE as an intercompany loan..

During the three years preceding the date of this Prospectus, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to Infobird. During that same period, Infobird has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future. No assets other than cash are transferred within our organization. For more details, please see the section entitled “Cash and Asset Flows Through Our Organization” below.

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, or the SEC, as explained under the heading “Risk Factors” on page 5 of this prospectus.

Neither the SEC, nor any securities commission of any state of the United States or any Canadian securities regulator has approved or disapproved the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is February 17, 2022

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of US$300,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and the documents incorporated by reference into this prospectus contain company names, product names, trade names, trademarks and service marks of Infobird and other organizations, all of which are the property of their respective owners. We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

In this prospectus, unless the context otherwise requires, references to “Infobird,” “IFBD,” the “company,” “we,” “us” or “our” refer to Infobird Co., Ltd and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the securities, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus.

We are subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, and we file reports and other information with the SEC. You may read and copy any of our reports and other information at, and obtain copies upon payment of prescribed fees from, the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site that contains reports and other information regarding registrants that file electronically with the SEC at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We are also subject to the full informational requirements of the securities commissions in all provinces of Canada, and you are also invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian provincial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 16 , 2022 and amended by filing of an Annual Report on Form 20-F/A with the SEC on October 21, 2022;

●	our Current Reports on Form 6-K filed with the SEC on May 17, August 15, September 6, September 8, October 7, October 18, November 18, November 25, November 28, November 30, December 8 (two filings), December 15, and December 23, 2022; and

●	the description of our shares set forth in our registration statement on Form F-1 (File No. 333-251234) filed with the SEC on March 15, 2021 and declared effective on March 31, 2021, and our Form 8-A filed with the SEC on March 30, 2021, including any amendment or report filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, Room 12A06, Block A, Boya International Center, Building 2, No. 1 Courtyard, Lize Zhongyi Road, Chaoyang District, Beijing, China 100102.

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SUMMARY

This summary does not contain all of the information about our company that may be important to you and your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” as well as the risk factors described in the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Our Company

We are a software-as-a-service, or SaaS, provider of innovative AI-powered, or artificial intelligence enabled, customer engagement solutions in China. Leveraging self-developed cloud-native architecture, AI and machine learning capabilities, patented Voice over Internet Protocol, or VoIP, application technologies, no-code development platform, and in-depth industry expertise, we primarily provide holistic software solutions to help our corporate clients proactively deliver and manage end-to-end customer engagement activities at all stages of the sales process including pre-sales and sales activities and post-sales customer support. We also offer AI-powered cloud-based sales force management software including intelligent quality inspection and intelligent training software to help our clients monitor, benchmark and improve the performances of agents. We empower our clients with our business value-driven solutions to increase revenue, reduce cost, and enhance customer service quality and customer satisfaction. We currently specialize in corporate clients in the finance industry and also cover a broad array of other industries, including the education, public services, healthcare and consumer products industries. We believe we are one of the leading and long-standing domestic SaaS providers in serving large enterprises in the finance industry in customer engagement with over 10 years of experience. We offer a comprehensive portfolio of customer engagement SaaS solutions that are highly intelligent, customizable and with proof of stability and security at scale with concurrence of over 10,000 agents. We continue to innovate by developing technologies that enable us to deliver a series of solutions and services which address the evolving and changing needs of our corporate clientele.

On December 2, 2021, we completed a 51% acquisition of Shanghai Qishuo Technology Inc., or Shanghai Qishuo, a PRC limited liability company and a SaaS provider of big data analysis to retail stores aimed at operation improvement, for approximately $1.3 million (RMB 8.6 million). Shanghai Qishuo is a fast-growing provider of consumer product and retail store digitalization solutions. Before the acquisition, its business was mainly focused on shoes and footwear retail stores digital operation transformation. Shanghai Qishuo gained experience in this market through serving leading clothing brands in China. Shanghai Qishuo leveraged its deep understanding of retail clothing and footwear store operations to develop its main product, “Retail Rubik’s Cube”, which empowers clients by digital means to better understand and improve their stores’ performance.

We generate revenues primarily from providing standard and customized cloud-based SaaS, BPO services, software development and other technical services. For the years ended December 31, 2021, 2020, and 2019, total revenues were approximately $9.6 million, $14.5 million, and $18.2 million, respectively. Our gross profit was approximately $2.3 million, $9.8 million, and $10.3 million for the years ended December 31, 2021, 2020, and 2019, respectively. Our net (loss) or income was approximately $(14.2) million, $4.1 million, and $5.1 million for the years ended December 31, 2021, 2020, and 2019, respectively.

Our current emphasis and goals primarily include execution of business strategies, improvement of cost structure, and product and service performance, among others.

We rely on the following self-developed novel technologies to deliver customizable, high-quality, scalable, configurable, secure, and steady customer engagement solutions.

●	Cloud-native architecture. We use a cloud-native architecture as the basic infrastructure for our software, which empowers us with flexible scale-out capabilities and high tolerance of failures and default, and supports ultra-large-scale concurrence capabilities.

●	AI and machine learning capabilities. We incorporate our self-developed natural language processing, or NLP, licensed automatic speech recognition, or ASR, and text to speech, or TTS, to empower our software to have the capability of conducting multiple rounds of free conversations with customers, referring to the context for better understanding, automatically capturing key words, recognizing the intentions of customers and accurately converting voice to text or vice versa.

●	Patented VoIP technologies. Our patented VoIP technologies ensure high-quality telecommunications through intelligent routing, multi-voice coding support, and multi-endpoint access support. The intelligent routing and multi-voice coding support enable us to provide optimal voice transmission quality by monitoring network fluctuation to deploy voice routing notes and adjusting voice coding based on the latest status of network bandwidth.

●	No-code development platform. We developed a no-code development platform that is flexible by design, enabling us to deploy pre-coded microservice modules and packages to quickly respond and adjust to customer requirements, and we can also combine microservice modules into customized end-to-end solutions, and thus, significantly reduce the time required for our software engineers to program customized services and products for our clients. Our software developed through the no-code development platform also supports open application programming interface, or API, and software development kit, or SDK, and therefore allows easy integration with our clients’ call centers, websites and software.

Our customer engagement services are founded on a series of our customer engagement software, and each may be used on an individual and/or integrated basis. The following are the primary types of our fundamental software:

AI Customer Engagement Software

●	Cloud call center – proprietary technologies that ensure scalable, steady, secure, and flexible access to accounts and also support functions which can automatically initiate outbound calls by taking into account available agents, anticipated talk time, and anticipated wait time, and then distribute the answered calls to the agents.

●	Intelligent telemarketing – automatically initiate calls in batch files, which are files often used to help load programs, run multiple processes at a time, and perform common or repetitive tasks, support AI voice Chatbot and collect information from interactions between sales representatives and customers to create labels for each customer and to analyze and predict customer behaviors.

●	Intelligent omni-channel customer service – integrate interactions through telephone calls, videos, emails, social media platforms, websites, and text messages, and provide tickets that can promote business flows across different departments.

●	AI voice Chatbot and AI text Chatbot - multiple rounds of free conversation with customers, referring to the context for better understanding, and recognizing the intentions of customers.

AI Sales Force Management Software

●	Intelligent quality inspection – monitoring and benchmarking performances of sales and customer service representatives, and aiding in the fulfillment of obligations under compliance regulations.

●	Intelligent training – interactive training sessions and tests with computers for sales and customer service representatives

We design our software to be easy to use, customizable and self-operated. We allow our clients to incorporate their business needs and/or approach to customer management in our software by using our self-developed no-code programming technology. Clients may also configure certain parameters and scripts for agents. Our software also allows easy integration with our clients’ call centers, websites and software. Through years of experience serving our clients and analyzing the interactions between our clients and their customers, we have accumulated valuable vertical knowledge and know-how of our clients’ industries. We continually strive to understand the objectives of our clients at different stages of their businesses to further our understanding on their operating industries. We have integrated this knowledge with our technology to develop software that provides a comprehensive customer experience.

We value our proprietary technologies and strong research and development capabilities, which we believe differentiate us from other software companies in the customer engagement industry. As of December 31, 2021, we had an intellectual property portfolio consisting of 19 patents, 52 software copyrights, 1 artwork copyright, 41 registered trademarks and 27 domain names in the PRC and 3 registered trademarks outside of the PRC.

Our research and development department was composed of 131 personnel, including software engineers and internet technology specialists, as of December 31, 2021, which accounted for approximately 33.5% of our total employees. We have invested significantly in research and development and intend to continue to do so. For the years ended December 31, 2021, 2020 and 2019, our research and development expenses amounted to approximately $3.3 million, $1.9 million and $1.5 million, respectively.

In 2021, we had approximately 4,712 average monthly paid user accounts. We have been diversifying and expanding our customer base with our standard cloud-based services which require less customization effort than customized cloud-based services and are capable of scaling quickly. With prevailing standard cloud-based services, we gradually decreased the percentage of revenue generated from China Guangfa Bank in our total revenue from 77.3% for the year ended December 31, 2019 to 34.8% for the year ended December 31, 2020 and 0% for the year ended December 31, 2021. Our ability to maintain close relationships with our clients is essential to the growth and profitability of our business. Through constant technological innovation and accumulated vertical knowledge in our clients’ industries, we continue to build strong relationships with our clients. Once a client utilizes our solutions, we subsequently seek to deepen such relationships through cross-selling and upselling our services and products. We deploy both direct and indirect sales approaches, including outreach by our sales team, organizing and participating in forums and seminars, online advertising, and cooperating with referral and reseller partners. The majority of our sales team is based in four major cities in China: Beijing, Shanghai, Guangzhou, and Guiyang, which cover the most developed and populated cities of China.

We intend to further expand our client base and increase our market share in the finance industry, as well as penetrating other industries with our enhanced sales and marketing efforts. We plan to conduct a better client lifecycle management, expand our sales team, cooperate with referral or reseller partners, continue to organize and participate in forums and seminars, launch online and offline advertising campaigns, and improve our website and social media accounts. We also plan to attract new clients, and retain existing clients, by continuing to innovate our products and services. In addition, we intend to construct the following capabilities in our AI applications: customer engagement hub, one single view of customer, knowledge graphs, and customer journey maps, in order to facilitate proactive customer engagement through consolidation of interactions with customers from various channels, including telephone, email, social media platforms, websites and text messages, among others, along with predictions of customers’ intentions and behaviors.

History and Development of the Company

Our company, Infobird Co., Ltd, or Infobird Cayman, is a holding company incorporated on March 26, 2020 under the laws of the Cayman Islands. We have no substantive operations other than holding all of the outstanding share capital of Infobird International Limited, or Infobird HK, which was established in Hong Kong on April 21, 2020. Infobird HK is also a holding company holding all of the outstanding equity of Infobird Digital Technology (Beijing) Co., Ltd, or Infobird WFOE, which was established on May 20, 2020 under the laws of the PRC.

We, through the variable interest entity, or VIE, Beijing Infobird Software Co., Ltd, or Infobird Beijing, a PRC limited liability company, and through its subsidiaries, principally engage in developing and providing customer engagement cloud-based services. The officers of Infobird Beijing are (i) Yimin Wu, chairman of the board of directors and the chief executive officer of each of Infobird Beijing and Infobird Cayman; (ii) Hsiaochien Tseng, executive vice president of each of Infobird Beijing and Infobird Cayman; and (iii) Chunhsiang Chen, vice president of Infobird Beijing and chief technology officer and vice president of Infobird Cayman. The board of directors of Infobird Beijing consists of three individuals: (i) Yimin Wu; (ii) Bing Weng, a shareholder of Infobird Beijing and the sole director and shareholder of OmniConnect Limited, one of Infobird Cayman’s principal shareholders; and (iii) Dongliang Jiang, one of Infobird Cayman’s directors and the sole director and shareholder of Orbitchannel Limited, one of Infobird Cayman’s principal shareholders.

Infobird Beijing, a PRC limited liability company, was established on October 26, 2001 under the laws of the PRC. On October 17, 2013, Infobird Beijing established a 90.18% owned subsidiary, Guiyang Infobird Cloud Computing Co., Ltd, or Infobird Guiyang, a PRC limited liability company, while Shengmin Wu, the brother of Yimin Wu, owns 0.82% and Lanlan Luo, an unrelated third party, owns 9.00% of the noncontrolling interests in Infobird Guiyang. On June 20, 2012, Infobird Beijing established a 99.95% owned subsidiary, Anhui Xinlijia E-commerce Co., Ltd (formerly known as Anhui Infobird Software Information Technology Co., Ltd, which changed its name to Anhui Xinlijia E-commerce Co., Ltd in January 2022), or Infobird Anhui, a PRC limited liability company, while Ji Meng, a shareholder of Infobird Beijing and a shareholder of one of our principal shareholders, CRExperience Limited, owns 0.05% of the noncontrolling interests in Infobird Anhui. Infobird Guiyang engages in software development and mainly provides business process outsourcing, or BPO, services to customers, and Infobird Anhui engages in software development and mainly provides cloud services and technology solutions to customers.

On May 27, 2020, Infobird Cayman completed a reorganization of entities under common control of its then existing shareholders, who collectively owned all of the equity interests of Infobird Cayman prior to the reorganization. Infobird Cayman and Infobird HK were established as the holding companies of Infobird WFOE. Infobird WFOE is the primary beneficiary for accounting purposes of Infobird Beijing and its subsidiaries. All of these entities are under common control which results in the consolidation of Infobird Beijing and subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value. Infobird WFOE is deemed to have a controlling financial interest and be the primary beneficiary for accounting purposes of Infobird Beijing because it has both of the following characteristics: (1) the power to direct activities at Infobird Beijing that most significantly impact such entity’s economic performance, and (2) the right to receive benefits from Infobird Beijing that could potentially be significant to such entity. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the consolidated financial statements of Infobird Cayman. The sale of Infobird Cayman’s securities in March 2020 was in the same proportion as the ownership of Infobird Beijing prior to the reorganization. To our knowledge, such investors still currently own their same interests in Infobird Beijing.

On December 2, 2021, Infobird Beijing completed a 51% acquisition of Shanghai Qishuo Technology Inc., or Shanghai Qishuo, a PRC limited liability company and a SaaS provider of big data analysis to retail stores aimed at operation improvement, for approximately $1.3 million (RMB 8.6 million). Shanghai Qishuo is a fast-growing provider of consumer product and retail store digitalization solutions.

On September 9, 2022, we effected a 1-for-5 share consolidation, or the share consolidation, of our ordinary shares pursuant to our second amended and restated memorandum and articles of association, which is filed as Exhibit 1.2 to our Annual Report on Form 20-F for the year ended December 31, 2021. We have retroactively restated all share and per share data for all of the periods presented pursuant to ASC 260 to reflect the share consolidation.

Infobird Cayman is a Cayman Islands holding company that does not conduct operations and uses a structure that involves a VIE based in China. Our investors purchase equity interests in Infobird Cayman, the Cayman Islands holding company, not in the Chinese operating companies. The following diagram illustrates the corporate structure of Infobird Cayman, its subsidiaries, and the VIE and its subsidiaries as of the date of this prospectus:

Investors in Infobird Cayman’s ordinary shares are not purchasing equity interest in operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. Infobird Cayman is not a Chinese operating company, but is instead a Cayman Islands holding company. Our operations are conducted in China through our subsidiaries and Infobird Beijing, which is considered a variable interest entity for accounting purposes, and its subsidiaries. The Contractual Arrangements, including powers of attorney, exclusive business cooperation agreement, equity interest pledge agreements, exclusive option agreements and spousal consent letters, have been entered into by and among Infobird WFOE, the VIE and the VIE’s shareholders. As a result of the Contractual Arrangements, we, through Infobird WFOE, have economic rights and exercise control over the VIE and are considered the primary beneficiary of the VIE for accounting purposes, and, accordingly we have consolidated the VIE’s operations and financial results into our consolidated financial statements. For more details of the Contractual Arrangements, see “Prospectus Summary—Contractual Arrangements.”

We face various legal and operational risks associated with being based in or having the majority of our operations in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities, regulatory approvals on offshore offerings, anti-monopoly concerns and regulatory actions, and oversight of data security, which may impact our ability to conduct our business, accept foreign investments, or list on the United States or other foreign exchange. New laws and regulations may be adopted from time to time, which may require us to obtain additional licenses and permits for our operations and services. If we offer new functions and services in the future, we may be required to obtain additional licenses, permits, filings or approvals for such functions or services. These risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. As of the date of this prospectus, and based upon our consultation with Beijing Kingdom Law Firm, our PRC counsel, we are not covered by permissions and approval requirements from any PRC governmental agencies that are required for us to offer securities to foreign investors. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Risk Factors—Risks Related to Doing Business in China.” For a detailed description of risks related to the use of variable interest entity and data security or anti-monopoly concerns, which have or may impact the company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange, please refer to risks disclosed under “Risk Factors—Risks Related to Our Corporate Structure—Our current corporate structure and business operations may be affected by the relatively newly enacted Foreign Investment Law,” “Risk Factors— Risks Related to Our Business and Industry—Failure of beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law” and “Risk Factors—Risks Related to Doing Business in China—Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity.”, as well as “Risk Factors—Risks Related to Doing Business in China— Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.”

As of the date of this prospectus, we, our subsidiaries and the VIE, are not covered by permissions requirements from the Cyberspace Administration of China (the “CAC”) or any other governmental agency that is required to approve the VIE’s operations, as we, our subsidiaries and the VIE (i) are not required to go through cybersecurity review by the CAC, and (ii) have not received or were denied any such requisite permissions or approvals by any PRC authority. However, considering that the interpretation and application of data protection laws are often uncertain, in flux and complicated, and the regulatory framework in China for the protection of information in cyberspace is evolving quickly, we cannot assure you that we would be able to fully comply with them. Any failure to or delay in clearing such review process would subject us to restrictions and penalties imposed by the CAC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our offshore offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our securities.

Cash Transfers Within our Organization

Cash transfers within our organization are effected by means of bank wires. As between Infobird Cayman, our Cayman Islands holding company, and its subsidiaries, including Infobird WFOE, cash is generally transferred by means of capital contributions and/or interest-free intercompany loans. Cash transferred or settled Infobird Cayman and its subsidiaries, on the one hand, and the consolidated VIE, on the other hand, is typically transferred through payments for fees under our Contractual Arrangements, expense reimbursements, or intercompany borrowings between Infobird Cayman or one of its subsidiaries and the consolidated VIE. All such loans are interest-free, unsecured and payable on demand. For more information regarding these contractual arrangements, see “Prospectus Summary—Contractual Arrangements.” As a general matter, Infobird WFOE is entitled to a service fee equal to all of the consolidated net income of the VIE. However, the service fee may be adjusted by Infobird WFOE based on the actual scope of services rendered by Infobird WFOE and the operational needs and expanding demands of the consolidated VIE. The enforceability and treatment of the intercompany agreements within our organization, including the intercompany borrowings and the contractual arrangement with the VIE, have not been tested in court. Likewise, to the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. There are no tax consequences for intercompany borrowings or the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

The proceeds of any transactions within our organization, including with the VIE, are recorded on our books as “Inter-Company due,” and are eliminated in our consolidated financial statements. For more details, please refer to the principles of consolidation set forth in the notes to our Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019 as set forth in Amendment 1 to our Annual Report on Form 20-F filed with the SEC on October 21, 2022. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer.

During the fiscal year ended December 31, 2022:

●	approximately $2,542,000 was contributed by Infobird Cayman to Infobird HK;
●	approximately $3,540,000 was contributed by Inforbird HK to Infobird WFOE;
●	approximately $3,176,549 was transferred Infobird WFOE to the VIE and its subsidiaries as an intercompany loan., and
●	approximately $148,610 was transferred from the VIE and its subsidiaries to Infobird WFOE as an intercompany loan..

During the three years preceding the date of this Prospectus, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to Infobird. During that same period, Infobird has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future. No assets other than cash are transferred within our organization. For more details, please see the section entitled “Cash and Asset Flows Through Our Organization” below.

Our Products and Services

We offer cloud-based standard and customized customer engagement services with various SaaS and BPO services to corporate clients. Our customer engagement services are generally categorized into (i) standard cloud-based services, which are our standard SaaS or assembly of some of our fundamental SaaS to meet our clients’ needs, which generally requires less resources than our customized cloud-based services, and (ii) customized cloud-based services, which involve preliminary research of clients’ businesses and their objective of customer engagement, along with design, modification, and integration of some of our fundamental SaaS in order to fit seamlessly with our clients’ actual business processes in a short period of time and with low cost through our no-code development platform. Customized cloud-based services include customized SaaS, voice/data plan, which includes telecommunication usage such as telephone calls and messaging that our customers can subscribe for, and technical support. Clients that use either standard or customized cloud-based services generally enter into contracts that range between one to three years. Dependent on the contractual arrangements, once a contract has been entered into, the clients are subscribed to our paid user accounts and we will charge them either a one-off subscription fee or we will charge them based on the usage of our services. For the years ended December 31, 2021, 2020 and 2019, standard cloud-based services amounted to approximately $2.0 million, $1.4 million and $2.0 million, representing approximately 20.6%, 9.7% and 11.1% of our total revenues, respectively. For the years ended December 31, 2021, 2020 and 2019, customized cloud-based services amounted to approximately $0, $5.0 million and $12.9 million, representing approximately 0%, 33.8% and 70.5% of our total revenues, respectively.

The cornerstone of our customer engagement cloud-based services is a series of customer engagement SaaS. Our SaaS is accessible from multiple types of devices, including personal computers, tablets and mobile devices. We programmed our SaaS in the languages of Java, C++, PHP, Objective-C and Python and to support and run on Windows, macOS, Linux, Android and iOS operating systems.

We offer the flexibility of three methods of deployment of our SaaS: public cloud, hybrid cloud and private cloud. In a public cloud, we rent and leverage cloud resources from third parties and therefore do not need to supply supporting infrastructure, such as hardware, storage, and servers, and deliver the services over the internet to clients. Clients share the computing resources with others in the public domain, which is the nature of public cloud services. In a private cloud, the infrastructure is physically located at a client’s facility and the services are dedicated solely to such client. A hybrid cloud combines a private cloud with a public cloud. In a hybrid cloud, data and applications can move between private and public clouds for greater flexibility and additional deployment options. Upon clients’ requests, we also provide necessary hardware and middleware, which is software that provides services to software applications beyond those available from the operating system, installation and maintenance services, and uptime monitoring for our clients who choose hybrid and private clouds. We also maintain a technical support team that is responsible for installation and maintenance. We procure or rent all infrastructure equipment from third parties. Our standard cloud-based services are typically deployed on public clouds whereas our customized cloud-based services are typically deployed on hybrid or private clouds.

We have obtained the national compliance operation qualification of internet information service provider and call center service provider from the PRC Ministry of Industry and Information Technology (MIIT) and its provincial level counterparts to conduct call center businesses. We have also obtained the international ISO27001 Certificate of Information Security Management System from China Cybersecurity Review Technology and Certification Center to meet high cybersecurity standards required to conduct customer engagement services in certain industries such as the finance industry.

We have categorized our primary SaaS into two groups: AI customer engagement software and AI sales force management software.

AI Customer Engagement Software

Cloud Call Center

Our cloud call center services are delivered over the internet. Our clients access their accounts and take inbound or outbound calls through applications on mobile devices, tablets, and personal computers. Our cloud call center is our longest standing product and we take pride in the stability and high quality of telephone calls, as well as the add-on services we have provided since its introduction, such as intelligent interactive voice response, batch inbound or outbound calls, and recording. Infobird Beijing began as a cloud-based call center-focused company. We believe our business is differentiated from other cloud call centers as a result of our all-software approach and patented VoIP technologies. We utilize software throughout the process from session initiation, transmission and switching to endpoints, which requires no physical investment on the client’s part and, at the same time, ensures a high tolerance of failures and default and flexible scale-out capabilities, and supports ultra-large-scale concurrence capabilities. By leveraging intelligent routing and multi-voice coding support, our VoIP technologies enable us to provide high voice transmission quality by monitoring network fluctuation to deploy voice routing notes and adjusting voice coding to the latest status of network bandwidth. To better meet user habits, we can also emulate the use of certain telephone service equipment, such as digitized telephone sets and fax machines, with a VoIP network.

We also incorporate the predictive dialing robot, a dialing robot that can help agents automatically dial numbers and transfer connected phone calls to the next available agent, in our cloud call center, which can significantly increase the working efficiency of agents by reducing the time spent on waiting for calls to be answered. It automatically initiates outbound calls by taking into account available agents, anticipated talk time, and anticipated wait time, and then distributes the answered calls to the agents. Our clients often further opt to configure the AI voice Chatbot with the predictive dialing robot in an attempt to increase efficiency and reduce costs.

We have also embedded data analytics in our cloud call center. It can provide insights of performances for our clients by generating charts that display several items of key data such as number of calls, percentage of occupancy of agents, and level of satisfaction of customers.

Intelligent Telemarketing

Our intelligent telemarketing software is a tool for initiating follow-up calls with sales leads. It utilizes our cloud call center and can be packaged with other intelligent application software such as AI voice Chatbot and the predictive dialing robot. Our clients are able to automatically initiate calls in batch files, starting the conversation with AI, and redirect prospective customers to sales representatives. With our intelligent telemarketing software, our clients may reduce marketing costs by increasing the efficiency of sales representatives. Depending on the clients’ needs, we also have the capability to collect information from the interactions between the sales representatives and the customers to create labels for each customer and to analyze and predict customer behaviors.

Intelligent Omni-Channel Customer Service

Our intelligent omni-channel customer service software enables our clients to interact with their customers through common channels that individuals in the China market typically use to communicate, including telephone calls, videos, websites, e-mails, social media platforms, such as WeChat, a popular Chinese multi-purpose messaging, social media and mobile payment application, and Weibo, a popular Chinese microblogging site, and text messages. This software creates a customer database and can label each customer with their properties for screening. It also offers customizable worksheets and ticket management, which can be used to organize customer service issues across different departments within the organization.

Our intelligent omni-channel customer service software typically produces optimal outcomes when it is packaged with our intelligent application software, including AI voice Chatbot, AI text Chatbot, intelligent form filling, and intelligent quality inspection. Intelligent form filling is an important tool used for documenting interactions with customers and for communication between various departments within our corporate clients. We collect information from the interactions and provide data analytics services that automatically generate summaries of indicators of our client’s customer services. The summaries are fundamental for our clients to understand and improve the performance of their customer service representatives.

AI voice Chatbot and AI text Chatbot

We have developed two AI Chatbots that are voice-based and text-based. By leveraging AI technologies such as our self-developed natural language processing, or NLP, licensed automatic speech recognition, or ASR, and text to speech, or TTS, our AI voice and text Chatbots are able to perform various tasks while engaging in different scenarios in customer engagement such as announcing notifications, obtaining confirmations, carrying out limited conversations, asking questions to collect basic information, and providing answers to commonly raised questions. Our AI Chatbots can support the customer services and sales agents to increase the working efficiency as they can carry out pre-programmed, simple and repetitive tasks automatically without human intervention. With designed work flows, our AI Chatbots support human and AI collaborative working scenarios, for example, our AI Chatbots interact or carry out conversations first to collect basic information and then transfer such information to human agents for further services. Both AI voice and text Chatbots can be add-on software to our omni-channel customer service software or other companies’ software, as they are embedded with open API, and they can also be independent software for sale. AI text Chatbot can help answer questions using a text-based approach, and AI voice Chatbot can help answer questions using a voice-based approach.

After years of research and development, our AI Chatbots also encompass advanced functions. For example, they can analyze real-time conversation, understand conversation context and flows and proactively recommend products and services. Our AI voice Chatbot also has the capability to recognize when the customer starts and finishes talking so it will not interrupt the customer. We also implement human voice recording in our AI voice Chatbot, in particular in the finance industry.

AI Sales Force Management Software

Intelligent Quality Inspection

Our intelligent quality inspection software is designed to input AI-driven models which can measure the performances of agents and to support financial institutions to aid in the fulfillment of their obligations under compliance regulations. Our intelligent quality inspection software conducts mass quality inspection of recordings of conversations between agents and customers through AI and then generates results and data analytics in minutes. The speed of inspection is cost sensitive and clients can choose their desired speed. The inspection software examines multiple criteria of a recording including keywords, specific sentence pattern, speech speed, silence, call duration, and interruptions. The criteria are highly customizable and we can combine multiple criteria to customize the intelligent quality inspection software to serve in several scenarios.

We believe that our intelligent quality inspection is highly efficient and thorough compared to traditional manual inspection. Companies that use traditional manual inspection typically hire inspectors to sample the recordings and listen to each recording one by one. The process can be expensive, time-consuming, and prone to error. However, with our intelligent quality inspection software, companies can perform real-time inspections of all recordings. If our intelligent quality inspection software detects a violation of a specified criteria, it will send a notification to the agent with an excerpt of the relevant portion of the recording within minutes. The excerpt is also converted into text, with the violation denoted in red text, so that the agent is able to efficiently read a transcript of the relevant text during the telephone call.

We also offer interactive data analytics with intelligent quality inspection in order to empower our clients to monitor and benchmark the performances of agents. For example, our clients can quantify the performances of agents by scoring recordings, listing the recurring violations, or generating infographics showing violation trends over time.

Intelligent Training

Our intelligent training software is designed for standardized training for sales representatives and customer service representatives. It may reduce costs associated with training new recruits, providing online lectures and virtual tests, and interactive training with virtual customers. It also allows customization in contents, management of training plans, and data analytics of test results.

The signature function of our intelligent training software is the interactive training with virtual customers. By pre-programming training materials in our interactive training section, it can simulate real-life interactions with a potential customer. For instance, the virtual customer would begin by asking interactive questions with the newly recruited agents or existing agents that require further training. After answering the interactive questions, the agents will receive a final score as well as detailed score for every question answered during the training session. They will also be provided with the correct answer for each question they answered incorrectly. This interactive training session can assist the management team in training newly recruited agents on a cost-efficient basis and targeting specific areas that they aim to improve for agents’ performance by providing focused training sessions. It can also provide the agents more training flexibility as it can be accessed on mobile phones and desktops, which can result in skill improvement within a short time frame.

BPO Services

We provide BPO services through utilization of the technologies used in our cloud call center and our experiences in customer engagement. BPO is the contracting of business activities and functions to third-party providers, such as technical support, sales and marketing, customer service and BPO operation management. Our BPO services consist of call center outsourcing operation services. We supply a full set of resources for such services, including the physical space, physical agents, call center equipment, fixed line and internet network, system management, maintenance and other services to meet our clients’ needs. Either way, clients can choose whether to empower such call center with our intelligent application software. We also offer data analytics on qualified indicators of performances of BPO for clients. Revenue from BPO services is generated from assisting customers to operate the call centers services. Customers using these services are not permitted to take possession of our software and physical resources and the contract is for a defined period, where customers pay a monthly service fee. For the years ended December 31, 2021, 2020 and 2019, our BPO service fees amounted to approximately $2.3 million, $1.7 million and $2.0 million, representing approximately 23.5%, 12.0% and 11.0% of our total revenues, respectively.

We have provided BPO services exclusively through Infobird Guiyang, subsidiary of our VIE, since 2015. As of December 31, 2021, we employed 128 agents and outsourced 61 agents in connection with our BPO services, and we have served 15 corporate clients in the finance, consumer products, and information technology services industries that utilized our BPO services.

Sales and Marketing

We deploy both direct and indirect sales approaches to market our services to both existing and potential clients.

We utilize the direct approaches with our sales team and in the fiscal year 2021, we formed a team of 77 sales representatives, which mainly includes regional sales representatives and telemarketing sales representatives. Our regional sales representatives are to target mid-to-large enterprises in four major geographic markets in China: Beijing, Shanghai, Guangzhou, and Guiyang. We have also recruited several experienced sales representatives with rich resources in the strategic industries we target, who we believe can proactively create high-quality new sales leads. In addition, we have established a telemarketing team to target small-to-medium enterprises with our standard cloud-based services. Our sales team is also responsible for the renewal of existing contracts and the promotion of new products to existing clients. Once we have established relationships with clients, we subsequently seek to deepen such relationships through cross-selling and upselling our solutions, so that we become an integral part of our clients’ operations.

We also cooperate with various online advertising networks and have been promoting our services and products on widely used search engines in China primarily to pursue small and mid-sized clients. The search engines will automatically forward the sales leads to our sales team who will respond to the queries. Our sales team will continue to follow up with clients who have expressed interest in our services, identify clients’ needs, and engage our software engineers to develop tailored proposals for our clients.

We also directly engage clients through attending and organizing forums and seminars for senior management personnel in our targeted industries, including the finance industry. During such forums and seminars, we initiate contact with such senior management to understand their specific needs in customer engagement and develop customized solutions. For example, in May 2019, we organized the FINTECH Intelligent Finance Forum of China International Big Data Industry Expo 2019 in Guiyang, sponsored by the Guiyang municipality government, which attracted hundreds of attendees.

We have also adopted indirect approaches to sales and marketing, such as relationships with telecommunications carriers. For example, we have established relationships with certain telecommunications carriers that have immense client bases. Through proactive communication, the carriers facilitate cooperation between us and their customers who have expressed needs in cloud-based customer engagement.

Generally, we focus our sales and marketing efforts on increasing awareness of our company, establishing and promoting our brand, creating sales leads and supporting our community of customers. We also work with multiple online media outlets to publish press releases about our business, including our services and products and industry insights. We intend to continue to invest in sales and marketing by expanding our sales team, managing clients’ lifecycles, cooperating with referral and reseller partners, engaging independent third-party consulting and rating companies, organizing and participating in forums and seminars, launching online and offline advertising campaigns, and improving our website and social media accounts.

Research and Development

We invest significant resources in research and development—not only to support our existing business and enhance our service and product offerings—but also to incubate new technological breakthroughs and business initiatives. As of December 31, 2021, our research and development team consisted of 131 personnel, including software engineers and internet technology specialists, which accounted for approximately 33.5% of our total employees. We have invested significant resources to maintain our technological advantages and intend to continue to extensively invest in our research and development capabilities. For the years ended December 31, 2021, 2020 and 2019, our research and development expenses amounted to approximately $3.3 million, $1.9 million and $1.5 million, respectively.

Our Technologies

Our key technologies include the following:

●	Cloud-native architecture. We believe we are one of the first SaaS companies in the customer engagement industry in China that uses cloud-native architecture throughout the lifecycle of our software. Due to the self-developed cloud-native architecture, our products have flexible scale-out capabilities, high tolerance of failures and default, and support ultra-large-scale concurrence capabilities.

●	AI and machine learning capabilities. Our software is capable of conducting multiple rounds of free conversation with customers, analyzing the context for better understanding, and automatically capturing key words and recognizing the intentions of customers. We use self-developed NLP, licensed ASR and TTS.

●	Patented VoIP technologies. Our patented VoIP technologies feature self-developed intelligent routing, multi-voice coding support and multi-endpoint access support. The intelligent routing and multi-voice coding support enable us to provide the most optimal voice transmission quality by monitoring network fluctuation to deploy voice routing notes and adjusting voice coding based on the latest status of network bandwidth. In addition, our patented VoIP technologies are able to provide multi-endpoint access supports to mobile applications, computer software, website, session initiation protocol, or SIP, soft-phone and hard-phone, and simultaneously, support multi-endpoint software’s SDK and API, making it easily integrated to third-party software.

●	Self-developed cloud-based no-code development platform. Our self-developed cloud-based no-code development platform allows us to quickly develop new SaaS, customize and package our SaaS to meet market demand. Our no-code development platform fundamentally changes how our software engineers develop new products. It is a “middle platform” where our software engineers write codes and algorithms to generate microservice modules, further integrate the modules to generate microservice packages, and store such pre-programmed modules and packages. The microservice module is the smallest unit that a client can use, and the microservice package is the smallest unit that a client can subscribe. All of our modules and packages are configurable, sharable, and scalable. Our software engineers can easily modify the parameters of the pre-programmed microservice modules and packages and use drag-and-drop tools to configure the modules and packages to create new or customized software. Therefore, our no-code development platform has significantly shortened the time required to develop new products compared to the traditional way of going through the complete lifecycle of software development from designing and coding every time. We have built a database of microservice modules and packages that cover the recurring issues throughout the years serving our clients and continuously enhance existing modules and add new modules to respond to newly emerged market opportunities.

Intellectual Property

Our success and future revenue growth depend, in part, on our ability to protect our intellectual property. We rely primarily on patent, copyright, trademark and trade secret laws, as well as confidentiality procedures, to protect our proprietary technologies and processes.

We believe that the core of our business is comprised of our proprietary technologies, including our patented VoIP and other internet technologies and software copyrights. As a result, we strive to maintain a robust intellectual property portfolio. Our success and future revenue growth may depend, in part, on our ability to protect our intellectual property as products and services that are material to our operating results incorporate patented technology.

We have pursued rights in intellectual property since our founding and we focus our intellectual property efforts in China. Our patent strategy is designed to provide a balance between the need for coverage in our strategic market and the need to maintain reasonable costs.

We believe our rights to patents, copyrights, trademarks and other intellectual property rights serve to distinguish and protect our products from infringement and contribute to our competitive advantages. As of December 31, 2021, we had rights to 19 patents, 52 software copyrights, 1 artwork copyright, 41 registered trademarks and 27 domain names in the PRC and 3 registered trademarks outside of the PRC.

We cannot assure you that any patents or copyrights will be issued from any of our pending applications. In addition, any rights granted under any of our existing or future patents, copyrights or trademarks may not provide meaningful protection or any commercial advantage to us. With respect to our other proprietary rights, it may be possible for third parties to copy or otherwise obtain and use proprietary technology without authorization or to develop similar technology independently. We may in the future initiate claims or litigation against third parties to determine the validity and scope of proprietary rights of others. In addition, we may in the future initiate litigation to enforce our intellectual property rights or to protect our trade secrets. Additional information about the risks relating to our intellectual property is provided under “Risk Factors—Risks Related to Intellectual Property.”

Competition

We face significant competition in our evolving market from numerous competitors, particularly cloud-based customer engagement SaaS providers in China. We believe that the SaaS customer engagement industry in China is still at the beginning of the growth phase in the industry lifecycle, where the market is segmented and no large players have yet dominated the market. To differentiate us from other SaaS providers in the industry, we provide more intelligent and customized solutions with an industry focus on finance. We embed our SaaS with AI and machine learning capabilities, and our no-code development platform allows easy customization and significantly decreases our time to market.

Participants in the cloud-based customer engagement service industry include call center providers, software developers focusing on customer engagement, traditional technology companies providing customized development, implementation and support services, and several other categories of competitors. Many of our competitors developed cloud-based software similar to us. We may also face competition from new and emerging companies.

Compared to our company, our current and potential competitors may have:

●	better established credibility and market reputations, and broader service and product offerings;

●	greater financial, technical, marketing and other resources, which may allow them to pursue enhanced design, development, sales, marketing, distribution and support for their services and products; and

●	more extensive customer and partner relationships, which may position them to identify and respond more successfully to market developments and changes in customer demands.

However, we believe we are well positioned to compete in this developing market as a result of our comprehensive service and product portfolio, research and development capabilities, diverse sales and marketing network and experienced management team. We also focus on the customer engagement SaaS in the finance industry where there are high thresholds of existing entry barriers due to strict compliance and security requirements and capabilities to handle large volumes of services with stability.

The principal competitive factors in our market include:

●	intelligent and comprehensive service and product portfolio that meets the demand of both small and medium sized businesses and large enterprises;

●	efficient customization of services and products;

●	in-depth industry expertise, in particular in the finance industry;

●	brand recognition and reputation;

●	efficacy, reliability and ease of use of services and products;

●	ability to build customer loyalty, retain existing customers and attract new customers;

●	strength of sales and marketing efforts; and

●	advancement of innovation and research and development of services and products.

We believe we compete favorably with respect to the factors mentioned above.

Contractual Arrangements

Due to legal restrictions on foreign ownership and investment in, among other areas, the development and operation of information technology in China, including cloud computing and big data analytics, we operate our businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies through the Contractual Arrangements. Neither we nor our subsidiaries own any equity interest in Infobird Beijing. As such, Infobird Beijing is controlled through the Contractual Arrangements in lieu of direct equity ownership by Infobird Cayman or any of its subsidiaries. Such Contractual Arrangements consist of a series of three agreements, along with shareholders’ powers of attorney, or POAs, and spousal consent letters, which were signed on May 27, 2020.

Our affiliation with Infobird Beijing is managed through the Contractual Arrangements, which agreements may not be as effective in providing us with control over Infobird Beijing and its subsidiaries as direct ownership in controlling entities organized in the PRC, which often hold the licenses necessary to conduct business in the PRC. The Contractual Arrangements are not equivalent to equity ownership in the business of the VIE. Neither the investors in Infobird Cayman, the Cayman Islands holding company, nor Infobird Cayman itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Further, the Contractual Arrangements have not been tested in a court of law, including in China courts. The Contractual Arrangements are governed by and would be interpreted in accordance with the laws of the PRC. If Infobird Beijing fails to perform the obligations under the Contractual Arrangements, we may have to rely on legal remedies under the laws of the PRC, including seeking specific performance or injunctive relief and claiming damages. There is a risk that we may be unable to obtain any of these remedies, which could affect our investors and the value of their investment. The legal environment in the PRC is not as developed as in other jurisdictions. As a result, uncertainties in the PRC legal system could limit our ability to enforce the Contractual Arrangements, or could affect the validity of the Contractual Arrangements. Thus, the Contractual Arrangements may be less effective than direct ownership and we may incur substantial costs to enforce the terms of the Contractual Arrangements. See “Risk Factors—Risks Related to Our Corporate Structure—We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership.” In addition, such Contractual Arrangements have not been tested in a court of law, including China courts, and we may face challenges enforcing these Contractual Arrangements due to legal uncertainties and jurisdictional limits, and thus there are uncertainties regarding the status of the rights of the Cayman Islands holding company with respect to the Contractual Arrangements with the VIE and its shareholders. See also “Risk Factors—Risks Related to Our Corporate Structure—We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business.”

The significant terms of the Contractual Arrangements are as follows:

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between Infobird WFOE and Infobird Beijing, Infobird WFOE has the exclusive right to provide Infobird Beijing with technical support services, consulting services and other services, including technical support and training, business management consultation, consultation, collection and research of technology and market information, marketing and promotion services, customer order management and customer services, lease equipment or properties, provide legitimate rights to use software license, provide deployment, maintenances and upgrade of software, design installation, daily management, maintenance and updating network system, hardware and database, and other services requested by Infobird Beijing from time to time to the extent permitted under PRC law. In exchange, Infobird WFOE is entitled to a service fee equal to all of the consolidated net income of the Infobird Beijing. However, the service fee may be adjusted by Infobird WFOE based on the actual scope of services rendered by Infobird WFOE and the operational needs and expanding demands of Infobird Beijing.

The exclusive business cooperation agreement remains in effect unless terminated in accordance with the following provision of the agreement or terminated in writing by Infobird WFOE.

During the term of the exclusive business cooperation agreement, Infobird WFOE and Infobird Beijing shall renew the operation term prior to the expiration thereof so as to enable the exclusive business cooperation agreement to remain effective. The exclusive business cooperation agreement shall be terminated upon the expiration of the operation term of either Infobird WFOE or Infobird Beijing if the application for renewal of the operation term is not approved by relevant government authorities. If an application for renewal of the operation term is not approved, according to the PRC Company Law, the expiration of the operation term may lead to the dissolution and cancellation of such PRC company.

Exclusive Option Agreements

Pursuant to the exclusive option agreements among Infobird WFOE, Infobird Beijing and the shareholders who collectively owned all of Infobird Beijing, such shareholders jointly and severally grant Infobird WFOE an option to purchase their equity interests in Infobird Beijing. The purchase price shall be the lowest price then permitted under applicable PRC laws. Infobird WFOE or its designated person may exercise such option at any time to purchase all or part of the equity interests in Infobird Beijing until it has acquired all equity interests of Infobird Beijing, which is irrevocable during the term of the agreements.

The exclusive option agreements remain in effect until all equity interest held by shareholders in Infobird Beijing has been transferred or assigned to Infobird WFOE and/or any other person designated by the Infobird WFOE in accordance with such agreement.

 Equity Interest Pledge Agreements

Pursuant to the equity interest pledge agreements, among Infobird WFOE, Infobird Beijing, and the shareholders who collectively owned all of Infobird Beijing, such shareholders pledge all of the equity interests in Infobird Beijing to Infobird WFOE as collateral to secure the obligations of Infobird Beijing under the exclusive business cooperation agreement and exclusive option agreements. These shareholders are prohibited from transferring the pledged equity interests without the prior consent of Infobird WFOE unless transferring the equity interests to Infobird WFOE or its designated person in accordance to the exclusive option agreements.

The equity interest pledge agreements shall come into force the date on which the pledged interests are recorded, which is within three (3) days after signing of the agreements on May 27, 2020, under Infobird Beijing’s register of shareholders and are registered with the competent Administration for Market Regulation of Infobird Beijing until all of the obligations to Infobird WFOE have been fulfilled completely by Infobird Beijing. Nineteen shareholders of Infobird Beijing have registered the pledges of equity interest with the competent Administration for Market Regulation in accordance with the Civil Code of the PRC and we intend to register the pledge of equity interest of one shareholder with the competent Administration for Market Regulation once practicable.

Shareholders’ POAs

Pursuant to the shareholders’ POAs, the shareholders of Infobird Beijing give Infobird WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Infobird Beijing and to exercise all of their rights as shareholders of Infobird Beijing, including the (i) right to attend shareholders meeting; (ii) to exercise voting rights and all of the other rights including but not limited to the sale or transfer or pledge or disposition of the shares held in part or in whole; and (iii) designate and appoint on behalf of the shareholder the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Infobird Beijing, and to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the exclusive option agreements and the equity interest pledge agreements. The shareholders’ POAs shall remain in effect while the shareholders of Infobird Beijing hold the equity interests in Infobird Beijing.

Spousal Consent Letters

Pursuant to the spousal consent letters, the spouses of the shareholders of Infobird Beijing commit that they have no right to make any assertions in connection with the equity interests of Infobird Beijing, which are held by the shareholders. In the event that the spouses obtain any equity interests of Infobird Beijing, which are held by the shareholders, for any reasons, the spouses of the shareholders shall be bound by the exclusive option agreement, the equity interest pledge agreement, the shareholder POA and the exclusive business cooperation agreement and comply with the obligations thereunder as a shareholder of Infobird Beijing. The letters are irrevocable and shall not be withdrawn without the consent of Infobird WFOE.

Based on the foregoing Contractual Arrangements, which grant Infobird WFOE effective control of Infobird Beijing and subsidiaries and enable Infobird WFOE to receive all of their expected residual returns, we account for Infobird Beijing as a VIE. Accordingly, we consolidate the accounts of Infobird Beijing and subsidiaries for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the SEC, and Accounting Standards Codification, or ASC, 810-10, Consolidation.

Infobird WFOE, the VIE and its consolidated subsidiaries, or investors transfer funds through our organization under the applicable PRC laws and regulations. To the extent our cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIE by the PRC government to transfer cash. As of the date of this prospectus, none of Infobird Cayman, its subsidiaries, the VIE or its subsidiaries has written cash management policies or procedures in place that dictate how funds are transferred. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations.

We, Infobird Cayman, are a Cayman Islands holding company, and we may rely principally on dividends and other distributions on equity paid by our subsidiaries for cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. As we conduct our operations in China primarily through our subsidiaries, the VIE and its subsidiaries, our ability to pay dividends to the shareholders and to service any debt we may incur may depend upon dividends paid by our subsidiaries and license and service fees paid by the VIE. Current PRC regulations permit Infobird WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. In addition, our subsidiaries, the VIE and its subsidiaries in China are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. For more details, see “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

Cash transfers within our organization are effected by means of bank wires. As between Infobird Cayman, our Cayman Islands holding company, and its subsidiaries, including Infobird WFOE, cash is generally transferred by means of capital contributions and/or interest-free intercompany loans. Cash transferred or settled Infobird Cayman and its subsidiaries, on the one hand, and the consolidated VIE, on the other hand, is typically transferred through payments for fees under our Contractual Arrangements, expense reimbursements, or intercompany borrowings between Infobird Cayman or one of its subsidiaries and the consolidated VIE. All such loans are interest-free, unsecured and payable on demand. For more information regarding these contractual arrangements, see “Prospectus Summary—Contractual Arrangements.” As a general matter, Infobird WFOE is entitled to a service fee equal to all of the consolidated net income of the VIE. However, the service fee may be adjusted by Infobird WFOE based on the actual scope of services rendered by Infobird WFOE and the operational needs and expanding demands of the consolidated VIE. The enforceability and treatment of the intercompany agreements within our organization, including the intercompany borrowings and the contractual arrangement with the VIE, have not been tested in court. Likewise, to the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. There are no tax consequences for intercompany borrowings or the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

The proceeds of any transactions within our organization, including with the VIE, are recorded on our books as “Inter-Company due,” and are eliminated in our consolidated financial statements. For more details, please refer to the principles of consolidation set forth in the notes to our Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019 as set forth in Amendment 1 to our Annual Report on Form 20-F filed with the SEC on October 21, 2022. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer.

During the fiscal year ended December 31, 2022:

●	approximately $2,542,000 was contributed by Infobird Cayman to Infobird HK;
●	approximately $3,540,000 was contributed by Inforbird HK to Infobird WFOE;
●	approximately $3,176,549 was transferred Infobird WFOE to the VIE and its subsidiaries as an intercompany loan., and
●	approximately $148,610 was transferred from the VIE and its subsidiaries to Infobird WFOE as an intercompany loan..

During the three years preceding the date of this Prospectus, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to Infobird. During that same period, Infobird has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future. No assets other than cash are transferred within our organization. For more details, please see the section entitled “Cash and Asset Flows Through Our Organization” below.

Regulations

Regulations on Value-added Telecommunications Services

The Telecommunications Regulations of the PRC, or the Telecom Regulations, implemented on September 25, 2000 and amended on July 29, 2014 and February 6, 2016, are the primary PRC law governing telecommunications services and set out the general framework for the provision of both “basic telecommunication services” and “value-added telecommunication services” by domestic PRC companies. “Value-added telecommunication services” is defined as telecommunications and information services provided through public networks, and, according to the Telecom Regulations, operators of value-added telecommunications services shall obtain operating licenses prior to commencing operations from the MIIT, or its provincial level counterparts. Enterprises operating telecommunication business in absence of operating license shall be ordered by the MIIT, or its provincial level counterparts, to rectify the violations, the illegal income shall be confiscated, and a penalty between three times and five times of the illegal income shall be imposed. If there is no illegal income or the illegal income is lower than RMB 50,000 (approximately $7,100), a penalty between RMB 100,000 (approximately $14,200) and RMB 1,000,000 (approximately $142,000) shall be imposed. In a serious case, the business shall be suspended.

The Catalogue of Telecommunications Business, or the Catalogue, which was issued as an attachment to the Telecom Regulations and recently revised and promulgated on June 6, 2019, further identifies information services and online data processing and transaction processing services as value-added telecommunications services. Pursuant to the Catalogue, the call center business refers to the provision of business consultation, information consultation and data query services to users, with the entrustment of enterprises or institutions, based on the call center system and database technology connected to public communication network or the internet and the information database established by information collection, processing and storage. We engage in business activities that are value-added telecommunications services as defined and described by the Telecom Regulations and the Catalogue.

On March 5, 2009, the MIIT issued the Measures on the Administration of Telecommunications Business Operating Permits, or the Telecom License Measures, which initially became effective on April 10, 2009 and was amended on July 3, 2017, effective on September 1, 2017, to supplement the Telecom Regulations. The Telecom License Measures provide that there are two types of telecommunications operating licenses, or the VAT Licenses for operators in China, one for basic telecommunications services and one for value-added telecommunications services. A distinction is also made to licenses for value-added telecommunications services as to whether a license is granted for “intra-provincial” or “trans-regional” (inter-provincial) activities. An appendix to each license granted will detail the permitted activities of the enterprise to which it was granted. An approved telecommunications services operator must conduct its business (whether basic or value-added) in accordance with the specifications recorded in its VAT License.

On January 8, 2021, the CAC promulgated the Internet Information Services Measures (Revised Draft for Comments), which sets forth detailed rules on the internet information service activities. As of the date of this prospectus, the draft has not been formally adopted.

Regulations on Foreign Direct Investment in Value-Added Telecommunications Companies

Foreign direct investment in telecommunications companies in China is governed by the Provisions on the Administration of Foreign-Invested Telecommunications Enterprises, or the FITE Regulations, which were issued by the State Council on December 11, 2001, became effective on January 1, 2002 and recently amended on March 29, 2022 and took effect on May 1, 2022, and the Catalog of Industries for Encouraging Foreign Investment (2020 Version), or the Encouragement Catalogue, which were promulgated by the NDRC and the MOFCOM on December 27, 2020 and became effective on January 27, 2021, and the Special Management Measures (Negative List) for the Access of Foreign Investment (2021 Version), or the Negative List, which were issued by NDRC, and the MOFCOM, on December 27, 2021. Under the aforesaid regulations, foreign invested telecommunications enterprises in the PRC, or FITEs, are generally required to be established as Sino-foreign equity joint ventures with limited exceptions. In general, the foreign party to a FITE engaging in value-added telecommunications services may hold up to 50% of the equity of the FITE with limited exceptions, of which the geographical area it may conduct telecommunications services is provided by the MIIT in accordance with relevant provisions as mentioned above.

On June 30, 2016, the MIIT issued an Announcement of the Ministry of Industry and Information Technology on Issues concerning the Provision of Telecommunication Services in Mainland China by Service Providers from Hong Kong and Macau, or the MIIT Announcement, which provides that investors from Hong Kong and Macau may hold no more than 50% of the equity in FITEs engaging in certain specified categories of value-added telecommunications services.

On July 13, 2006, the MIIT issued the Notice of the Ministry of Information Industry on Intensifying the Administration of Foreign Investment in Value-added Telecommunications Services, or the MIIT Notice, which reiterates certain provisions of the FITE Regulations. In addition to the provisions stated in FITE Regulations, the MIIT Notice further provide that a domestic company that holds a value-added telecommunications license, is prohibited from leasing, transferring or selling the value-added telecommunications license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors to conduct value-added telecommunications businesses illegally in China. The MIIT Notice also requires each value-added telecommunications license holder to have appropriate facilities for its approved business operations and to maintain such facilities in the regions covered by its license, and specifically, with regard to the domain names and trademarks, the MIIT Notice required that trademarks and domain names that are used in the provision of Internet content services must be owned by the VAT License holder or its shareholders.

Regulations on Internet Information Services

The Administrative Measures on Internet Information Services, or the Internet Information Measures, which was issued by the State Council on September 25, 2000 and amended on January 8, 2011, set out guidelines on the provision of internet information services. Pursuant to the Internet Information Measures, “internet information services” are defined as services that provide information to online users through the internet. The Internet Information Measures classifies internet information services into commercial internet information services and non-commercial Internet information services. The commercial internet information services refer to services that provide information or services to internet users with charge. The Internet Information Measures requires commercial internet information services operators to obtain a value-added telecommunications business operating license, or the ICP License, from the relevant government authorities before engaging in any commercial internet information services operations in China.

In addition, internet information service providers are required to monitor their websites to ensure that they do not contain content prohibited by laws or regulations. Internet information service providers are prohibited from producing, copying, publishing or distributing information that is humiliating or defamatory to others or that infringes the legal rights of others. The PRC government may require corrective actions to address non-compliance by ICP License holders or revoke their ICP License for serious violations. Furthermore, the MIIT Circular on Regulating the Use of Domain Names in Internet Information Services, issued on November 27, 2017 and that took effect on January 1, 2018, requires internet information service providers to register and own the domain names they use in providing internet information services.

Regulations on Mobile Internet Application Information Services

The Cyberspace Administration of China, or CAC, issued the Administrative Provisions on Mobile Internet Application Information Services on June 28, 2016, which took effect on August 1, 2016, requiring internet information service providers, or ICPs, who provide information services through mobile internet applications, or APPs, i.e. mobile application providers, to authenticate the identity of the registered users, establish procedures for protection of user information, establish procedures for information content censorship and management, ensure that users are given adequate information concerning an APP and are able to choose whether an APP is installed and whether or not to use an installed APP and its functions, protect intellectual property rights concerned and keep records of users’ logs for sixty (60) days. Mobile application providers and application store service providers are prohibited from engaging in any activity that may endanger national security, disturb the social order, or infringe the legal rights of third parties, and may not produce, copy, issue or disseminate through mobile applications any content prohibited by laws and regulations. If an ICP violates these regulations, mobile app stores through which the ICP distributes its APPs may issue warnings, suspend the release of its APPs, or terminate the sale of its APPs, and/or report the violations to governmental authorities.

ICPs are also required under the Interim Measures on the Administration of Pre-Installation and Distribution of Applications for Mobile Smart Terminals, which was issued on December 16, 2016 and took effect on July 1, 2017, to ensure that APPs, as well as its ancillary resource files, configuration files and user data, can be conveniently uninstalled by a user, unless it is a basic function software (i.e., software that supports the normal functioning of hardware and operating system of a mobile smart device).

Regulations Relating to Information Security and Privacy Protection

Regulations on Information Security

In recent years, PRC government authorities have enacted laws and regulations with respect to internet information security and protection of personal information from abusing or unauthorized disclosure. Pursuant to the Decision on the Maintenance of Internet Security issued by the NPC Standing Committee on December 28, 2000, which was amended on August 27, 2009, persons may be subject to criminal liabilities in China for any attempt to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; (v) infringe upon intellectual property rights or damage business credit or reputation of others; (vi) intentionally make, spread computer viruses and other destructive programs, attack computer systems and communication networks which lead to damages to such systems and networks; (vii) carry out theft, fraud, racketeering through internet; and (viii) other activities prohibited by relevant laws and regulations.

The Administration Measures on the Security Protection of Computer Information Network with International Connections, issued by the Ministry of Public Security of the PRC, or MPS, on December 16, 1997 and amended by the State Council on January 8, 2011, prohibits using the internet in ways that result in a leak of state secrets or a spread of socially destabilizing content. The MPS has supervision and inspection powers and relevant local security bureaus may also have jurisdiction. If a value-added-telecommunications service license holder violates these measures, the government of the PRC may revoke its value-added-telecommunications service license and shut down its websites.

The Administrative Provisions on Mobile Internet Application Information Services, issued by the CAC on June 28, 2016, which took effect on August 1, 2016, providing that mobile Internet application providers are prohibited from engaging in any activity that may endanger national security, disturb social order or infringe the legal rights of third parties, and may not produce, copy, release or disseminate through mobile Internet applications any content prohibited by laws and regulations.

On November 7, 2016, the NPC Standing Committee promulgated the Cyber Security Law of the PRC, or the PRC Cyber Security Law, which took effect on June 1, 2017, pursuant to which, network operators must comply with laws and regulations and fulfil their obligations to safeguard security of the network when conducting business and providing services. Those who provide services through networks must take technical measures and other necessary measures pursuant to laws, regulations and compulsory national requirements to safeguard the safe and stable operation of the networks, respond to network security incidents effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality and usability of network data. It also states that network operator may not collect personal information that is irrelevant to the services it provides or collect or use the personal information in violation of the provisions of laws or agreements between both parties. Under the Cyber Security Law, network operators are subject to various security protection-related obligations, including:

●	complying with security protection obligations in accordance with tiered requirements with respect to maintenance of the security of Internet systems, which include formulating internal security management rules and developing manuals, appointing personnel who will be responsible for internet security, adopting technical measures to prevent computer viruses and activities that threaten Internet security, adopting technical measures to monitor and record status of network operations, holding Internet security training events, retaining user logs for at least six (6) months, and adopting measures such as data classification, key data backup, and encryption for the purpose of securing networks from interference, vandalism, or unauthorized visits, and preventing network data from leakage, theft, or tampering;

●	verifying users’ identities before signing agreements or providing services such as network access, domain name registration, landline telephone or mobile phone access, information publishing, or real-time communication services;

●	clearly indicating the purposes, methods and scope of the information collection, the use of information collection, and obtain the consent of those from whom the information is collected when collecting or using personal information;

●	strictly preserving the privacy of user information they collect, and establish and maintain systems to protect user privacy; and

●	strengthening management of information published by users. When the network operators discover information prohibited by laws and regulations from publication or dissemination, they shall immediately stop dissemination of that information, including taking measures such as deleting the information, preventing the information from spreading, saving relevant records, and reporting to the relevant governmental agencies.

On November 15, 2018, the CAC issued the Provisions on Security Assessment of the Internet Information Services with Public Opinion Attributes or Social Mobilization Capacity, which came into effect on November 30, 2018. The provisions require Internet information providers to conduct security assessments on their Internet information services if their services include forums, blogs, microblogs, chat rooms, communication groups, public accounts, short-form videos, online live-streaming, information sharing, mini programs or other functions that provide channels for the public to express opinions or have the capability of mobilizing the public to engage in specific activities. Internet information providers must conduct self-assessment on, among other things, the legality of new technology involved in the services and the effectiveness of security risk prevention measures, and file the assessment report with the local competent cyberspace administration authority and public security authority.

The Regulations on Cyber Security Supervision and Inspection of Public Security Organs, which was issued by the MPS on September 15, 2018 and came into effect on November 1, 2018, is an important basis for the Public Security Bureau to strengthen the enforcement of the Cyber Security Law.

Internet security in China is also regulated and restricted from a national security standpoint. On July 1, 2015, the SCNPC promulgated the new National Security Law, which took effect on the same date and replaced the former National Security Law promulgated in 1993. According to the new National Security Law, the state shall ensure that the information system and data in important areas are secure and controllable. In addition, according to the new National Security Law, the state shall establish national security review and supervision institutions and mechanisms, and conduct national security reviews of key technologies and IT products and services that affect or may affect national security. There are uncertainties on how the new National Security Law will be implemented in practice.

Pursuant to the Ninth Amendment to the Criminal Law issued by the NPC Standing Committee on August 29, 2015, which took effect on November 1, 2015, any Internet service provider that fails to fulfil the obligations related to internet information security administration as required by applicable laws and refuses rectification orders is subject to criminal liability for (i) any dissemination of illegal information in large scale, (ii) any severe effect due to leakage of the client’s information, (iii) any serious loss of criminal evidence, or (iv) other severe situation. These amendments also state that any individual or entity that (i) sells or provides personal information to others that violates applicable law, or (ii) steals or illegally obtains any personal information, is subject to criminal penalty for severe violations.

On October 21, 2019, the Supreme People’s Court and the Supreme People’s Procuratorate jointly issued the Interpretations on Certain Issues Regarding the Applicable of Law in the Handling of Criminal Case Involving Illegal Use of Information Networks and Assisting Committing Internet Crimes, which came into effect on November 1, 2019, and further clarifies the meaning of Internet service provider and the severe situations of the relevant crimes.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, which emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-based overseas listed companies.

On June 10, 2021, for purpose of further regulating data processing activities, safeguarding data security, promoting data development and utilization, protecting the lawful rights and interests of individuals and organizations, and maintaining national sovereignty, security, and development interests, the SCNPC published the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law requires data processing, which includes the collection, storage, use, processing, transmission, provision and publication of data, to be conducted in a legitimate and proper manner. The Data Security Law provides for data security and privacy obligations on entities and individuals carrying out data processing activities. The Data Security Law also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it may cause to national security, public interests, or legitimate rights and interests of individuals or organizations if such data are tampered with, destroyed, leaked, illegally acquired or illegally used. The appropriate level of protection measures is required to be taken for each respective category of data. For example, a processor of important data is required to designate the personnel and the management body responsible for data security, carry out risk assessments of its data processing activities and file the risk assessment reports with the competent authorities. State core data, i.e., data having a bearing on national security, the lifelines of national economy, people’s key livelihood and major public interests, shall be subject to stricter management system. Moreover, the Data Security Law provides a national security review procedure for those data processing activities which affect or may affect national security and imposes export restrictions on certain data and information. In addition, the Data Security Law also provides that any organization or individual within the territory of the PRC shall not provide any foreign judicial body and law enforcement body with any data stored within the territory of the PRC without the approval of the competent PRC governmental authorities.

On August 17, 2021, the State Council promulgated the Regulations on Security Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to the Regulations on Protection of Critical Information Infrastructure, critical information infrastructure refers to any important network facilities and information systems of an important industry and field such as public communication and information service, energy, transport, water conservation, finance, public services, e-government affairs and national defense related science and technology industry, and other industries and fields that may seriously endanger national security, people’s livelihood and public interest in case of damage, function loss or data leakage. In addition, relevant administration departments of each important industry and field are responsible for formulating eligibility criteria and determining the critical information infrastructure in the respective industry or field. The operators will be informed about the final determination as to whether they are categorized as critical information infrastructure operators.

On December 31, 2021, the CAC, together with the MIIT, the MPS and the SAMR, jointly issued the Administrative Provisions on Algorithm Recommendation of Internet Information Services, with effect from March 1, 2022, which provides that algorithm recommendation service providers are not allowed to use algorithms to register false user accounts, block information, give excessive recommendations, and that users should be given the option to easily turn off algorithm recommendation services.

On October 29, 2021, the CAC published the Measures for the Security Assessment of Outbound Data (Draft for Comments), which intends to regulate the outbound transfer of (including cross-border assess to) important data and/or personal information collected or generated in domestic operations within the People’s Republic of China. The security assessment requirement was initially introduced in the PRC Cybersecurity Law against the critical information infrastructure operators only, but the Measures for the Security Assessment of Outbound Data (Draft for Comments) has extended the security assessment obligation to all data processors, and provides two types of security assessment to be undertaken before providing data from China to overseas, namely risk self-assessment and security assessment by CAC. The Measures for the Security Assessment of Outbound Data (Draft for Comments) were formally adopted on September1, 2022.

On November 14, 2021, the CAC published the Regulations of Internet Data Security Management (Draft for Comments), which further regulate the internet data processing activities and emphasize the supervision and management of network data security, and further stipulate the obligations of internet platform operators, such as to establish a system for disclosure of platform rules, privacy policies and algorithmic strategies related to data, and timely disclosure of formulation procedures and adjudication procedures and more. Specifically, the draft regulations require data processors to, among others, (i) adopt immediate remediation measures when finding that network products and services they use or provide have security defects and vulnerabilities, or threaten national security or endanger public interest, and (ii) follow a series of detailed requirements with respect to processing of personal information, management of important data and proposed overseas transfer of data. In addition, such draft regulations require data processors handling important data or the data processors listed overseas to complete an annual data security assessment and file a data security assessment report to applicable regulators. Such annual assessment, as required by the draft regulations, would encompass areas including but not limited to the status of important data processing, data security risks identified and the measures adopted, the effectiveness of data protection measures, the implementation of national data security laws and regulations, data security incidents that occurred and their handling, and a security assessment with respect to sharing and provision of important data overseas. As of the date of this Prospectus, the Regulations of Internet Data Security Management (Draft for Comments) has not been formally adopted.

On January 4, 2022, the CAC and other twelve PRC regulatory authorities jointly revised and promulgated the Measures for Cybersecurity Review, or the Cybersecurity Review Measures, which came into effect on February 15, 2022 and the Measures for Cybersecurity Review which took effect on June 1, 2020 was abolished at the same time. The Cybersecurity Review Measures requires that critical information infrastructure operators that purchase network products and services shall anticipate the potential national security risk of products and services after they enter operation. If they affect or may affect national security, a cybersecurity review shall be reported to the Cybersecurity Review Office.

Regulations on Privacy Protection

On December 13, 2005, the MPS issued the Regulations on Technological Measures for Internet Security Protection, or the Internet Protection Measures, which took effect on March 1, 2006, requiring internet service providers to utilize standard technical measures for internet security protection. and to keep records of certain information about their users (including user registration information, log-in and log-out time, IP address, content and time of posts by users) for at least sixty (60) days and submit the above information as required by laws and regulations.

Under the Several Provisions on Regulating the Market Order of Internet Information Services issued by the MIIT on December 29, 2011 and that took effect on March 15, 2012, ICPs are also prohibited from collecting any personal user information or providing any information to third parties without the consent of the user. The Cyber Security Law provides an exception to the consent requirement where the information is anonymous, not personally identifiable and unrecoverable. ICPs must expressly inform the users of the method, content and purpose of the collection and processing of user personal information and may only collect information necessary for its services. ICPs are also required to properly maintain user personal information, and in case of any leak or likely leak of user personal information, ICPs must take remedial measures immediately and report any material leak to the telecommunications regulatory authority.

In addition, the Decision on Strengthening Network Information Protection issued by the NPC Standing Committee on December 28, 2012 emphasizes the need to protect electronic information that contains individual identification information and other private data. The decision requires ICPs to expressly inform their users of the internet service providers’ collection and use of user personal information, establish and publish policies regarding the purpose, manner and scope of Internet service providers’ collection and use of personal electronic information standards, collect and use user personal information only with the consent of the users and only within the scope of such consent and to take necessary measures to ensure the security of the information and to prevent leakage, damage or loss. The decision also mandates that Internet services providers and their employees must keep strictly confidential user personal information that they collect.

Furthermore, MIIT’s Order on Protection of Personal Information of Telecommunications and Internet Users, or the Order, which was issued on July 16, 2013 and took effect on September 1, 2013, contains detailed requirements on the use and collection of personal information as well as the security measures to be taken by ICPs. Most of the requirements under the Order that are relevant to Internet services providers are consistent with the requirements already established under the MIIT provisions discussed above, except that under the Order the requirements are more strict and have a wider scope. If an Internet services provider wishes to collect or use personal information, it may do so only if such collection is necessary for the services it provides. Further, it must disclose to its users the purpose, method and scope of any such collection or use, and must obtain consent from the users whose information is being collected or used. Internet services providers are also required to establish and publish their protocols relating to personal information collection or use, keep any collected information strictly confidential, and take technological and other measures to maintain the security of such information. Internet services providers are also required to cease any collection or use of the user personal information, and de-register the relevant user account, when a given user stops using the relevant Internet service. Internet services providers are further prohibited from divulging, distorting or destroying any such personal information, or selling or providing such information unlawfully to other parties. The Order states, in broad terms, that violators may face warnings, fines, and disclosure to the public and, in the most severe cases, criminal liability.

On January 5, 2015, the SAIC promulgated the Measures on Punishment for Infringement of Consumer Rights, which was revised on October 23, 2020, pursuant to which business operators collecting and using personal information of consumers must comply with the principles of legitimacy, propriety and necessity, specify the purpose, method and scope of collection and use of the information, and obtain the consent of the consumers whose personal information is to be collected. Business operators may not (i) collect or use personal information of consumers without their consent, (ii) unlawfully divulge, sell or provide personal information of consumers to others or (iii) send commercial information to consumers without their consent or request, or when a consumer has explicitly declined to receive such information.

On May 8, 2017, the Supreme People’s Court and the Supreme People’s Procuratorate released the Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in the Handling of Criminal Cases Involving Infringement of Citizens’ Personal Information, which took effect on June 1, 2017. It clarifies several concepts regarding the crime of “infringement of citizens’ personal information,” including “citizen’s personal information,” “provision,” and “unlawful acquisition.”

Pursuant to the Announcement of Conducting Special Supervision against the Illegal Collection and Use of Personal Information by APP, which was issued on January 23, 2019, APP operators should collect and use personal information in compliance with the Cyber Security Law and should be responsible for the security of personal information obtained from users and take effective measures to strengthen the personal information protection. Furthermore, APP operators should not force their users to make authorization by means of bundling, suspending installation or in other default forms and should not collect personal information in violation of laws, regulations or breach of user agreements. Such regulatory requirements were emphasized by the Notice on the Special Rectification of APPs Infringing upon User’s Personal Rights and Interests, which was issued by MIIT on October 31, 2019. On November 28, 2019, the CAC, MIIT, the MPS and SAMR jointly issued the Measures to Identify Illegal Collection and Usage of Personal Information by Apps, which lists six types of illegal collection and usage of personal information, including “failure to publish rules on the collection and usage of personal information,” “failure to expressly state the purpose, manner and scope of the collection and usage of personal information,” “collecting and using personal information without obtaining consents from users,” “collecting personal information irrelevant to the services provided,” “providing personal information to other parties without obtaining consent” and “failure to provide the function of deleting or correcting personal information as required by law or failure to publish the methods for complaints and reports or other information.”

In addition, the Civil Code of the PRC, which was issued by the NPC on May 28, 2020 and took effect on January 1, 2021, requires personal information of individuals to be protected. Any organization or individual requiring personal information of others shall obtain such information legally and ensure the security of such information, and shall not illegally collect, use, process, or transmit such personal information, or illegally buy, sell, provide, or publish such personal information.

On August 22, 2019, the Cyberspace Administration of China promulgated the Provisions on the Cyber Protection of Children’s Personal Information, which took effect on October 1, 2019, requiring that before collecting, using, transferring or disclosing the personal information of a child, any Internet service operator should inform that child’s guardians in a noticeable and clear manner and obtain their consents. Meanwhile, Internet service operators should take measures like encryption when storing children’s personal information.

 According to the Law of the PRC on the Protection of Minors (2020 Revision), which took effect on June 1, 2021, information processors must follow the principles of legality, legitimacy and necessity when processing personal information of minors via internet, and must obtain consent from minors’ parents or other guardians when processing personal information of minors under age of 14. In addition, internet service providers must promptly alert upon the discovery of publishing private information by minors via the internet and take necessary protective measures.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. The Personal Information Protection Law raises the protection requirements for processing personal information, and specifies the rules for processing sensitive personal information, which refers to personal information that, once leaked or illegally used, may easily cause harm to the dignity of natural persons or cause harm to the safety of people or property, including information on biometric characteristics, financial accounts, individual location tracking and others, as well as personal information of minors under the age of 14. Personal information processors shall bear responsibility for their personal information processing activities, and adopt necessary measures to safeguard the security of the personal information they process. Otherwise, the personal information processors will be subject to correction of its operations, suspension or termination of the provision of services, confiscation of illegal income, fines or other penalties.

On March 12, 2021, the CAC and other governmental authorities promulgated Necessary Personal Information Range Provisions of Common Types of Apps, effective on May 1, 2021, which specify the scope of necessary personal information for common types of mobile apps. On April 26, 2021, the MIIT promulgated Interim Provisions on the Administration of Personal Information Protection for Apps (Draft for Comments), which further stipulate the protection and management of the personal information on mobile apps. As of the date of this Prospectus, the Interim Provisions on the Administration of Personal Information Protection for Apps (Draft for Comments) have not been formally adopted.

On January 5, 2022, the CAC issued a revised version of the Administrative Provisions on Mobile Internet Applications Information Services (Draft for Comments), which emphasises that mobile internet app providers shall comply with relevant provisions on the scope of necessary personal information when engaging in personal information processing activities. Furthermore, mobile internet app providers shall not compel users to agree to non-essential personal information collection out of any reason, and are prohibited from banning users from their basic functional services due to the users’ refusal of providing non-essential personal information

Regulations Relating to Product Liability

Manufacturers and vendors of defective products in the PRC may incur liability for losses and injuries caused by such products. Under the Civil Code of the PRC, which was promulgated on May 28, 2020 and became effective on January 1, 2021, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability.

The Product Quality Law of the PRC (as amended in 2000, 2009 and 2018) and the Law of the PRC on the Protection of the Rights and Interests of Consumers (as amended in 2009 and 2013), which were enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products. If our products are defective and cause any personal injuries or damage to assets, our customers have the right to claim compensation from us.

 Regulations on Intellectual Property in the PRC

Copyright

Pursuant to the Copyright Law of the PRC, which was first promulgated by the Standing Committee of the National People’s Congress on September 7, 1990 and became effective from June 1, 1991, and was last amended on November 11, 2020 and became effective as of June 1, 2021, copyrights include personal rights such as the right of publication and that of attribution as well as property rights such as the right of production and that of distribution. Reproducing, distributing, performing, projecting, broadcasting or compiling a work or communicating the same to the public via an information network without permission from the owner of the copyright therein, unless otherwise provided in the Copyright Law of the PRC, constitute infringements of copyrights. The amended Copyright Law extends copyright protection to Internet activities, products disseminated over the internet and software products. In addition, there is a voluntary registration system administered by the China Copyright Protection Center.

In order to further implement the Computer Software Protection Regulations, promulgated by the State Council on June 4, 1991 and amended on January 30, 2013, the National Copyright Administration, or the NCA, issued the Computer Software Copyright Registration Procedures on April 6, 1992 and amended on February 20, 2002, which specify detailed procedures and requirements with respect to the registration of software copyrights. The China Copyright Protection Center shall grant registration certificates to the computer software copyrights applicants which meet the requirements of both the software copyright registration procedures and the computer software protection regulations.

Trademark

Pursuant to the Trademark Law of the PRC, or the Trademark Law, which was first promulgated by the Standing Committee of the National People’s Congress on August 23, 1982 and became effective from March 1, 1983, and was most recently amended on April 23, 2019 and became effective on November 1, 2019, the right to exclusive use of a registered trademark shall be limited to trademarks which have been approved for registration and to goods and/or services for which the use of such trademark has been approved. The period of validity of a registered trademark shall be ten years, counted from the day the registration is approved, and may be renewed for another ten years provided relevant application procedures have been completed within twelve (12) months before the end of the validity period. According to this law, using a trademark that is identical to or similar to a registered trademark in connection with the same or similar goods and/or services without the authorization of the owner of the registered trademark constitutes an infringement of the exclusive right to use a registered trademark.

The Implementation Regulation for the Trademark Law promulgated by the State Council came into effect on September 15, 2002 and was further amended on April 29, 2014. Under the Trademark Law and the implementing regulation, the Trademark Office of the State Administration for Market Regulation, or the Trademark Office, is responsible for the registration and administration of trademarks. The Trademark Office handles trademark registrations. As with patents, China has adopted a “first-to-file” principle for trademark registration. If two or more applicants apply for registration of identical or similar trademarks for the same or similar commodities, the application that was filed first will receive preliminary approval and will be publicly announced. A registrant may apply to renew a registration within twelve (12) months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six (6) additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years.

In addition to the above, a Trademark Review and Adjudication Board was established for resolving trademark disputes. According to the Trademark Law, within three (3) months since the date of the announcement of a preliminarily validated trademark, if a titleholder is of the view that such trademark in application is identical or similar to its registered trademark for the same type of commodities or similar commodities which violates relevant provisions of the Trademark Law, such titleholder may raise an objection to the Trademark Office within the aforesaid period. In such event, the Trademark Office shall consider the facts and grounds submitted by both the dissenting party and the party being challenged and shall decide on whether the registration is allowed within twelve (12) months upon the expiration of the announcement after investigation and verification, and notify the dissenting party and the person challenged in writing.

Patent

Pursuant to the Patent Law of the PRC, which was promulgated by the Standing Committee of the National People’s Congress on March 12, 1984 and became effective from April 1, 1985, and was most recently amended on October 17, 2020 and became effective on June 1, 2021, patents in China are classified into three categories, namely, inventions, utility models and designs. The protection period of a patent right is 10 years for utility models, 15 years for designs, and 20 years for inventions from the date of application. A patentable invention, utility model or design must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining and approving patent applications. A patent is valid for a twenty-year term for an invention, a ten-year term for a utility model and a fifteen-year term for a design, starting from the application date. After the grant of the patent right for an invention or utility model, except where otherwise provided for in the Patent Law, no entity or individual may, without the authorization of the patent owner, exploit the patent, that is, make, use, offer to sell, sell or import the patented product, or use the patented process, or use, offer to sell, sell or import any product which is a direct result of the use of the patented process, for production or business purposes. And after a patent right is granted for a design, no entity or individual shall, without the permission of the patent owner, exploit the patent, that is, for production or business purposes, manufacture, offer to sell, sell, or import any product containing the patented design.

Domain Name

Pursuant to the Administrative Measures on Internet Domain Names of China, which was recently amended by the MIIT on August 24, 2017 and became effective on November 1, 2017, “domain name” shall refer to the character mark of hierarchical structure, which identifies and locates a computer on the internet and corresponds to the internet protocol (IP) address of that computer. The principle of “first come, first serve” is followed for the domain name registration service. Applicants for registration of domain names shall provide the true, accurate and complete information of their identifications to domain name registration service institutions. After completing the domain name registration, the applicant becomes the holder of the domain name registered by him/it. Furthermore, the holder shall pay operation fees for registered domain names on schedule. If the domain name holder fails to pay the corresponding fees as required, the original domain name registrar shall write it off and notify the holder of the domain name in written form.

Laws and Regulations on Labor Protection in the PRC

According to the Labor Law of the PRC, or the Labor Law, which was promulgated by the Standing Committee of the NPC on July 5, 1994, came into effect on January 1, 1995, and was most recently amended on December 29, 2018, an employer shall develop and improve its rules and regulations to safeguard the rights of its workers. An employer shall develop and improve its labor safety and health system, stringently implement national protocols and standards on labor safety and health, conduct labor safety and health education for workers, guard against labor accidents and reduce occupational hazards. Labor safety and health facilities must comply with relevant national standards. An employer must provide workers with the necessary labor protection gear that complies with labor safety and health conditions stipulated under national regulations, as well as provide regular health checks for workers that are engaged in operations with occupational hazards. Laborers engaged in special operations shall have received specialized training and have obtained the pertinent qualifications. An employer shall develop a vocational training system. Vocational training funds shall be set aside and used in accordance with national regulations and vocational training for workers shall be carried out systematically based on the actual conditions of the company.

The Labor Contract Law of the PRC, which was promulgated by the SCNPC on June 29, 2007, came into effect on January 1, 2008, and was amended on December 28, 2012 and became effective as of July 1, 2013, and the Implementation Regulations on Labor Contract Law, which was promulgated on September 18, 2008, and became effective since the same day, regulate both parties through a labor contract, namely the employer and the employee, and contain specific provisions involving the terms of the labor contract. It is stipulated under the Labor Contract Law and the Implementation Regulations on Labor Contract Law that a labor contract must be made in writing. if labor relationships are to be or have been established between employers and the employees An employer and an employee may enter into a fixed-term labor contract, an un-fixed term labor contract, or a labor contract that concludes upon the completion of certain work assignments, after reaching agreement upon due negotiations. An employer may legally terminate a labor contract and dismiss its employees after reaching agreement upon due negotiations with the employee or by fulfilling the statutory conditions. Labor contracts concluded prior to the enactment of the Labor Law and subsisting within the validity period thereof shall continue to be honored. With respect to a circumstance where a labor relationship has already been established but no formal written contract has been made, a written labor contract shall be entered into within one (1) month from the commencement date of the employment. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance to national regulations. In addition, employee wages shall be no lower than local standards on minimum wages and shall be paid to employees timely.

According to the Interim Regulations on the Collection and Payment of Social Insurance Premiums, the Regulations on Work Injury Insurance, the Regulations on Unemployment Insurance and the Trial Measures on Employee Maternity Insurance of Enterprises, enterprises in the PRC shall provide benefit plans for their employees, which include basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance. An enterprise must provide social insurance by processing social insurance registration with local social insurance agencies, and shall pay or withhold relevant social insurance premiums for or on behalf of employees. The Law on Social Insurance of the PRC, which was promulgated by the Standing Committee of the National People’s Congress on October 28, 2010, and became effective on July 1, 2011, and was most recently updated on December 29, 2018, has consolidated pertinent provisions for basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance, and has elaborated in detail the legal obligations and liabilities of employers who do not comply with relevant laws and regulations on social insurance. Where an employer fails to fully pay social insurance premiums, relevant social insurance collection agency shall order it to make up for any shortfall within a prescribed time limit, and may impose a late payment fee at the rate of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

According to the Interim Measures for Participation in the Social Insurance System by Foreigners Working within the Territory of China, which was promulgated by the Ministry of Human Resources and Social Security of the PRC on September 6, 2011, and became effective on October 15, 2011, or the Interim Measures for Foreigners, employers who employ foreigners shall participate in the basic pension insurance, unemployment insurance, basic medical insurance, occupational injury insurance, and maternity insurance in accordance with the relevant law, with the social insurance premiums to be contributed respectively by the employers and foreigner employees as required. In accordance with Interim Measures for Foreigners, the social insurance administrative agencies shall exercise their right to supervise and examine the legal compliance of foreign employees and employers and the employers who do not pay social insurance premiums in conformity with the laws shall be subject to the administrative provisions provided in the Social Insurance Law and the relevant regulations and rules mentioned above.

According to the Regulations on the Administration of Housing Provident Fund, which was promulgated by the State Counsel and became effective on April 3, 1999, and was amended on March 24, 2002 and was partially revised on March 24, 2019 by Decision of the State Council on Revising Some Administrative Regulations (Decree No. 710 of the State Council), housing provident fund contributions by an individual employee and housing provident fund contributions by his or her employer shall belong to the individual employee. Registration by PRC companies at the applicable housing provident fund management center is compulsory and a special housing provident fund account for each of the employees shall be opened at an entrusted bank.

The employer shall timely pay up and deposit housing provident fund contributions in full amount and late or insufficient payments shall be prohibited. Under the circumstances where financial difficulties do exist due to which an employer is unable to pay or pay up house provident funds, permission of labor union of the employer and approval of the local house provident funds commission must first be obtained before the employer can suspend or reduce their payment of house provident funds. The employer shall process housing provident fund payment and deposit registrations with the housing provident fund administration center. The minimum standard for housing provident funds is 5% of employees’ average monthly salary of the preceding year, and such percentage rate may be uplifted by the local housing provident funds management commissions if examined by the people’s government of same level and approved by people’s government of provincial, or autonomous region or municipality level. With respect to companies who violate the above regulations and fail to process housing provident fund payment and deposit registrations or open housing provident fund accounts for their employees, such companies shall be ordered by the housing provident fund administration center to complete such procedures within a designated period. Those who fail to process their registrations within the designated period shall be subject to a fine ranging from RMB 10,000 (approximately $1,400) to RMB 50,000 (approximately $7,100). When companies breach these regulations and fail to pay up housing provident fund contributions in full amount as due, the housing provident fund administration center shall order such companies to pay up within a designated period, and may further apply to the People’s Court for mandatory enforcement against those who still fail to comply after the expiry of such period.

Regulations on Tax in the PRC

Income Tax

In January 2008, the PRC Enterprise Income Tax Law took effect, which was last amended by the Standing Committee of the National People’s Congress on December 29, 2018. On December 6, 2007, the State Council enacted the Regulations for the Implementation of the Law on Enterprise Income Tax, which was recently amended on April 23, 2019, together with the PRC Enterprise Income Tax Law, the EIT Law. Under the EIT Law, both resident enterprises and non-resident enterprises are subject to tax in the PRC. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled within the PRC. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose “de facto management body” is conducted outside the PRC, but have established institutions or premises in the PRC, or have no such established institutions or premises but have income generated from inside the PRC. The EIT Law applies a uniform 25% enterprise income tax rate to both resident enterprises and non-resident enterprises, except where tax incentives are granted to special industries and projects. However, if non-resident enterprises have not formed permanent establishments or premises in the PRC, or if they have formed permanent establishment or premises in the PRC but there is no actual relationship between the relevant income derived in the PRC and the established institutions or premises set up by them, enterprise income tax is set at the rate of 20% with respect to their income sourced from inside the PRC. According to the EIT Law and the Announcement on Issues concerning the Implementation of the Preferential Income Tax Policies regarding High-Tech Enterprises promulgated by the SAT on June 19, 2017, enterprises qualified as “high-tech enterprises” are entitled to a 15% enterprise income tax rate rather than the 25% uniform statutory tax rate. The preferential tax treatment continues as long as an enterprise can retain its “high-tech enterprise” status.

The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts, and properties of an enterprise. Under the EIT Law, dividends generated from the business of a PRC subsidiary after January 1, 2008, and payable to its foreign investor may be subject to a withholding tax rate of 10 percent if the PRC tax authorities determine that the foreign investor is a non-resident enterprise which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008, are exempt from PRC withholding tax.

In January 2009, the SAT promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises, or the Non-resident Enterprises Measures, which was repealed by Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises in December 2017. According to the new announcement, which was amended on June 15, 2018, it shall apply to handling of matters relating to withholding at source of income tax of non-resident enterprises pursuant to the provisions of Article 37, Article 39 and Article 40 of the Enterprise Income Tax Law. According to Article 37, Article 39 of the Enterprise Income Tax Law, income tax over non-resident enterprise income pursuant to the provisions of the third paragraph of Article 3 shall be subject to withholding at the source, where the payer shall act as the withholding agent. The tax amount for each payment made or due shall be withheld by the withholding agent from the amount paid or payable. Where a withholding agent fails to withhold tax or perform tax withholding obligations pursuant to the provisions of Article 37, the taxpayer shall pay tax at the place where the income is derived. Where the taxpayer fails to pay tax pursuant to law, the tax authorities may demand payment of the tax amount payable, from a payer of the taxpayer with payable tax amounts from other taxable income items in China.

On April 30, 2009, the Ministry of Finance of the PRC, or the MOF, and the SAT jointly issued the Circular on Issues Concerning Treatment of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59, which became effective retroactively as of January 1, 2008 and was partially revised on January 1, 2014. By promulgating and implementing this circular, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident Enterprise.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Relating to Enterprise Income Tax on Indirect Transfers of Assets by Non-resident Enterprises, or SAT Bulletin 7, which was partially abolished on December 1, 2017 and December 29, 2017. SAT Bulletin 7 extends its tax jurisdiction to transactions involving transfer of immovable property in China and assets held under the establishment, and placement in China, of a foreign company through the offshore transfer of a foreign intermediate holding company. SAT Bulletin 7 also addresses transfer of the equity interest in a foreign intermediate holding company broadly. In addition, SAT Bulletin 7 introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the indirect transfer as they have to assess whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017 and was revised on June 15, 2018. The SAT Bulletin 37 further clarifies the practice and procedure of withholding of non-resident enterprise income tax and provides that:

●	for the income from equity investment assets, the competent tax authority for the income tax of the invested enterprise shall be the competent tax authority, while for the income from the dividends, extra dividends and other equity investment, the competent tax authority for the income tax of the enterprise distributing the income shall be the competent tax authority;

●	the withholding obligator shall declare and pay the withheld tax to the competent tax authority in the place where such withholding obligator is located within seven (7) days from the date of occurrence of the withholding obligation;

●	where the income obtained by the withholding obligator and required to be withheld at source is in the form of dividends, extra dividends or any other equity investment gains, the date of occurrence of the obligation for withholding relevant payable tax is the date of actual payment of the dividends, extra dividends or other equity investment gains;

●	for the income tax required to be withheld under Article 37 of the Enterprise Income Tax Law, if the withholding obligator fails to withhold in accordance with the law or is unable to perform withholding obligation, the non-resident enterprise obtaining the income shall declare and pay the tax not withheld to the competent tax authority of the place of the occurrence of the income in accordance with Article 39 of the Enterprise Income Tax Law and complete the Form of Report on Withholding of Enterprise Income Tax of the People’s Republic of China; where the non-resident enterprise fails to declare and pay tax in accordance with Article 39 of the Enterprise Income Tax Law, the tax authority may order it to pay the tax within a specified time limit and the non-resident enterprise shall declare and pay the tax within the time limit determined by the tax authority; the non-resident enterprise that declares and pays the tax voluntarily before the tax authority orders it to pay tax within a specified time limit shall be deemed as having paid tax as scheduled;

●	the competent tax authority may require the taxpayer, withholding obligator and relevant parties with knowledge of relevant information to provide the contracts and other relevant materials relating to the withholding of tax;

where the withholding obligator fails to withhold the tax required to be withheld under Article 37 of the Enterprise Income Tax Law, the competent tax authority of the place where the withholding agent is located shall order the withholding obligator to make up for the withholding of tax in accordance with Article 23 of the Administrative Punishment Law of the People’s Republic of China and hold the withholding agent liable in accordance with the law; if recovery of tax payment from the taxpayer is necessary, the competent tax authority of the place where the income occurs shall implement the recovery in accordance with the law. If the place where the withholding obligator is located is different from the place where the income occurs, the competent tax authority of the place of occurrence of the income that is responsible for recovering the tax payment shall give notice to the competent tax authority of the place where the withholding obligator is located for verifying relevant information. The competent tax authority of the place where the withholding agent is located shall, within five (5) working days from the date.

If non-resident investors were involved in our private equity financing, if such transactions were determined by the tax authorities to lack reasonable commercial purpose, we and our non-resident investors may be at risk of being required to file a return and be taxed under SAT Bulletin 7 and we may be required to expend valuable resources to comply with SAT Bulletin 7 or to establish that we should not be held liable for any obligations under SAT Bulletin 7.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or the Double Tax Avoidance Arrangement promulgated by the State Administration of Taxation on August 21, 2006, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment.

Value-Added Tax

According to the Temporary Regulations on Value-added Tax, which was promulgated by the State Council on December 13, 1993 and was most recently amended on November 19, 2017, and the Detailed Implementing Rules of the Temporary Regulations on Value-added Tax, which was promulgated by the MOF on December 25, 1993 and was amended on October 28, 2011, and became effective on November 1, 2011, all taxpayers selling goods, providing processing, repair or replacement services or importing goods within the PRC shall pay Value-Added Tax. The tax rate of 17% shall be levied on general taxpayers selling or importing various goods and providing processing, repairing or replacement service; the applicable rate for the export of goods and cross-border sale of services and intangible assets by domestic organizations and individuals within the scope stipulated by the State Council shall be nil, unless otherwise stipulated. On April 4, 2018, the MOF and the SAT jointly issued the Notice of Adjustment of Value-added Tax Rates which declared that the VAT tax rate in regard to the sale of goods, provision of processing, repairs and replacement services and importation of goods into China shall be reduced from the previous 17% to 16% from May 1, 2018. According to the PRC VAT Regulations, the VAT rate for sale of services and sale of intangible properties is 6% unless otherwise specified.

Furthermore, according to the Trial Scheme for the Conversion of Business Tax to Value-added Tax, which was promulgated by the MOF and the SAT on November 16, 2011, the PRC began to launch taxation reforms in a gradual manner from January 1, 2014, whereby the collection of value-added tax in lieu of business tax items was implemented on a trial basis in regions showing significant radiating effects in economic development and providing outstanding reform examples, beginning with production service industries such as transportation and certain modern service industries.

In accordance with the Circular on Notice of Comprehensive Promotion of Conversion of Business Tax to Value-added Tax promulgated by the SAT and the MOF which took effect on May 1, 2016, upon approval of the State Council, the pilot program of the collection of value-added tax in lieu of business tax shall be promoted nationwide in a comprehensive manner starting May 1, 2016, and all taxpayers of business tax engaged in the building industry, the real estate industry, the financial industry and the life service industry shall be included in the scope of the pilot program with regard to payment of value-added tax instead of business tax. Our main business is included in the scope of the pilot program with regard to payment of value-added tax instead of business tax.

On November 19, 2017, the State Council promulgated the Decision of State Council on Abolition of the Provisional Regulations of the PRC on Business Tax and Revision of the Provisional Regulations of the PRC on Value-added Tax, which took effective on the same date, to formally abolish the Provisional Regulations of the People’s Republic of China on Business Tax and amend the Temporary Regulations on Value-added Tax accordingly.

Regulations on Foreign Exchange

Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules, as amended, and various regulations issued by SAFE and other relevant PRC government authorities, Renminbi is freely convertible to the extent of current account items, such as trade related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, unless expressly exempted by laws and regulations, still require prior approval from SAFE or its provincial branch for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside of the PRC. Payments for transactions that take place within the PRC must be made in Renminbi. Foreign currency revenues received by PRC companies may be repatriated into China or retained outside of China in accordance with requirements and terms specified by SAFE. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from the SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

Pursuant to the Circular of the SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, or the SAFE Circular 59 promulgated by SAFE on November 19, 2012, which became effective on December 17, 2012 and was further amended on May 4, 2015 and October 10, 2018 and was partially abolished on December 30, 2019, approval is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to the direct investments. SAFE Circular 59 also simplified foreign exchange-related registration required for the foreign investors to acquire the equity interests of PRC companies and further improve the administration on foreign exchange settlement for FIEs.

On February 13, 2015, the SAFE promulgated the Circular on Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, or the SAFE Circular 13, effective from June 1, 2015, which cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment. In addition, SAFE Circular 13 simplifies the procedure of foreign exchange-related registration, under which investors shall register with banks for direct domestic investment and direct overseas investment.

On April 10, 2020 the SAFE issued the Notice of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business, or the SAFE Circular 8. The SAFE Circular 8 provides that under the condition that the use of the funds is genuine and compliant with current administrative provisions on use of income relating to capital account, enterprises are allowed to use income under capital account such as capital funds, foreign debts and overseas listings for domestic payment, without submission to the bank prior to each transaction of materials evidencing the veracity of such payment. The bank in charge shall conduct post spot checking in accordance with the relevant requirements.

Dividend Distribution

The principal laws and regulations regulating the dividend distribution of dividends by FIEs in the PRC include the Company Law of the PRC, as recently amended in 2018 and Foreign Investment Law promulgated by SCNPC on March 15, 2019 and recently came into effect on January 1, 2020.

 Wholly foreign-owned enterprises and Sino-foreign equity joint ventures in the PRC may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, these FIEs may not pay dividends unless they set aside at least 10% of their respective accumulated profits after tax each year, if any, to fund certain reserve funds, until such time as the accumulative amount of such fund reaches 50% of the enterprise’s registered capital. These reserves are not distributable as cash dividends. A PRC company shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, these companies also may allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion.

Regulations Related to Mergers and Acquisitions and Overseas Listings

On August 8, 2006, six PRC governmental and regulatory agencies, including MOFCOM and the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006 and was revised on June 22, 2009. The M&A Rules, among other things, requires that offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On April 2, 2022, the CSRC promulgated Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Issuance and Listing by Domestic Enterprises (Draft for Comments), according to which, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. A domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will jeopardize national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations. Archives, including working papers, that have been produced in the Chinese mainland by securities companies and securities service providers for overseas securities offering and listing by domestic companies shall be retained in the Chinese mainland, and, without prior approval by competent authorities, must not be brought, mailed or otherwise transferred to outside the Chinese mainland, or transmitted to any institutions or individuals outside the Chinese mainland through any methods including via the use of information technologies. Overseas securities regulators and competent overseas authorities may request to investigate, including to collect evidence for investigation purpose, or inspect a domestic company that has been listed or offered securities in an overseas market or securities companies and securities service providers that undertake securities business for such domestic companies. Such investigation and inspection shall be conducted under a cross-border regulatory cooperation mechanism, and the CSRC and competent authorities of the Chinese government will provide necessary assistance pursuant to bilateral and multilateral cooperation mechanisms. Before cooperating with the investigation and inspection by, or providing documents and materials to overseas securities regulators or other competent overseas authorities, such domestic companies, securities companies and securities service providers shall report to the CSRC or other competent authorities. As of the date of this document, this draft has not been formally adopted and the final version and effective date of such measures are subject to change with substantial uncertainty.

Regulations Relating to Foreign Exchange Registration of Overseas Investment by PRC Residents

The Circular of the State Administration of Foreign Exchange on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or the SAFE Circular 37, issued by SAFE and effective on July 4, 2014, regulates foreign exchange matters in relation to the use of special purpose vehicles, or SPVs by PRC residents or entities to seek offshore investment and financing and conduct round trip investment in China. Under Circular 37, a SPV refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate domestic or offshore assets or interests, while “round trip investment” refers to the direct investment in China by PRC residents or entities through SPVs, namely, establishing foreign invested enterprises to obtain the ownership, control rights and management rights. SAFE Circular 37 requires that, before establishing, controlling and making contribution into a SPV, PRC residents or entities are required to complete foreign exchange registration with the SAFE or its local branch.

PRC residents or entities who have contributed legitimate domestic or offshore interests or assets to SPVs but have yet to obtain SAFE registration before the implementation of SAFE Circular 37 shall register their ownership interests or control in such SPVs with SAFE or its local branch. An amendment to the registration is required if there is a material change in the registered SPV, such as any change of basic information (including change of such PRC “resident’s name” and operation term), increases or decreases in investment amounts, transfers or exchanges of shares, or mergers or divisions. Failure to comply with the registration procedures set forth in SAFE Circular 37, or making misrepresentation on or failure to disclose controllers of a FIE that is established through round-trip investment, may result in restrictions on the foreign exchange activities of the relevant FIEs, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

As of the date of this Prospectus, to our knowledge, all of our shareholders had registered according to SAFE Circular 37.

On March 30, 2015, the SAFE promulgated Circular 19, which came into effect on June 1, 2015 and was partially repealed on December 30, 2019. According to Circular 19, the foreign exchange capital of FIEs shall be subject to the Discretional Foreign Exchange Settlement. The Discretional Foreign Exchange Settlement refers to the foreign exchange capital in the capital account of a FIE for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operational needs of the FIE. The proportion of Discretional Foreign Exchange Settlement of the foreign exchange capital of a FIE is temporarily determined to be 100%. The Renminbi converted from the foreign exchange capital will be kept in a designated account and if a FIE needs to make further payment from such account, it still needs to provide supporting documents and go through the review process with the banks. Circular 19 allows all foreign-invested enterprises established in China to use their foreign exchange capitals to make equity investment and prohibits foreign-invested enterprises from, among other things, using Renminbi fund converted from its foreign exchange capitals for expenditure beyond its business scope and providing entrusted loans or repaying loans between non-financial enterprises.

SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or Circular 16, on June 9, 2016, which became effective simultaneously. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on a discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including foreign currency capital and foreign debts) on a discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As SAFE has not provided detailed guidelines with respect to its interpretation or implementations, it is uncertain how these rules will be interpreted and implemented. Circular 19, Circular 16 and other related regulations may delay or limit us from using the proceeds of offshore offerings to make additional capital contributions or loans to our PRC subsidiaries and any violations of these circulars could result in severe monetary or other penalties.

Regulations on loans to and direct investment in the PRC entities by offshore holding companies

According to the Implementation Regulations on Statistics and Supervision of Foreign Debt promulgated by SAFE on September 24, 1997 and the Interim Measures on the Management of Foreign Debts promulgated by SAFE, the NDRC and the MOF and effective from March 1, 2003, loans by foreign companies to their subsidiaries in China, which accordingly are FIEs, are considered foreign debt, and such loans must be registered with the local branches of the SAFE. Under the provisions, the total amount of accumulated medium-term and long-term foreign debt and the balance of short-term debt borrowed by a FIE is limited to the difference between the total investment and the registered capital of the foreign invested enterprise.

On January 12, 2017, the People’s Bank of China promulgated the Circular of the People’s Bank of China on Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9, which took effect on the same date. The PBOC Circular 9 established a capital or net assets-based constraint mechanism for cross-border financing. Under such mechanism, a company may carry out cross-border financing in Renminbi or foreign currencies at their own discretion. The total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit is calculated as capital or assets multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter.

In addition, according to PBOC Circular 9, as of the date of the promulgation of PBOC Circular 9, a transition period of one year is set for foreign-invested enterprises and during such transition period, FIEs may apply either the current cross-border financing management mode, namely the mode provided by Implementation Rules for the Provisional Regulations on Statistics and Supervision of Foreign Debt and the Interim Provisions on the Management of Foreign Debts, or the mode in this PBOC Circular 9 at its sole discretion. After the end of the transition period, the cross-border financing management mode for FIEs will be determined by the People’s Bank of China and SAFE after assessment based on the overall implementation of this PBOC Circular 9. On October 25, 2022, the PBOC and SAFE raised the cross-border macro prudential adjustment ratio for corporate and financial institutions from 1 to 1.25, making it easier for domestic firms to raise funds from overseas markets. Domestic-invested enterprises, have only been subject to the Net Assets Limit in calculating the maximum amount of foreign debt they may hold from the date of promulgation of PBOC Circular 9.

Regulations Relating to Foreign Investment

The Guidance Catalogue of Industries for Foreign Investment

Investment activities in the PRC by foreign investors are governed by the Catalogue for the Encouragement of Foreign Investment Industries (2020 Edition), or the Encouragement Catalogue and the Negative List, which were both promulgated by the MOFCOM and the NDRC and each became effective on January 27, 2021 and January 1, 2022. The Negative List stipulates the encouraged, prohibited and restricted industries for foreign investment. The Encouragement Catalogue stipulates the encouraged industries for foreign investment. If the investment falls within the “encouraged” category, foreign investment can be conducted through the establishment of a wholly foreign-owned enterprise. If the investment falls within the “restricted” category, foreign investment may be conducted through the establishment of a wholly foreign-owned enterprise if certain requirements are met or in some cases must be conducted through the establishment of a joint venture enterprise, with varying minimum shareholdings for the Chinese party, depending on the particular industry. If the investment falls within the “prohibited” category, foreign investment of any kind is not allowed. Any investment that occurs within an industry not falling into any of these categories is classified as a permitted industry for foreign investment unless otherwise specifically restricted by other PRC rules and regulations. According to the Negative List, other than E-commerce, domestic multiparty communication, store and forward, and call center services, the permitted foreign investment in value-added telecommunications service providers may not be more than 50%.

The Foreign Investment Law

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Sino-foreign Equity Joint Ventures Law, the PRC Sino-foreign Cooperative Enterprises Law and the PRC Wholly Foreign-owned Enterprises Law. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The Foreign Investment Law grants national treatment to FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list”. The Foreign Investment Law provides that FIEs operating in foreign restricted industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list”, such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list”, the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

On December 26, 2019, the State Council issued Implementation Regulations for the Foreign Investment Law of the PRC, or the Implementation Rules, which came into effect on January 1, 2020, and replaced the Implementing Rules of the Sino-foreign Equity Joint Ventures Enterprises Law of the PRC, the Implementing Rules of the Sino-foreign Co-operative Enterprises Law of the PRC and the Implementing Rules of the Wholly Foreign-invested Enterprise Law of the PRC. According to the Implementation Rules, in the event of any discrepancy between the Foreign Investment Law, the Implementation Rules and the relevant provisions on foreign investment promulgated prior to January 1, 2020, the Foreign Investment Law and the Implementation Rules shall prevail. The Implementation Rules also set forth that foreign investors that invest in sectors on the Negative List in which foreign investment is restricted shall comply with special management measures with respect to, among others, shareholding and senior management personnel qualification in the Negative List. Pursuant to the Foreign Investment Law and the Implementation Rules, the existing foreign-invested enterprises established prior to the effective date of the Foreign Investment Law are allowed to keep their corporate organization forms for five years from the effectiveness of the Foreign Investment Law before such existing foreign-invested enterprises change their organization forms and organization structures in accordance with the PRC Company Law, the Partnership Enterprise Law of the PRC and other applicable laws.

On December 27, 2020, the NDRC and the MOFCOM promulgated the Catalog of Industries for Encouraging Foreign Investment (2020 Version), or the Encouragement Catalogue, which became effective on January 27, 2021, replacing the previous encouragement catalogue. On December 27, 2021, the NDRC and the MOFCOM promulgated the Special Management Measures (Negative List) for the Access of Foreign Investment (2021 Version), or the Negative List, which became effective on January 1, 2022, replacing previous negative list. According to the Negative List and the Encouragement Catalogue, the value-added telecommunications business that we are operating, other than call center business, falls into the restricted category.

On December 30, 2019, the MOFCOM and the State Administration for Market Regulation (formerly known as the State Administration for Industry and Commerce) jointly promulgated the Measures for Reporting of Foreign Investment Information, or the Foreign Investment Reporting Measures, which came into effect on January 1, 2020 and replaced the Interim Administrative Measures for the Record-filing of the Establishment and Modification of Foreign-invested Enterprises. The Foreign Investment Reporting Measures establish an online reporting system for foreign investment instead of the previous requirement of the Ministry of Commerce of the PRC filing and/or approval procedures. Pursuant to the Foreign Investment Reporting Measures, for foreign investment carried out directly or indirectly within the mainland China, foreign investors or foreign-invested enterprises shall submit investment information for establishments, modifications and dissolution and annual reports of the foreign-invested enterprises on the online. Meanwhile, the PRC establishes foreign investment security review system under which the security review shall be conducted on foreign investments affecting or likely to affect the state security, a decision legally made on security review will be considered as final. Furthermore, the Foreign Investment Law provides that FIEs established according to the previous PRC Sino-foreign Equity Joint Ventures Law, the PRC Sino-foreign Cooperative Enterprises Law and the PRC Wholly Foreign-owned Enterprises Law before the Foreign Investment Law took effect may maintain their structure and corporate governance within five years after the implementing of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

On December 19, 2020, the NDRC and the MOFCOM promulgated Measures for Security Review of Foreign Investment, with an effective date of January 18, 2021. The Foreign Investment Security Review Mechanism (the “Security Review Mechanism”) in charge of organization, coordination and guidance of foreign investment security review is thereunder established. A working mechanism office shall be established under the NDRC and led by the NDRC and the Ministry of Commerce to undertake routine work on the security review of foreign investment. According to the Security Review Mechanism, foreign investment activities falling in the scope such as important cultural products and services, important information technologies and Internet products and services, important financial services, key technologies and other important fields that concern state security while obtaining the actual control over the enterprises invested in, a foreign investor or a party concerned in the PRC shall take the initiative to make a declaration to the working mechanism office prior to making the investment.

Company Law

Pursuant to the PRC Company Law, promulgated by the Standing Committee of the National People’s Congress on December 29, 1993, effective as of July 1, 1994, and as revised on December 25, 1999, August 28, 2004, October 27, 2005, December 28, 2013 and October 26, 2018, the establishment, operation and management of corporate entities in the PRC are governed by the PRC Company Law. The PRC Company Law defines two types of companies: limited liability companies and companies limited by shares. Our PRC operating subsidiary is a limited liability company. Unless otherwise stipulated in the related laws on foreign investment, foreign invested companies are also required to comply with the provisions of the PRC Company Law.

Laws and Regulations on the Protection of Consumer Rights and Interests

Business operators in the business of supplying and selling manufactured goods or services to consumers, shall comply with the Law of the PRC on the Protection of Consumer Rights and Interests, or the Consumer Rights Protection Law, promulgated by the SCNPC on October 31, 1993, and effective as of January 1, 1994, and revised on August 27, 2009 and October 25, 2013.

According to the Consumer Rights Protection Law, business operators must ensure that the goods or services provided by them meet the requirements for safeguarding personal and property safety. For goods and services that may endanger personal and property safety, consumers should be provided with a true description and an explicit warning, as well as a description and indication of the proper way to use the goods or accept the services and the methods of preventing the occurrence of a hazard. If the goods or services provided by the business operators cause personal injuries to consumers or third parties, the business operators shall compensate the injured parties for their losses.

Laws on Contracts

On May 28, 2020, the Civil Code of the PRC was issued by the NPC and became effective on January 1, 2021 and replaced the General Principles of the Civil Law of the PRC, the Security Law of the PRC, the Contract Law of the PRC, the Real Right Law of the PRC, the General Rules of the Civil Law of the PRC and several other basic civil laws in the PRC. All of our contracts are subject to the Civil Code of the PRC. Under the Civil Code of the PRC, a natural person, legal person or other legally established organization shall have full capacity of civil right and civil conduct in order to enter into a valid contract. Except as otherwise required by other laws and regulations, the formation, validity, performance, modification, assignment, termination, and liability for breach of a contract are governed by the Civil Code of the PRC. A contracting party who failed to perform or failed to fulfill its contractual obligation shall bear the responsibility of a continued duty to perform or to provide remedies and compensation as provided by PRC laws.

Standardization Law of the People’s Republic of China

Standardization Law of the People’s Republic of China was passed by the fifth session of the Standing Committee of the Seventh National People’s Congress on December 29, 1988, and revised on November 4, 2017. This law is formulated for the purposes of enhancing standardization work, promoting scientific and technological advancement, improving the quality of products and services, safeguarding personal health and life and property security, protecting state security and ecological environmental security, raising the level of economic and social development. This law applies to technical requirements that need to be unified for agricultural field, industrial field, service industry, social undertakings industry, and others. Enterprises which manufacture, sell, import products or provide services that fail to meet the mandatory standards, and enterprises which manufacture products or provide services that fail to meet the technical requirements under their publicized standardization, shall undertake civil liabilities.

Regulations of the People’s Republic of China on Certification and Accreditation

Regulations of the People’s Republic of China on Certification and Accreditation became effective as of September 3, 2003, and was later revised on November 29, 2020. This regulation is formulated for the purposes of standardizing certification and accreditation, improving the quality of products and services and management standard. This regulation applies to all certification agencies, certification services and accreditation services in the PRC, excluding certification on quality management standardization of enterprises engaging in pharmaceutical productions and/or operations, certification on quality of laboratory animals, certification of military products, accreditation on laboratories and personnel engaging in the calibration and testing of military products.

Our Corporate Structure and Contractual Arrangements with the VIE

It is important to note that Infobird Cayman is not a Chinese operating company but a Cayman Islands holding company with no operations of its own that uses a structure that involves a variable interest entity, or VIE, based in China. Investors in Infobird Cayman’s ordinary shares are not purchasing equity interest in operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. Infobird Cayman’s subsidiaries and the VIE and the VIE’s subsidiaries conduct operations in China. The VIE is consolidated for accounting purposes but it is not an entity in which Infobird Cayman or its subsidiaries own equity.

Infobird Cayman is not a Chinese operating company but a Cayman Islands holding company with operations conducted by its subsidiaries and through contractual arrangements with the VIE based in China, and this structure involves unique risks to investors. Infobird Cayman and its subsidiaries have no equity ownership in the VIE or the VIE’s subsidiaries. We, Infobird Cayman, conduct our operations in China through (i) our subsidiaries, and (ii) the VIE with which we have maintained contractual arrangements and its subsidiaries in China. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. We, Infobird Cayman, are a holding company registered in the Cayman Islands and Infobird WFOE is considered a foreign-invested enterprise. To comply with PRC laws and regulations, we conduct our business in China mainly through the VIE and its subsidiaries, based on a series of contractual arrangements by and among Infobird WFOE, the VIE, and the VIE’s shareholders, or the Contractual Arrangements. Investors in Infobird Cayman’s ordinary shares may never hold equity interests in the Chinese operating companies but instead hold equity interests in Infobird Cayman, which is a holding company incorporated in the Cayman Islands.

The Contractual Arrangements may not be as effective as direct ownership in providing us with control over the VIE and we may incur substantial costs to enforce the terms of the Contractual Arrangements. In addition, the Contractual Arrangements have not been tested in a court of law, including in China courts. See “Risk Factors—Risks Related to Our Corporate Structure—We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business.” This structure involves unique risks to investors. See “Risk Factors—Risks Related to Our Corporate Structure—We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership” and “Risk Factors—Risks Related to Our Corporate Structure—Because we rely on the Contractual Arrangements for our revenue, the termination of these agreements would severely and detrimentally affect our continuing business viability under our current corporate structure.”

There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to the Contractual Arrangements with the VIE and its shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the variable interest entity are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including that the PRC regulatory authorities could disallow the variable interest entity structure. These risks could result in a material change in our operations and/or a material change in the value of the securities, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Our Corporate Structure—Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.” and “Risk Factors—Risks Related to Our Corporate Structure—We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business.”

We face various legal and operational risks associated with being based in or having the majority of our operations in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities, regulatory approvals on offshore offerings, anti-monopoly concerns and regulatory actions, and oversight of data security, which may impact our ability to conduct our business, accept foreign investments, or list on the United States or other foreign exchange. New laws and regulations may be adopted from time to time, which may require us to obtain additional licenses and permits for our operations and services. If we offer new functions and services in the future, we may be required to obtain additional licenses, permits, filings or approvals for such functions or services. These risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. As of the date of this prospectus, and based upon our consultation with Beijing Kingdom Law Firm, our PRC counsel, we are not covered by permissions and approval requirements from any PRC governmental agencies that are required for us to offer securities to foreign investors. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Risk Factors—Risks Related to Doing Business in China.” For a detailed description of risks related to the use of variable interest entity and data security or anti-monopoly concerns, which have or may impact the company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange, please refer to risks disclosed under “Risk Factors—Risks Related to Our Corporate Structure—Our current corporate structure and business operations may be affected by the relatively newly enacted Foreign Investment Law”, “Risk Factors—Risks Related to Our Business and Industry—Failure of beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law” and “Risk Factors—Risks Related to Doing Business in China—Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects”, as well as “Risk Factors—Risks Related to Doing Business in China— Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.”

There are risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws. In particular, there are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, and changes in policies, laws, rules and regulations in the PRC could adversely affect us. Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. China has not developed a fully integrated legal system, and enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to a significant degree of interpretation by PRC regulatory agencies and courts. Further, rules and regulations in China can change quickly with little advance notice. In particular, because these laws, rules and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. Therefore, we may not be aware of our violation of these policies and rules until after the occurrence of the violation, which could result in a material change in our operations and/or the value of our ordinary shares. For more details, see “Prospectus Summary—Regulations” and “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to China’s legal system could materially and adversely affect us.”

Furthermore, substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and therefore by the significant discretion of Chinese governmental authorities. The Chinese government may exercise significant oversight and discretion over offerings that are conducted overseas and the conduct of our business, may intervene in or influence our operations at any time, and may exert more control over foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ordinary shares, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more details, see “Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” and “Risk Factors—Risks Related to Doing Business in China—We are based in, and our operations are located in, China through our subsidiaries, the VIE and its subsidiaries. Our ability to operate in China may be impaired by changes in Chinese laws and regulations, including those relating to taxation, environmental regulation, restrictions on foreign investment, and other matters.”

Infobird Cayman is not an operating company in China but is a Cayman Islands holding company that does not conduct operations and uses a structure that involves a VIE based in China. Our investors purchase equity interests in Infobird Cayman, the Cayman Islands holding company, not in the Chinese operating companies. The following diagram illustrates the corporate structure of Infobird Cayman, its subsidiaries, and the VIE and its subsidiaries as of the date of this prospectus:

Investors in Infobird Cayman’s ordinary shares are not purchasing equity interest in operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. Infobird Cayman is not a Chinese operating company, but is instead a Cayman Islands holding company. Our operations are conducted in China through our subsidiaries and Infobird Beijing, which is considered a variable interest entity for accounting purposes, and its subsidiaries. The Contractual Arrangements, including powers of attorney, exclusive business cooperation agreement, equity interest pledge agreements, exclusive option agreements and spousal consent letters, have been entered into by and among Infobird WFOE, the VIE and the VIE’s shareholders. As a result of the Contractual Arrangements, we, through Infobird WFOE, have economic rights and exercise control over the VIE and are considered the primary beneficiary of the VIE for accounting purposes, and, accordingly we have consolidated the VIE’s operations and financial results into our consolidated financial statements. For more details of the Contractual Arrangements, see “Prospectus Summary—Contractual Arrangements.”

Our affiliation with Infobird Beijing is managed through the Contractual Arrangements, which agreements may not be as effective in providing us with control over Infobird Beijing and its subsidiaries as direct ownership in controlling entities organized in the PRC, which often hold the licenses necessary to conduct business in the PRC. The Contractual Arrangements are not equivalent to equity ownership in the business of the VIE. Neither the investors in Infobird Cayman, the Cayman Islands holding company, nor Infobird Cayman itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Further, the Contractual Arrangements have not been tested in a court of law, including in China courts. The Contractual Arrangements are governed by and would be interpreted in accordance with the laws of the PRC. If Infobird Beijing fails to perform the obligations under the Contractual Arrangements, we may have to rely on legal remedies under the laws of the PRC, including seeking specific performance or injunctive relief and claiming damages. There is a risk that we may be unable to obtain any of these remedies, which could affect our investors and the value of their investment. The legal environment in the PRC is not as developed as in other jurisdictions. As a result, uncertainties in the PRC legal system could limit our ability to enforce the Contractual Arrangements, or could affect the validity of the Contractual Arrangements. Thus, the Contractual Arrangements may be less effective than direct ownership and we may incur substantial costs to enforce the terms of the Contractual Arrangements. See “Prospectus Summary—History and Development of the Company” and “Risk Factors—Risks Related to Our Corporate Structure—We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership.” In addition, such Contractual Arrangements have not been tested in a court of law, including China courts, and we may face challenges enforcing these Contractual Arrangements due to legal uncertainties and jurisdictional limits, and thus there are uncertainties regarding the status of the rights of the Cayman Islands holding company with respect to the Contractual Arrangements with the VIE and its shareholders. See also “Risk Factors—Risks Related to Our Corporate Structure—We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business.”

The Contractual Arrangements are not equivalent to equity ownership in the business of the VIE. Neither the investors in Infobird Cayman, the Cayman Islands holding company, nor Infobird Cayman itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Our business is conducted through Infobird Beijing, which is considered a VIE for accounting purposes, and we, through Infobird WFOE, are considered the primary beneficiary of Infobird Beijing for accounting purposes, thus enabling us to consolidate Infobird Beijing’s operations and financial results in our consolidated financial statements. Infobird Cayman and Infobird HK were established as the holding companies of Infobird WFOE. Infobird WFOE is the primary beneficiary for accounting purposes of Infobird Beijing and its subsidiaries. All of these entities are under common control which results in the consolidation of Infobird Beijing and subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value. Infobird WFOE is deemed to have a controlling financial interest and be the primary beneficiary for accounting purposes of Infobird Beijing because it has both of the following characteristics: (1) the power to direct activities at Infobird Beijing that most significantly impact such entity’s economic performance, and (2) the right to receive benefits from Infobird Beijing that could potentially be significant to such entity.

In the event that in the future Infobird Beijing, which is a VIE, no longer meets the definition of a VIE under applicable accounting rules, or Infobird Co., Ltd is deemed not to be the primary beneficiary for accounting purposes, we would not be able to consolidate line by line Infobird Beijing’s operations and financial results in our consolidated financial statements for reporting purposes. For more details, see “Risk Factors—Risks Related to Our Corporate Structure - We may not be able to consolidate the operations or financial results of some of our affiliated companies or such consolidation could materially and adversely affect our operating results and financial condition.”

Further, the Contractual Arrangements have not been tested in a court of law, including in China courts. See “Risk Factors—Risks Related to Our Corporate Structure—We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business.”

The Holding Foreign Companies Accountable Act

In addition, on December 2, 2021, the Securities and Exchange Commission, or the SEC, adopted final amendments to its rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act, or the HFCAA, which took effect on January 10, 2022. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, as defined in the rules, under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the Public Company Accounting Oversight Board, or the PCAOB, for three consecutive years, and this ultimately could result in our shares being delisted.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, meaning the number of “non-inspection” years would be decreased from three to two, and thus, would reduce the time before securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Pursuant to the HFCAA, on December 16, 2021, the PCAOB issued a determination report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China; and (2) Hong Kong, a Special Administrative Region of the PRC. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Both our former auditor, Friedman LLP (“Friedman”), and our new auditor, Marcum Asia CPAs LLP (“Marcum Asia”), have been inspected by the PCAOB on a regular basis, with the last inspections in 2020, and neither Friedman nor Marcum Asia is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the China Securities Regulatory Commission, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Risk Factors—Risks Related to Doing Business in China—The recent joint statement by the SEC and the Public Company Accounting Oversight Board, or the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act, or the HFCAA, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB.”

Permissions Required for Our Operations in China

As of the date of this prospectus, Infobird Guiyang has obtained a VATS License with the business scope of “Domestic Call Center Services in Guizhou Province only” while a broader scope covering national service is required, and Infobird Beijing has obtained a VATS License with the business scope of “Nationwide Domestic Call Center Services”. However, due to the development of our businesses, and also given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we are required and may further be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. For more details, see “Risk Factors—Risks Related to Our Business and Industry—Failure to adhere to regulations that govern our customers’ businesses could result in breaches of contracts with our customers. Failure to adhere to the regulations that govern our business could result in our being unable to effectively perform our services.”

As of the date of this prospectus, we, our subsidiaries and the variable interest entity, are not covered by permissions requirements from the China Securities Regulatory Commission, or the CSRC, Cyberspace Administration of China, or the CAC, or any other governmental agency that is required to approve the VIE’s operations, as we, our subsidiaries and the variable interest entity (i) are not required to obtain permissions from the CSRC, (ii) are not required to go through cybersecurity review by the CAC, and (iii) have not received or were denied any such requisite permissions or approvals by any PRC authority.

However, given that our business generates and processes a large quantity of data, in connection with any future overseas capital markets activities, we may need to obtain permission from the CSRC, undergo a cybersecurity review conducted by the CAC, or meet other regulatory requirements that may be adopted in the future by PRC authorities. To the extent such requirements are or become applicable, we cannot assure you that we would be able to fully comply with them on a timely basis, if at all. Any failure to obtain or delay in obtaining such permission, clearing such review process or meeting such requirements would subject us to restrictions and penalties imposed by the CSRC, the CAC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our offshore offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our securities. For more detailed information, see “Risk Factors—Risks Related to Doing Business in China—The approval of, or report and fillings with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing and report process.” and “Risk Factors—Risks Related to Doing Business in China—Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.”

If we, our subsidiaries or the VIE and its subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change, and we or the VIE or its subsidiaries are required to obtain such permissions or approvals in the future, we and our investors may face consequences as we may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner, or at all, and such approvals, permits, registrations or filings may be rescinded even if obtained. Any such circumstance may subject us to fines and other regulatory, civil or criminal liabilities, and we may be ordered by the competent PRC authorities to suspend relevant operations, which could materially and adversely affect our business, financial condition, and results of operations and prospects. These risks could also result in a material adverse change in the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For more detailed information, see “Risk Factors— Risks Related to Our Business and Industry —Failure to adhere to regulations that govern our customers’ businesses could result in breaches of contracts with our customers. Failure to adhere to the regulations that govern our business could result in our being unable to effectively perform our services.”

Permissions Required to Offer Securities to Foreign Investors

As of the date of this prospectus, and based upon our consultation with Beijing Kingdom Law Firm, our PRC counsel, we believe that we are not required to obtain any permissions or approvals from PRC governmental agencies to offer securities to foreign investors. Specifically, this determination was made based on the following:

●	Because we are a purely private enterprise with no state-owned holding or equity participation, the issuance of our securities overseas does not require the approval of the PRC governmental agency that oversees state-owned assets;
●	Because our primary business in the PRC is as a call center and cloud computing application service provider which does not involve the personal information of PRC citizens, the issuance of our securities overseas does not require the approval of the CAC;
●	Because our business does not involve technology, confidentiality, and foreign technology trade restrictions, and the issuance of our securities overseas does not require the approval of PRC industry and commerce authorities; and
●	Because we do not fall within the scope of the “Special Management Measures for Foreign Investment Access Negative List),” the issuance of our securities overseas does not require the approval of the CSRC.

However, given that our business generates and processes a large quantity of data, in connection with any future overseas capital markets activities, we may need to obtain permission from the CSRC or meet other regulatory requirements that may be adopted in the future by PRC authorities. To the extent such requirements are or become applicable, we cannot assure you that we would be able to fully comply with them on a timely basis, if at all. Any failure to obtain or delay in obtaining such permission or meeting such requirements would subject us to restrictions and penalties imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our offshore offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our securities. For further information, please see “Risk Factors – Risks Related to Doing Business in China – The approval of, or report and fillings with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing and report process.”

Summary of Risk Factors

Risks Related to our Corporate Structure

●	We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership. The Contractual Arrangements are not equivalent to equity ownership in the business of the VIE. Neither the investors in Infobird Cayman, the Cayman Islands holding company, nor Infobird Cayman itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Further, the Contractual Arrangements have not been tested in a court of law, including in China courts.

●	We may not be able to consolidate the operations and financial results of some of our affiliated companies or such consolidation could materially and adversely affect our operating results and financial condition.

●	We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business.

●	Because we rely on the Contractual Arrangements for our revenue, the termination of these agreements would severely and detrimentally affect our continuing business viability under our current corporate structure.

●	Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

●	Our current corporate structure and business operations may be affected by the relatively newly enacted Foreign Investment Law.

●	The shareholders of the VIE may have actual or potential conflicts of interest with us and as a result may refuse to perform, or may breach, the Contractual Arrangements, which may materially and adversely affect our business and financial condition.

Risks Related to Doing Business in China

●	We face risks related to natural disasters, health epidemics and other outbreaks, specifically the coronavirus, which could significantly disrupt our operations. For more information, please see “Risk Factors – We face risks related to natural disasters, health epidemics and other outbreaks, specifically the coronavirus, which could significantly disrupt our operations.”

●	The recent joint statement by the SEC and the Public Company Accounting Oversight Board, or the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act, or the HFCAA, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB. For more information, please see “Risk Factors – Risks Related to Doing Business in China – The recent joint statement by the SEC and the Public Company Accounting Oversight Board, or the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act, or the HFCAA, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB.” and “Risk Factors – Risks Related to Doing Business in China – U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.”

●	We are based in, and our operations are located in, China through our subsidiaries, the VIE and its subsidiaries. Our ability to operate in China may be impaired by changes in Chinese laws and regulations, including those relating to taxation, environmental regulation, restrictions on foreign investment, and other matters. Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and therefore by the significant discretion of Chinese governmental authorities. The Chinese government may exercise significant oversight and discretion over offerings that are conducted overseas and the conduct of our business, may intervene in or influence our operations at any time, and may exert more control over foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ordinary shares, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more information, please see “Risk Factors – Risks Related to Doing Business in China – Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.”, Risk Factors – Risks Related to Doing Business in China – We are based in, and our operations are located in, China through our subsidiaries, the VIE and its subsidiaries. Our ability to operate in China may be impaired by changes in Chinese laws and regulations, including those relating to taxation, environmental regulation, restrictions on foreign investment, and other matters.”, and “Risk Factors – Risks Related to Doing Business in China – If we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our ordinary shares, in particular if such matter cannot be addressed and resolved favorably.”

●	As of the date of this prospectus, and based upon our consultation with Beijing Kingdom Law Firm, our PRC counsel, we are not covered by permissions and approval requirements from any PRC governmental agencies that are required for us to offer securities to foreign investors. However, to the extent such requirements are or become applicable, we cannot assure you that we would be able to fully comply with them on a timely basis, if at all. Any failure to obtain or delay in obtaining such permission or meeting such requirements would subject us to restrictions and penalties imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our offshore offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our securities. For further information, please see “Risk Factors – Risks Related to Doing Business in China – The approval of, or report and fillings with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing and report process.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. For more information, please see “Risk Factors – Risks Related to Doing Business in China – Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.”

●	Uncertainties with respect to China’s legal system could materially and adversely affect us. There are risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws. In particular, there are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, and changes in policies, laws, rules and regulations in the PRC could adversely affect us. Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. China has not developed a fully integrated legal system, and enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to a significant degree of interpretation by PRC regulatory agencies and courts. Further, rules and regulations in China can change quickly with little advance notice. In particular, because these laws, rules and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. Therefore, we may not be aware of our violation of these policies and rules until after the occurrence of the violation, which could result in a material change in our operations and/or the value of our ordinary shares. For more information, please see “Risk Factors – Risks Related to Doing Business in China – Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.”, Risk Factors – Risks Related to Doing Business in China – We are based in, and our operations are located in, China through our subsidiaries, the VIE and its subsidiaries. Our ability to operate in China may be impaired by changes in Chinese laws and regulations, including those relating to taxation, environmental regulation, restrictions on foreign investment, and other matters.”, “Risk Factors – Risks Related to Doing Business in China – If we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our ordinary shares, in particular if such matter cannot be addressed and resolved favorably.”, and “Risk Factors – Risks Related to Doing Business in China – Uncertainties with respect to China’s legal system could materially and adversely affect us.”

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China and may have a material adverse effect on our business. For more information, please see “Risk Factors – Risks Related to Doing Business in China – Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China and may have a material adverse effect on our business.”

●	Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects. For more information, please see “Risk Factors – Risks Related to Doing Business in China – Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.”

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. For more information, please see “Risk Factors – Risks Related to Doing Business in China – We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

●	PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment. For more information, please see “Risk Factors – Risks Related to Doing Business in China – PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of our initial public offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Risks Related to our Business and Industry, Risks Related to Intellectual Property and Risks Related to our Ordinary Shares

●	We have a limited operating history. There is no assurance that our future operations will be profitable. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

●	We operate in highly competitive markets and the size and resources of many of our competitors may allow them to compete more effectively than we can, preventing us from achieving profitability.

●	Our future growth depends in part on new products and new technology innovation, and failure to invent and innovate could materially and adversely impact our business prospects.

●	Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

●	If we are not able to adequately protect our proprietary intellectual property and information, and protect against third party claims that we are infringing on their intellectual property rights, our results of operations could be adversely affected.

You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus discuss factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Corporate Information

Our principal executive office is located at Room 12A06, Block A, Boya International Center, Building 2, No. 1 Courtyard, Lize Zhongyi Road, Chaoyang District, Beijing, China 100102. Our telephone number is 86-010-52411819. Our registered office in the Cayman Islands is located at the office of Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands. Our website is http://www.infobird.com. The information on our website is not part of this prospectus.

Risk Factors

Any investment in our securities is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have a limited operating history. There is no assurance that our future operations will be profitable. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Given the limited operating history of Infobird Cayman, there can be no assurance that we can maintain our business such that we can continuously earn a significant profit or any profit at all. The future of our business will depend upon our ability to obtain and retain customers and when needed, obtain sufficient financing and support from creditors, while we strive to achieve and maintain profitable operations. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we undertake. There is no history upon which to base any assumption that our business will prove to be successful, and there is significant risk that we will not be able to generate the sales volumes and revenues necessary to achieve profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis, our business, results of operations, financial condition and prospects will be materially adversely affected.

Our management team has limited public company experience. We have not previously operated as a public company in the United States and several of our senior management positions are currently held by employees who have been with us for a short period of time. Our entire management team, as well as other company personnel, will need to devote substantial time to compliance, and may not effectively or efficiently manage our transition into a public company. If we are unable to effectively comply with the regulations applicable to public companies or if we are unable to produce accurate and timely financial statements, which may result in material misstatements in our consolidated financial statements or possible restatement of financial results, our stock price may be materially and adversely affected, and we may be unable to maintain compliance with the listing requirements of Nasdaq. Any such failures could also result in litigation or regulatory actions by the Securities and Exchange Commission, or the SEC, or other regulatory authorities, loss of investor confidence, delisting of our securities, harm to our reputation and diversion of financial and management resources from the operation of our business, any of which could materially and adversely affect our business, financial condition, results of operations and growth prospects. Additionally, the failure of a key employee to perform in his or her current position could result in our inability to continue to grow our business or to implement our business strategy.

The growth and success of our business depends on our ability to develop new services and enhance existing services in order to keep pace with rapid changes in technology.

The market for our services is characterized by rapid technological change, evolving industry standards, changing customer preferences and new product and service introductions. Our future growth and success depends significantly on our ability to anticipate developments in technologies, and develop and offer new services to meet our customers’ evolving needs. We may not be successful in anticipating or responding to these developments in a timely manner, or if we do respond, the services or technologies we develop may not be successful in the marketplace. The development of some of the services and technologies may involve significant upfront investments and the failure of these services and technologies may result in our being unable to recover these investments, in part or in full. Further, services or technologies that are developed by our competitors may render our services uncompetitive or obsolete. In addition, new technologies may be developed that allow our customers to more cost-effectively perform the services that we provide, thereby reducing demand for our services. Should we fail to adapt to the rapidly changing technologies or if we fail to develop suitable services to meet the evolving and increasingly sophisticated requirements of our customers in a timely manner, our business and results of operations may be materially and adversely affected.

We may be forced to reduce the prices of our services due to increased competition and reduced bargaining power with our customers, which could lead to reduced revenues and profitability.

The customer engagement industry in China is developing rapidly and related technology trends are constantly evolving. This results in the frequent introduction of new services and significant price competition from our competitors. We may be unable to offset the effect of declining average sales prices through increased sales volumes and or reductions in our costs. Furthermore, we may be forced to reduce the prices of our services in response to offerings made by our competitors. Finally, we may not have the same level of bargaining power we have enjoyed in the past when it comes to negotiating for the prices of our services, all of which may lead to reduced revenues and profitability.

We generate a significant portion of our revenues primarily from a few major customers, and loss of business from such customers could reduce our revenues and significantly harm our business.

We generate a significant portion of our revenues primarily from a few major customers, and loss of business from such customers could reduce our revenues and significantly harm our business. One or a few customers have in the past, and may in the future, represent a substantial portion of our total revenues in any one year or over a period of several years. We believe that in the foreseeable future we will continue to derive a significant portion of our revenues from a small number of major customers.

For the year ended December 31, 2021, four customers accounted for 20.9%, 11.8%, 10.6% and 10.4% of our total revenues, respectively, and four customers accounted for 34.7%, 22.7%, 17.1% and 14.7% of the total balance of our accounts receivable, respectively. For the year ended December 31, 2020, two customers, one of which was China Guangfa Bank, accounted for 34.8% and 13.2% of our total revenues, respectively, and three customers accounted for 50.8%, 19.9%, and 10.9% of the total balance of our accounts receivable, respectively. For the year ended December 31, 2019, one customer, China Guangfa Bank, accounted for 77.3% of our total revenues and the same one customer, China Guangfa Bank, accounted for 77.6% and another customer accounted for 10.4%, respectively, of the total balance of our accounts receivable. China Guangfa Bank accounted for 0% of our total revenues for the year ended December 31, 2021.

Our ability to maintain close relationships with major customers is essential to the growth and profitability of our business. However, the volume of work performed for a specific customer is likely to vary from year to year, in particular since we are generally not our customers’ exclusive technology services provider and we do not have long-term commitments from any of our customers to purchase our services. A major customer in one year may not provide the same level of revenues for us in any subsequent year. The services we provide to our customers, and the revenues and income from those services, may decline or vary as the type and quantity of services we provide changes over time. In addition, our reliance on any individual customer for a significant portion of our revenues may give that customer a certain degree of pricing leverage against us when negotiating contracts and terms of service. In addition, a number of factors other than our performance could cause the loss of or reduction in business or revenues from a customer, and these factors are not predictable. These factors may include organization restructuring, pricing pressure, changes to its technology strategy, switching to another services provider or returning work in-house. The loss of any of our major customers could adversely affect our financial condition and results of operations.

We primarily rely on a limited number of vendors, and the loss of any such vendor could harm our business.

For the year ended December 31, 2021, three vendors accounted for 38.4%, 15.0% and 11.9% of our total purchases, and two vendors accounted for 73.4% and 23.1% of the total balance of our accounts payable, respectively. For the year ended December 31, 2020, two vendors accounted for 19.1% and 10.9% of our total purchases, and three vendors accounted for 38.7%, 22.1% and 14.7% of the total balance of our accounts payable, respectively. For the year ended December 31, 2019, three vendors accounted for 16.0%, 13.1% and 10.3%, respectively, of our total purchases, and also accounted for 18.6%, 12.9% and 12.3%, respectively, of the total balance of our accounts payable. For 2019 and 2020, our vendors were mainly telecommunications carriers and our purchases from such vendors were value-added telecommunications services, such as voice lines and research services. For 2021, our vendors were mainly system hardware and information software suppliers for our business integration solution business. We enter into agreements with vendors in the ordinary course of our business. Such agreements generally have initial terms ranging from two to three years and typically contain automatic renewal provisions. Any difficulty in replacing such vendors could negatively affect our performance. If we are prevented or delayed in obtaining services, products, or components for products, due to political, civil, labor or other factors beyond our control that affect our vendors, including natural disasters or pandemics, our operations may be substantially disrupted, potentially for a significant period of time. Such delays may significantly reduce our revenues and profitability and harm our business while alternative sources of supply are secured.

We operate in highly competitive markets and the size and resources of many of our competitors may allow them to compete more effectively than we can, preventing us from achieving profitability.

The markets we compete in are highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow our market share, any of which could substantially harm our business and results of operations. We compete for customers primarily on the basis of our brand name, price and the range of products and services that we offer. Across our business, we face competitors who are constantly seeking ideas which will appeal to customers and introducing new products that compete with our products. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, less-costly production, more established relationships with a broader set of suppliers and customers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. We cannot assure that we will be able to successfully compete against new or existing competitors. If we fail to maintain our reputation and competitiveness, customers demand for our products may decline.

In addition to existing competitors, new participants with a popular product or service idea could gain access to customers and become a significant source of competition in a short period of time. These existing and new competitors may be able to respond more rapidly than us to changes in customer preferences. Our competitors’ products may achieve greater market acceptance than our products and potentially reduce demand for our products, lower our revenues and lower our profitability.

Our future growth depends in part on new products and new technology innovation, and failure to invent and innovate could materially and adversely impact our business prospects.

Our future growth depends in part on maintaining our current products in new and existing markets, as well as our ability to develop new products and technologies to serve such markets. To the extent that competitors develop competitive products and technologies, or new products or technologies that achieve higher customer satisfaction, our business prospects may be materially and adversely impacted. In addition, regulatory approvals for new products or technologies may be required, these approvals may not be obtained in a timely or cost effective manner, which may also materially and adversely impact our business prospects.

If we fail to increase our brand recognition, we may face difficulty in obtaining new customers.

Although we believe our brand is reputable in the PRC customer engagement industry, we still believe that maintaining and enhancing our brand recognition in a cost-effective manner outside of that market is critical to achieving widespread acceptance of our current and future products and services and is an important element in our effort to increase our customer base. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, our marketing efforts and ability to provide reliable and useful products and services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we will incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, operating results and financial condition, would be materially and adversely affected.

Any failure to offer high-quality customer support may materially and adversely affect our relationships with our customers.

Our ability to retain existing customers and attract new customers depends on our ability to maintain a consistently high level of customer service and technical support. Our customers depend on our service support team to assist them in utilizing our services effectively and to help them to resolve issues quickly and to provide ongoing support. If we are unable to hire and train sufficient support resources or are otherwise unsuccessful in assisting our customers effectively, it may materially and adversely affect our ability to retain existing customers and could prevent prospective customers from adopting to our services. We may be unable to respond quickly enough to accommodate short-term increases in demand for customer support. We also may be unable to modify the nature, scope and delivery of our customer support to compete with changes in the support services provided by our competitors. Increased demand for customer support, without corresponding revenue, could increase our costs and adversely affect our business, results of operations and financial condition. Our sales are highly dependent on our business reputation and on positive recommendations from customers. Any failure to maintain high-quality customer support, or a market perception that we do not maintain high-quality customer support, may materially and adversely affect our reputation, business, results of operations and financial condition.

Incorrect or improper implementation or use of our services could result in customer dissatisfaction and negatively affect our business, results of operations, financial condition, and growth prospects.

Our services are deployed in a wide variety of increasingly complex technology environments, including on premises, in the cloud or in hybrid environments. We believe our future success will depend on our ability to increase sales of our services for use in such deployments. We must often assist our customers in achieving successful implementations of our services, which we do through our professional consulting and technical support services. If our customers are unable to implement our services successfully, or unable to do so in a timely manner, customer perceptions of our services may be harmed, our reputation and brand may suffer, and customers may choose to cease usage of our services or not to expand their use of our services. Our customers may need training in the proper use of and the variety of benefits that can be derived from our services to maximize their benefits. If our services are not effectively implemented or used correctly or as intended, or if we fail to adequately train customers on how to efficiently and effectively use our services, our customers may not be able to achieve satisfactory outcomes. This could result in negative publicity and legal claims against us, which may cause us to generate fewer sales to new customers and reductions in renewals or expansions of the use of our services with existing customers, any of which would harm our business and results of operations.

Failure to adhere to regulations that govern our customers’ businesses could result in breaches of contracts with our customers. Failure to adhere to the regulations that govern our business could result in our being unable to effectively perform our services.

Our customers’ business operations are subject to certain rules and regulations in China or elsewhere. Our customers may contractually require that we perform our services in a manner that would enable them to comply with such rules and regulations. Failure to perform our services in such manner could result in breaches of contract with our customers and, in some limited circumstances, civil fines and criminal penalties for us.

In addition, the internet industry in China is highly regulated, and we are required under various Chinese laws to obtain and maintain permits and licenses to conduct our business.

Pursuant to the PRC Regulations on Telecommunications, in order to engage in value-added telecommunications services, or VATS, a services provider must obtain a value-added telecommunications business operating license, or VATS License, from the MIIT or its provincial level counterparts. For example, pursuant to the Catalogue of Telecommunications Business, the call center business refers to the provision of business consultation, information consultation and data query services to users, with the entrustment of enterprises or institutions, based on the call center system and database technology connected to public communication network or the internet and the information database established by information collection, processing and storage. Therefore, a VATS License with the business scope of “Nationwide Domestic Call Center Services” is required for the provision of call center services all over China. As of December 31, 2021, Infobird Guiyang has obtained a VATS License with the business scope of “Domestic Call Center Services in Guizhou Province only” while a broader scope covering national service is required. In addition, Infobird Beijing has obtained a VATS License with the business scope of “Nationwide Domestic Call Center Services”. We are currently in the process of switching the counterparty on our relevant existing agreements with customers from Infobird Guiyang to Infobird Beijing in order to be compliant with such restrictions. If the relevant PRC government authority decides that we are operating without the proper license, we may be subject to penalties such as confiscation of the revenues that were generated through the unlicensed activities, the imposition of fines and the discontinuation of our operations.

As of December 31, 2021, we have not been subject to any material penalties from the relevant government authorities for failure to obtain any license for our business operations in the past. We cannot assure you, however, that the government authorities will not do so in the future. If we do not obtain, hold or maintain our licenses or other qualifications to provide our services, we may not be able to provide services to existing customers or be able to attract new customers and could lose revenues, and we may also be subject to penalties, which could have a material and adverse effect on our business and results of operations.

Failure to disclose the outsourcing of our BPO services to customers or reach an agreement on the outsourcing with customers could result in breaches and terminations of contracts with our customers, and may substantially harm our business and results of operations.

We provide BPO services partially through outsourced service providers, in which event the BPO services are actually provided by the outsourced service providers to our customers. However, we do not disclose the outsourcing to our customers, nor do we reach an agreement with our customers on the outsourcing in the BPO services contracts signed between our customers and us. Such failure could result in breaches and terminations of BPO services contracts, and we may also be subject to liabilities for breach of contracts, which may have a material adverse effect on our business and results of operations.

If our new enhancements to our services do not achieve sufficient market acceptance, our financial results and competitive position will suffer.

We spend substantial amounts of time and money to research and develop new enhancements of our services to incorporate additional features, improve functionality or other enhancements in order to meet our customers’ rapidly evolving demands. When we develop an enhancement to our services, we typically incur expenses and expend resources upfront to develop, market and promote the new enhancements. Therefore, when we develop and introduce new enhancements to our services, they must achieve high levels of market acceptance in order to justify the amount of our investment in developing and bringing them to market. If our new enhancements to our services do not garner widespread market adoption and implementations, our business, business prospects, future financial results and competitive position may be materially and adversely affected.

If we cause disruptions to our customers’ businesses or provide inadequate service, our customers may have claims for substantial damages against us, and as a result our profits may be substantially reduced.

If we make errors in the course of delivering services to our customers or fail to consistently meet service requirements of a customer, these errors or failures could disrupt the customer’s business, which could result in a reduction in our net revenues or a claim for substantial damages against us. In addition, a failure or inability to meet a contractual requirement could seriously damage our reputation and affect our ability to attract new business.

The services we provide are often critical to our customers’ businesses. We generally provide customer support after our customized application is delivered. Certain of our customer contracts require us to comply with security obligations including maintaining system security, ensuring our system is virus-free, maintaining business continuity procedures, and verifying the integrity of employees that work with our customers by conducting background checks. Any failure in a customer’s system or breach of security relating to the services we provide to the customer could damage our reputation or result in a claim for substantial damages against us. Any significant failure of our systems could impede our ability to provide services to our customers, have a negative impact on our reputation, which may materially and adversely affect our business, financial conditional and results of operations.

Interruptions or performance problems associated with our technology and infrastructure may materially and adversely affect our business, results of operations, and financial condition.

Our continued growth depends in part on the ability of our existing customers and new customers to access our SaaS services, at any time and within an acceptable amount of time. We may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors or capacity constraints. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our performance as our SaaS services become more complex. If our services are unavailable or if our customers are unable to access features of our services within a reasonable amount of time or at all, our business, results of operations, and financial condition may be materially and adversely affected would be negatively affected.

We currently provide our SaaS services via designated data centers. We expect that in the future we may experience interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. Capacity constraints could be due to a number of potential causes including technical failures, natural disasters, fraud or security attacks. In addition, if our security, or that of our data center providers, is compromised, our services are unavailable or our customers are unable to use our services within a reasonable amount of time or at all, then our business, results of operations and financial condition may be materially and adversely affected. In some instances, we expect that we may not be able to identify the cause or causes of these performance problems within a period of time acceptable to our customers. It may become increasingly difficult to maintain and improve our service performance, in particular during peak usage times, as the features of our services become more complex and the usage of our services increases. Any of the above circumstances or events may harm our reputation, cause customers to stop using our services, or impair our ability to increase revenue from existing customers, impair our ability to grow our customer base, our business, results of operations, and financial condition may be materially and adversely affected.

Unauthorized disclosure, destruction or modification of data, through cybersecurity breaches, computer viruses or otherwise or disruption of our services could expose us to liability, protracted and costly litigation and damage our reputation.

Our business involves the collection, storage, processing and transmission of customers’ business data. An increasing number of organizations, including large merchants and businesses, other large technology companies, financial institutions and government institutions, have disclosed breaches of their information technology, or IT, systems, some of which have involved sophisticated and highly targeted cybersecurity attacks, including on portions of their websites or infrastructure. We may also be subjected to breaches of cybersecurity by hackers. Threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. Concerns about cybersecurity are increased when we transmit information. Electronic transmissions can also be subjected to cybersecurity attacks, interception or loss. Also, computer viruses and malware can be distributed and spread rapidly over the internet and could infiltrate our systems or those of our associated participants, which can impact the confidentiality, integrity and availability of information, and the integrity and availability of our products, services and systems, among other effects. Denial of service or other cybersecurity attacks could be targeted against us for a variety of purposes, including interfering with our products and services or creating a diversion for other malicious activities. These types of actions and attacks could disrupt our delivery of products and services or make them unavailable, which could damage our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liabilities, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.

Our encryption of data and other protective measures may not prevent unauthorized access or use of sensitive data. A breach of our system or that of one of our associated participants may subject us to material losses or liability. A misuse of such data or a cybersecurity breach could harm our reputation and deter customers from using our products and services, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liabilities, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines under applying laws or regulations.

We cannot assure that there are written agreements in place with every associated participant or that such written agreements will prevent the unauthorized use, modification, destruction or disclosure of data or enable us or our customers to obtain reimbursement in the event we should suffer incidents resulting in unauthorized use, modification, destruction or disclosure of data. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, which could have a material and adverse effect on our business, financial condition and results of operations.

Cybersecurity attack incidents are increasing in frequency and evolving in nature and include, but are not limited to, installation of malicious software, unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. Given the unpredictability of the timing, nature and scope of information technology disruptions, there can be no assurance that the procedures and controls we employ will be sufficient to prevent security breaches from occurring and we could be subject to manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material and adverse effect on our business, financial condition and results of operations.

The PRC Cyber Security Law, effective on June 1, 2017, stipulates that a network operator must adopt technical measures and other necessary measures in accordance with applicable laws and regulations as well as compulsory national and industrial standards to safeguard the safety and stability of network operations, effectively respond to network security incidents, prevent illegal and criminal activities, maintain the integrity, confidentiality and availability of network data. We are making efforts to comply with the applicable laws, regulations and standards, but there can be no assurance that our measures will be effective and sufficient under the PRC Cyber Security Law. If we were found by the regulatory authorities to have failed to comply with the PRC Cyber Security Law, we would be subject to warning, fines, confiscation of illegal revenue, revocation of licenses, cancellation of filings, shutdown of our platform or even criminal liability and our business, results of operations and financial condition would also be adversely affected. In addition, in light of the evolving regulatory framework of China for the protection of information in cyberspace, we may be subject to uncertainties of and adjustments to our business practices, which may incur additional operating expenses and adversely affect our results of operations and financial condition.

We face intense competition from onshore and offshore customer engagement service providers, and, if we are unable to compete effectively, we may lose customers and our revenues may decline.

The market for customer engagement services is highly competitive and we expect competition to persist and intensify. We believe that the principal competitive factors in our markets are industry expertise, breadth and depth of service offerings, quality of the services offered, reputation and track record, marketing and selling skills, scalability of technology infrastructure and price. In the customer engagement market, customers tend to engage multiple service providers instead of using an exclusive service provider, which could reduce our revenues to the extent that customers obtain similar or substituted services from other competing providers. Our ability to compete also depends in part on a number of factors beyond our control, including the ability of our competitors to recruit, train, develop and retain highly skilled employees, in particular research and development employees, the price at which our competitors offer comparable services and our competitors’ responsiveness to customer needs and market trends. Therefore, we cannot assure you that we will be able to retain our customers while competing against such competitors. Increased competition, our inability to compete successfully against competitors, pricing pressures or loss of market share may materially and adversely affect our business, financial condition and results of operations.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have a material and adverse effect on our business, financial condition and results of operations.

We have entered into a number of transactions with related parties. See “Item 7.B. Major Shareholders and Related Party Transactions” in our Annual Report on Form 20-F for the year ended December 31, 2021 for further details on related party transactions. We may in the future enter into additional transactions with entities in which members of our board of directors and other related parties hold ownership interests.

Transactions with related parties present potential for conflicts of interest, as the interests of related parties may not align with the interests of our shareholders. Although we believe that these transactions were in our best interests, we cannot assure you that these transactions were entered into on terms as favorable to us as those that could have been obtained in an arms-length transaction. We may also engage in transactions with related parties in the future. Conflicts of interests may arise when we transact business with related parties. These transactions, individually or in the aggregate, may have a material and adverse effect on our business, financial condition and results of operations or may result in litigation.

Changes in demand for our products and business relationships with key customers and vendors may materially and adversely affect operating results.

To achieve our objectives, we must develop and sell products that are subject to the demands of our customers. This is dependent on several factors, including managing and maintaining relationships with key customers, responding to the rapid pace of technological change and obsolescence, which may require increased investment by us or result in greater pressure to commercialize developments rapidly or at prices that may not fully recover the associated investment, and the effect on demand resulting from customers’ research and development, capital expenditure plans and capacity utilization. If we are unable to keep up with our customers’ demands, our sales, earnings and operating results may be materially and adversely affected.

Our future success depends in part on our ability to retain key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on the principal members of our executive team listed in “Item 6. Directors, Senior Management and Employees” in our Annual Report on Form 20-F for the year ended December 31, 2021, the loss of whose services may materially and adversely impact the achievement of our objectives. Recruiting and retaining other qualified employees for our business, including technical personnel, will also be critical to our success. Competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous companies for individuals with similar skill sets. The inability to recruit or loss of the services of any executive or key employee may materially and adversely affect our business.

We may need to expand our organization, and we may experience difficulties in managing this growth, which could disrupt our operations.

As of December 31, 2021, we had 391 employees, all of whom were full-time employees and were located in China. As our company continues to grow, we also expect to expand our employee base. In addition, we intend to grow by expanding our business, increasing market penetration of our existing products and developing new products. Future growth would impose significant additional responsibilities on our management, including the need to develop and improve our existing administrative and operational systems and our financial and management controls and to identify, recruit, maintain, motivate, train, manage and integrate additional employees, consultants and contractors. Also, our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Future growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of our existing or future product candidates. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and grow revenue could be reduced, and we may not be able to implement our business strategy. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to effectively manage any future growth.

Failure of beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

The State Administration of Foreign Exchange, or SAFE, has promulgated regulations, including the Notice on Relevant Issues Relating to Foreign Exchange Control on Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular 37, and its appendices. These regulations require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle”, or SPV. The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the PRC residents in the offshore SPVs by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the SPV, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a SPV fails to fulfill the required SAFE registration, the PRC subsidiaries of that SPV may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the SPV may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and there remains uncertainty with respect to its implementation. We cannot assure you that these direct or indirect shareholders of our company who are PRC residents will be able to successfully update the registration of their direct and indirect equity interest as required in the future. If they fail to update the registration, our PRC subsidiaries could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiaries’ ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from contributing additional capital into our PRC subsidiaries. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected. In addition, non-U.S. shareholders may experience unfavorable tax consequences if such non-U.S. shareholders are determined to be a resident enterprise for PRC tax purposes. See “Prospectus Summary - Regulations - Regulations on Tax in the PRC” located elsewhere in the Prospectus and “Item 10.E. Taxation - PRC Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2021 for further information.

As of the date of this prospectus, to our knowledge, all of our shareholders had registered according to SAFE Circular 37.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As of December 31, 2021, we have not made adequate employee benefit payments in strict compliance with the relevant PRC regulations for and on behalf of our employees. Our failure in making contributions to various employee benefits plans in strict compliance with applicable PRC labor-related laws and regulations may subject us to late payment penalties, and we could also be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

We do not have business insurance coverage. Any future business liability, disruption or litigation we experience might divert management focus from our business and could significantly impact our financial results.

Availability of business insurance products and coverage in China is limited, and most such products are expensive in relation to the coverage offered. We have determined that the risks of disruption, cost of such insurance and the difficulties associated with acquiring such insurances on commercially reasonable terms make it impractical for us to maintain such insurance. As a result, we do not have any business liability, disruption or litigation insurance coverage for our operations in China. Accordingly, a business disruption, litigation or natural disaster may result in substantial costs and divert management’s attention from our business, which would have an adverse effect on our results of operations and financial condition.

We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.

In addition to the net proceeds raised in our initial public offering, we may need to obtain additional debt or equity financing to fund future capital expenditures. While we do not anticipate seeking additional financing in the immediate future, any additional equity financing may result in dilution to the holders of our outstanding ordinary shares. Additional debt financing may impose affirmative and negative covenants that restrict our freedom to operate our business. We cannot guaranty that we will be able to obtain additional financing on terms that are acceptable to us, or any financing at all, and the failure to obtain sufficient financing could materially and adversely affect our business operations.

We are subject to risks relating to our leased properties, which in turn could materially and adversely affect our business, results of operations and financial condition.

Currently, all of our offices are located on leased premises. As of December 31, 2021, some of the lessors of our leased properties in China have not provided us with their property ownership certificates. If our lessors are not the owners of the properties, or if they have not obtained the proper authorization from the legal owners of the properties, our leases could be invalidated. If this occurs, we may have to renegotiate the leases with the owners or other parties who have the right to lease the properties, and the terms of the new leases may be less favorable to us. Although we may seek damages from such lessors, such leases may be void and we may be forced to relocate. Any relocation would require us to locate and secure additional facilities, expenditures of additional funds in connection with the relocation and preparation of replacement facilities. This could affect our ability to provide uninterrupted services to our customers and harm our reputation, which in turn could materially and adversely affect our business, results of operations and financial condition.

Risks Related to Intellectual Property

If we are not able to adequately protect our proprietary intellectual property and information, and protect against third party claims that we are infringing on their intellectual property rights, our results of operations could be adversely affected.

The value of our business depends in part on our ability to protect our intellectual property and information, including our patents, copyrights, trademarks, trade secrets, and rights under agreements with third parties, in China and around the world, as well as our customer, employee, and customer data. Third parties may try to challenge our ownership of our intellectual property in China and around the world. In addition, intellectual property rights and protections in China may be insufficient to protect material intellectual property rights in China. Further, our business is subject to the risk of third parties counterfeiting our products or infringing on our intellectual property rights. The steps we have taken may not prevent unauthorized use of our intellectual property. We may need to resort to litigation to protect our intellectual property rights, which could result in substantial costs and diversion of resources. If we fail to protect our proprietary intellectual property and information, including with respect to any successful challenge to our ownership of intellectual property or material infringements of our intellectual property, this failure could have a significant adverse effect on our business, financial condition, and results of operations.

If we are unable to adequately protect our intellectual property rights, or if we are accused of infringing on the intellectual property rights of others, our competitive position could be harmed or we could be required to incur significant expenses to enforce or defend our rights.

Our commercial success will depend in part on our success in obtaining and maintaining patents, copyrights, trademarks, trade secrets and other intellectual property rights in China and elsewhere and protecting our proprietary technology. If we do not adequately protect our intellectual property and proprietary technology, competitors may be able to use our technologies or the goodwill we have acquired in the marketplace and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability.

We cannot make any assurances that our core trademarks include a scope sufficient to protect our services and products. For example, our key trademarks “” (Infobird), “” (Xun Niao), “” (Yun Tong Bao) and “” (Qi Tong Bao) are not registered under the category “Software as a Service (SaaS)” in Class 42, in which event third parties would be able to use such logos under category “Software as a Service (SaaS)” in Class 42 without our authorization, and we may even be subjected to claims by third parties for infringement by using such logos. In addition, we did not enter into a trademark transfer agreement with the transferor on trademark “” in 2012, in which event the transferor may claim that the historical transfer of the trademark is flawed and file a claim against the ownership of the transferred trademark.

We cannot make any assurances that the protection of our copyrights are sufficient. For example, our core technology, our no-code development platform, is not registered as a software copyright, which makes the technology vulnerable to the risk of third party’s infringement. Even though we intend to submit an application for copyright registration for our no-code development platform, we cannot assure you when the application will be submitted or the registration will be completed, if at all, and whether the application will be rejected by the National Copyright Administration of the PRC once submitted.

We cannot provide any assurances that any of our patents have, or that any of our pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products, any additional features we develop for our products or any new products. Other parties may have developed technologies that may be related or competitive to our system, may have filed or may file patent applications and may have received or may receive patents that overlap or conflict with our patent applications, either by claiming the same methods or devices or by claiming subject matter that could dominate our patent position. Our patent position may involve complex legal and factual questions, and, therefore, the scope, validity and enforceability of any patent claims that we may obtain cannot be predicted with certainty. Patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented. Proceedings challenging our patents could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such proceedings may be costly. Thus, any patents that we may own may not provide any protection against competitors. Furthermore, an adverse decision in an interference proceeding can result in a third party receiving the patent right sought by us, which in turn could affect our ability to commercialize our products.

Though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our patents, or develop and obtain patent protection for more effective technologies, designs or methods. We may be unable to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees.

Our ability to enforce our patent rights depends on our ability to detect infringement. It may be difficult to detect infringers who do not advertise the components that are used in their products. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s or potential competitor’s product. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded if we were to prevail may not be commercially meaningful.

In addition, proceedings to enforce or defend our patents could put our patents at risk of being invalidated, held unenforceable or interpreted narrowly. Such proceedings could also provoke third parties to assert claims against us, including that some or all of the claims in one or more of our patents are invalid or otherwise unenforceable. If any of our patents covering our products are invalidated or found unenforceable, or if a court found that valid, enforceable patents held by third parties covered one or more of our products, our competitive position could be harmed or we could be required to incur significant expenses to enforce or defend our rights.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

●	any of our patents, or any of our pending patent applications, if issued, will include claims having a scope sufficient to protect our products;

●	any of our pending patent applications will be issued as patents;

●	we will be able to successfully commercialize our products on a substantial scale, if approved, before our relevant patents we may have expire;

●	we were the first to make the inventions covered by each of our patents and pending patent applications;

●	we were the first to file patent applications for these inventions;

●	others will not develop similar or alternative technologies that do not infringe our patents; any of our patents will be found to ultimately be valid and enforceable;

●	any patents issued to us will provide a basis for an exclusive market for our commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;

●	we will develop additional proprietary technologies or products that are separately patentable; or

●	our commercial activities or products will not infringe upon the patents of others.

We rely, in part, upon unpatented trade secrets, unpatented know-how and continuing technological innovation to develop and maintain our competitive position. Further, our trade secrets could otherwise become known or be independently discovered by our competitors.

Litigation or other proceedings or third-party claims of intellectual property infringement could require us to spend significant time and money and could prevent us from selling our products or affect our stock price.

Our commercial success will depend in part on not infringing the patents or copyrights, or otherwise violating the other proprietary rights, of others. Significant litigation regarding patent rights and copyright rights occur in our industry. Our competitors in both the United States and abroad, many of which have substantially greater resources and have made substantial investments in patent portfolios and competing technologies, may have applied for or obtained or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with our ability to make, use and sell our products. We do not always conduct independent reviews of patents issued to third parties. In addition, patent applications in China and elsewhere can be pending for many years before issuance, or unintentionally abandoned patents or applications can be revived, so there may be applications of others now pending or recently revived patents of which we are unaware. These applications may later result in issued patents, or the revival of previously abandoned patents, that will prevent, limit or otherwise interfere with our ability to make, use or sell our products. Third parties may, in the future, assert claims that we are employing their proprietary technology without authorization, including claims from competitors or from non-practicing entities that have no relevant product revenue and against whom our own patent portfolio may have no deterrent effect. As we continue to commercialize our products in their current or updated forms, launch new products and enter new markets, we expect competitors may claim that one or more of our products infringe their intellectual property rights as part of business strategies designed to impede our successful commercialization and entry into new markets. The large number of patents, the rapid rate of new patent applications and issuances, the complexities of the technology involved, and the uncertainty of litigation may increase the risk of business resources and management’s attention being diverted to patent litigation. We have, and we may in the future, receive letters or other threats or claims from third parties inviting us to take licenses under, or alleging that we infringe, their patents.

Moreover, we may become party to future adversarial proceedings regarding our patent portfolio or the patents of third parties. Patents may be subjected to opposition, post-grant review or comparable proceedings lodged in various foreign, both national and regional, patent offices. The legal threshold for initiating litigation or contested proceedings may be low, so that even lawsuits or proceedings with a low probability of success might be initiated. Litigation and contested proceedings can also be expensive and time-consuming, and our adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than we can. We may also occasionally use these proceedings to challenge the patent rights of others. We cannot be certain that any particular challenge will be successful in limiting or eliminating the challenged patent rights of the third party.

Any lawsuits resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. Any potential intellectual property litigation also could force us to do one or more of the following:

●	stop making, selling or using products or technologies that allegedly infringe the asserted intellectual property;

●	lose the opportunity to license our technology to others or to collect royalty payments based upon successful protection and assertion of our intellectual property rights against others; incur significant legal expenses;

●	pay substantial damages or royalties to the party whose intellectual property rights we may be found to be infringing;

●	pay the attorney’s fees and costs of litigation to the party whose intellectual property rights we may be found to be infringing;

●	redesign those products that contain the allegedly infringing intellectual property, which could be costly, disruptive and infeasible; and

●	attempt to obtain a license to the relevant intellectual property from third parties, which may not be available on reasonable terms or at all, or from third parties who may attempt to license rights that they do not have.

Any litigation or claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business and harm our reputation. If we are found to infringe the intellectual property rights of third parties, we could be required to pay substantial damages (which may be increased up to three times of awarded damages) and/or substantial royalties and could be prevented from selling our products unless we obtain a license or are able to redesign our products to avoid infringement. Any such license may not be available on reasonable terms, if at all, and there can be no assurance that we would be able to redesign our products in a way that would not infringe the intellectual property rights of others. We could encounter delays in product introductions while we attempt to develop alternative methods or products. If we fail to obtain any required licenses or make any necessary changes to our products or technologies, we may have to withdraw existing products from the market or may be unable to commercialize one or more of our products.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely on copyright, patent, trade secret, and trademark protection as well as confidentiality agreements with our employees, consultants and third parties, and we may in the future rely on additional intellectual property protection, to protect our confidential and proprietary information. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using commonly accepted physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. Even though we use commonly accepted security measures, trade secret violations are often a matter of state law, and the criteria for protection of trade secrets can vary among different jurisdictions. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our business and competitive position could be harmed.

Third parties may assert ownership or commercial rights to inventions we develop, which could have a material adverse effect on our business.

Third parties may in the future make claims challenging the inventorship or ownership of our intellectual property. Any infringement claims or lawsuits, even if not meritorious, could be expensive and time consuming to defend, divert management’s attention and resources, require us to redesign our products and services, if feasible, require us to pay royalties or enter into licensing agreements in order to obtain the right to use necessary technologies, and/or may materially disrupt the conduct of our business.

In addition, we may face claims by third parties that our agreements with employees, contractors or third parties obligating them to assign intellectual property to us are ineffective or in conflict with prior or competing contractual obligations of assignment, which could result in ownership disputes regarding intellectual property we have developed or will develop and interfere with our ability to capture the commercial value of such intellectual property. Litigation may be necessary to resolve an ownership dispute, and if we are not successful, we may be precluded from using certain intellectual property or may lose our exclusive rights in that intellectual property. Either outcome could harm our business and competitive position.

Third parties may assert that our employees or contractors have wrongfully used or disclosed confidential information or misappropriated trade secrets, which could result in litigation.

We may employ individuals who previously worked with other companies, including our competitors or potential competitors. Although we try to ensure that our employees and contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees or contractors have inadvertently or otherwise used or disclosed intellectual property or personal data, including trade secrets or other proprietary information, of a former employer or other third party. Litigation may be necessary to defend against these claims. If we fail in defending any such claims or settling those claims, in addition to paying monetary damages or a settlement payment, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Our computer systems and operations may be vulnerable to security breaches, which could materially and adversely affect our business.

We believe the safety of our computer network and our secure transmission of information over the internet will be essential to our operations and our services. Our network and our computer infrastructure are potentially vulnerable to physical breaches or to the introduction of computer viruses, abuse of use and similar disruptive problems and security breaches that could cause loss (both economic and otherwise), interruptions, delays or loss of services to our users. It is possible that advances in computer capabilities or new technologies could result in a compromise or breach of the technology we use to protect user transaction data. A party that is able to circumvent our security systems could misappropriate proprietary information, cause interruptions in our operations or utilize our network without authorization. Security breaches also could damage our reputation and expose us to a risk of loss, litigation and possible liability. We cannot guarantee you that our security measures will prevent security breaches.

Risks Related to Our Corporate Structure

We depend upon the Contractual Arrangements in conducting our business in China, which may not be as effective as direct ownership.

Our affiliation with Infobird Beijing is managed through the Contractual Arrangements, which agreements may not be as effective in providing us with control over Infobird Beijing as direct ownership in controlling entities organized in the PRC, which often hold the licenses necessary to conduct business in the PRC. The Contractual Arrangements are not equivalent to equity ownership in the business of the VIE. Neither the investors in Infobird Cayman, the Cayman Islands holding company, nor Infobird Cayman itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Further, the Contractual Arrangements have not been tested in a court of law, including in China courts. The Contractual Arrangements are governed by and would be interpreted in accordance with the laws of the PRC. If Infobird Beijing fails to perform the obligations under the Contractual Arrangements, we may have to rely on legal remedies under the laws of the PRC, including seeking specific performance or injunctive relief, and claiming damages. There is a risk that we may be unable to obtain any of these remedies, which could affect our investors and the value of their investment. The legal environment in the PRC is not as developed as in other jurisdictions. As a result, uncertainties in the PRC legal system could limit our ability to enforce the Contractual Arrangements, or could affect the validity of the Contractual Arrangements. Thus, the Contractual Arrangements may be less effective than direct ownership and we may incur substantial costs to enforce the terms of the Contractual Arrangements.

We may not be able to consolidate the operations and financial results of some of our affiliated companies or such consolidation could materially and adversely affect our operating results and financial condition.

The Contractual Arrangements are not equivalent to equity ownership in the business of the VIE. Neither the investors in Infobird Cayman, the Cayman Islands holding company, nor Infobird Cayman itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Our business is conducted through Infobird Beijing, which is considered a VIE for accounting purposes, and we, through Infobird WFOE, are considered the primary beneficiary for accounting purposes, thus enabling us to consolidate Infobird Beijing’s operations and financial results in our consolidated financial statements. Infobird Cayman and Infobird HK were established as the holding companies of Infobird WFOE. Infobird WFOE is the primary beneficiary for accounting purposes of Infobird Beijing and its subsidiaries. All of these entities are under common control which results in the consolidation of Infobird Beijing and subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value. Infobird WFOE is deemed to have a controlling financial interest and be the primary beneficiary for accounting purposes of Infobird Beijing because it has both of the following characteristics: (1) the power to direct activities at Infobird Beijing that most significantly impact such entity’s economic performance, and (2) the right to receive benefits from Infobird Beijing that could potentially be significant to such entity.

In the event that in the future Infobird Beijing no longer meets the definition of a VIE under applicable accounting rules, or we are deemed not to be the primary beneficiary for accounting purposes, we would not be able to consolidate line by line Infobird Beijing’s operations and financial results in our consolidated financial statements for reporting purposes. Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary for accounting purposes, we would be required to consolidate that entity’s operations sand financial results in our consolidated financial statements for accounting purposes. If such entity’s financial results were negative, this would have a corresponding negative impact on our operating results for reporting purposes.

Because we rely on the Contractual Arrangements for our revenue, the termination of these agreements would severely and detrimentally affect our continuing business viability under our current corporate structure.

We are a holding company and all of our business operations are conducted through the Contractual Arrangements. The Contractual Arrangements are not equivalent to equity ownership in the business of the VIE. Neither the investors in Infobird Cayman, the Cayman Islands holding company, nor Infobird Cayman itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Further, the Contractual Arrangements have not been tested in a court of law, including in China courts. Although Infobird Beijing does not have termination rights pursuant to the Contractual Arrangements, it could terminate, or refuse to perform under, the Contractual Arrangements. Because neither we, nor our subsidiaries, own equity interests of Infobird Beijing, the termination or non-performance of the Contractual Arrangements would sever our ability to receive payments from Infobird Beijing under our current holding company structure. While we are currently not aware of any event or reason that may cause the Contractual Arrangements to terminate, we cannot assure you that such an event or reason will not occur in the future. In the event that the Contractual Arrangements are terminated, this would have a severe and detrimental effect on our continuing business viability under our current corporate structure, which, in turn, would affect the value of your investment.

Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIE contractual arrangements were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of the VIE in the form of a transfer pricing adjustment. The PRC tax authorities could effectively disregard the VIE structure, resulting in increased tax liabilities. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIE for PRC tax purposes, which could in turn increase tax liabilities without reducing our tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the VIE’s tax liabilities increase or if it is required to pay late payment fees and other penalties.

We conduct our business through Infobird Beijing by means of Contractual Arrangements. If the PRC courts or administrative authorities determine that these Contractual Arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in or different interpretations of such PRC laws and regulations may also materially and adversely affect our business.

PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in internet and other related businesses, including the provision of domestic call center services. The major foreign investor of a domestic call center services provider is required to have a record of good performance and operating experience in managing value-added telecommunications business, however, such requirement of record of good performance and operating experience in managing value-added telecommunications business for the major foreign investor was repealed by the Decision of the State Council on Revising and Repealing Certain Administrative Regulations, effective on May 1, 2022. We are a company registered in the Cayman Islands and Infobird WFOE is considered a foreign-invested enterprise. To comply with PRC laws and regulations, we conduct our business in China mainly through Infobird Beijing and its subsidiaries, based on a series of contractual arrangements by and among Infobird WFOE, Infobird Beijing and its shareholders, or the Contractual Arrangements. The Contractual Arrangements are not equivalent to equity ownership in the business of the VIE. Neither the investors in Infobird Cayman, the Cayman Islands holding company, nor Infobird Cayman itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Further, the Contractual Arrangements have not been tested in a court of law, including in China courts.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including the laws, rules and regulations governing the validity and enforcement of the Contractual Arrangements between Infobird WFOE and Infobird Beijing. We have been advised by our PRC counsel, Beijing Kingdom Law Firm, based on their understanding of the current PRC laws, rules and regulations, that (i) the structure for operating our business in China (including our corporate structure and Contractual Arrangements with Infobird WFOE, Infobird Beijing and its shareholders) will not result in any violation of PRC laws or regulations currently in effect; and (ii) the Contractual Arrangements among Infobird WFOE and Infobird Beijing and its shareholders governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the Contractual Arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel. Therefore, the Contractual Arrangements may be determined by PRC authorities to be inconsistent with the laws and regulations of the PRC, including those related to foreign investment in certain industries. Our ordinary shares could decline in value or become worthless if such determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiaries and the VIE that conduct substantially all of our operations.

In addition, if any of our PRC entities or their ownership structure or the Contractual Arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or any of our PRC entities fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses;

●	discontinuing or restricting the operations;

●	imposing conditions or requirements with which the PRC entities may not be able to comply;

●	requiring us and our PRC entities to restructure the relevant ownership structure or operations, including termination of the Contractual Arrangements with the VIE and deregistering the equity pledge of the VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control the VIE;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business; or

●	imposing fines or confiscating the income from our PRC subsidiaries or the VIE.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

The shareholders of the VIE may have actual or potential conflicts of interest with us and as a result may refuse to perform, or may breach, the Contractual Arrangements, which may materially and adversely affect our business and financial condition.

The shareholders of the VIE may have actual or potential conflicts of interest with us. These shareholders may refuse to perform or sign or may breach, or cause the VIE to breach, or refuse to renew, the existing Contractual Arrangements, which would have a material and adverse effect on our ability to effectively control the VIE and receive economic benefits from it. As a result, control over, and funds due from, the VIE may be jeopardized if the shareholders of the VIE breach, or refuse to renew, the Contractual Arrangements. For example, the shareholders may be able to cause our agreements with the VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the Contractual Arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Any failure by the VIE or its shareholders to perform their obligations under the Contractual Arrangements, or any unauthorized use of indicia of corporate power or authority, would have a material adverse effect on our business.

If the VIE or its shareholders fail to perform their respective obligations under the Contractual Arrangements or if any physical instruments, such as chops and seals, or other indicia of corporate power or authority, are used without our authorization, we may have to incur substantial costs and expend additional resources to seek legal remedies under PRC laws, including specific performance or injunctive relief, and/or claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of the VIE were to refuse to transfer their equity interest in the VIE to us or our designee if we exercise the purchase option pursuant to the Contractual Arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to perform their contractual obligations.

The Contractual Arrangements are governed by PRC laws. Accordingly, any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce the Contractual Arrangements or could affect the validity of the Contractual Arrangements, and as a result we may not be able to exert effective control over the VIE, and our ability to conduct our business may therefore be materially adversely affected.

Our current corporate structure and business operations may be affected by the relatively newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which took effect on January 1, 2020. In addition, the State Council approved the Regulation on Implementing the PRC Foreign Investment Law, or the Implementation Regulations, on December 26, 2019, effective from January 1, 2020. Since they are relatively new, uncertainties exist in relation to their interpretation. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council of the PRC, or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over the VIE through contractual arrangements will not be deemed as foreign investment in the future.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list”. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over the VIE through contractual arrangements are deemed as foreign investment in the future, and any business of the VIE is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over the VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operations.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through our Contractual Arrangements. As part of these arrangements, substantially all of our assets that are significant to the operation of our business are held by our affiliated entities. If any of these entities becomes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if any of our affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business, our ability to generate revenue and the market price of our ordinary shares.

Risks Related to Doing Business in China

We face risks related to natural disasters, health epidemics and other outbreaks, specifically the coronavirus, which could significantly disrupt our operations.

In recent years, there have been outbreaks of epidemics in various countries, including China. Recently, there was an outbreak of a novel strain of coronavirus, or COVID-19, in China, which spread rapidly to several parts of the world. COVID-19 has resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities throughout China and several other parts of the world. In March 2020, the World Health Organization declared COVID-19 a pandemic.

Substantially all of our revenues and our workforce are concentrated in China. Consequently, our results of operations will likely be adversely, and may be materially, affected, to the extent that the COVID-19 pandemic or any other epidemic harms the Chinese and global economy in general. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the COVID-19 pandemic or treat its impact, almost all of which are beyond our control. Current and potential impacts include, but are not limited to, the following:

●	Due to the nature of our business, the impact of the closure on our operational capabilities was not significant, as most of our work force continued working offsite during such office closures;

●	Our customers were negatively impacted by COVID-19, which may reduce their budgets for customer services in 2021 and beyond. We experienced a slowdown in revenue growth in 2021, as our business was negatively impacted by the COVID-19 pandemic; and

●

The situation may worsen if the COVID-19 pandemic continues. Some of our customers has been affected by COVID-19 and requested additional time to pay us which required us to record additional allowances of $2.3 million. We will continue to closely monitor our payment collections throughout 2021 and beyond.

Our construction progress in Guiyang has been further delayed due to the temporary postponement of certain activities by local government authorities to slow the spread of COVID-19. As a result, for the year ended December 31, 2021, we recorded an impairment of approximately $2.4 million through the delay of our construction progress and land use rights from our subsidiary, Infobird Guiyang. In addition, due to reduced profit projections as a result of the resurgence of COVID-19 in China in the first quarter of 2022 that caused lock-downs in various places in China, we recorded additional impairment on our intangible assets of $1.3 million for the year ended December 31, 2021.

Because of the uncertainty surrounding the COVID-19 pandemic, the financial impact related to COVID-19 cannot be reasonably estimated at this time. Our consolidated results for fiscal year 2021 have been adversely affected, but we expect our revenue in 2022 to increase due to demand for our services across industries. However, due to various reasons, such as actual operational capability and the recent outbreak of COVID-19 in China, we cannot guarantee that our total revenues for fiscal year 2022 will grow or remain at a similar level compared to fiscal year 2021, and such results of operations for fiscal year 2022 may still be adversely impacted by the COVID-19 pandemic.

In general, our business could be adversely affected by the effects of epidemics, including, but not limited to, COVID-19, avian influenza, severe acute respiratory syndrome (SARS), the influenza A virus, Ebola virus, severe weather conditions such as a snowstorm, flood or hazardous air pollution, or other outbreaks. In response to an epidemic, severe weather conditions, or other outbreaks, government and other organizations may adopt regulations and policies that could lead to severe disruption to our daily operations, including temporary closure of our offices and other facilities. These severe conditions may cause us and/or our partners to make internal adjustments, including but not limited to, temporarily closing down business, limiting business hours, and setting restrictions on travel and/or visits with clients and partners for a prolonged period of time. Various impacts arising from severe conditions may cause business disruption, resulting in material, adverse impact to our financial condition and results of operations.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and therefore by the significant discretion of Chinese governmental authorities. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. The increased global focus on environmental and social issues and China’s potential adoption of more stringent standards in these areas may adversely impact the operations of China-based issuers, including us.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could materially and adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the PRC government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may materially and adversely affect our business and operating results.

We are based in, and our operations are located in, China through our subsidiaries, the VIE and its subsidiaries. Our ability to operate in China may be impaired by changes in Chinese laws and regulations, including those relating to taxation, environmental regulation, restrictions on foreign investment, and other matters.

Because our operations are conducted in China through our subsidiaries, the VIE and its subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business, may intervene in or influence our operations at any time, and may exert more oversight and control over offerings conducted overseas and/or foreign investment in China-based issuers, any of which such actions by the Chinese government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless, and could result in a material change in our operations and/or the value of our ordinary shares. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The central Chinese government or local governments having jurisdiction within China may impose new, stricter regulations, or interpretations of existing regulations, that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. As such, our subsidiaries, the VIE and its subsidiaries in the PRC may be subject to governmental and regulatory interference in the provinces in which they operate. We could also be subject to regulation by various political and regulatory entities, including local and municipal agencies and other governmental subdivisions. Our ability to operate in China may be impaired by any such laws or regulations, or any changes in laws and regulations in the PRC. We may incur increased costs necessary to comply with existing and future laws and regulations or penalties for any failure to comply. Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. Given the current regulatory environment in the PRC, we are subject to the uncertainty of different interpretation and enforcement of rules and regulations in the PRC adverse to us, which may be announced or implemented with little or no advance notice. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, particularly in the event permission to list on U.S. exchanges becomes required, or if such permission may be withheld or rescinded once granted. Accordingly, the Chinese government’s actions in the future, including any decision to intervene in or influence our operations at any time or to exert control over foreign investment in China-based issuers, may cause us to make material changes to our operations, may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless.

If we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our ordinary shares, in particular if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed China-based companies has decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us or our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our business operations will be severely hindered and your investment in our ordinary shares could be rendered worthless.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, particularly those entities that are located within China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, which became effective in March 2020, or Article 177, the securities regulatory authority of the State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that overseas securities regulatory authorities are not allowed to carry out investigation and evidence collection directly within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council.

Our principal business operations are conducted in the PRC. In the event that the U.S. regulators carry out investigations on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. regulators could succeed in establishing such cross-border cooperation in a specific case or could establish the cooperation in a timely manner. If U.S. regulators are unable to conduct such investigations, such U.S. regulators may determine to suspend and ultimately delist our ordinary shares from the Nasdaq Capital Market or choose to suspend or de-register our SEC registration.

Uncertainties with respect to China’s legal system could materially and adversely affect us.

There are risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws. In particular, there are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, and changes in policies, laws, rules and regulations in the PRC could adversely affect us. Most of our operations are conducted in the PRC through our subsidiaries, the VIE and its subsidiaries, and are governed by PRC laws, rules and regulations. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, PRC law still restricts certain foreign investments in China, and such laws are continually evolving, as more fully described under “Prospectus Summary - Regulations - Regulations Relating to Foreign Investment”. China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Further, rules and regulations in China can change quickly with little advance notice. In particular, because these laws, rules and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable.

Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual arrangements and rights, including under the Contractual Arrangements, or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation, which could result in a material change in our operations and/or the value of our ordinary shares. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Further, such evolving laws and regulations and the inconsistent enforcement thereof could also lead to failure to obtain or maintain licenses and permits to do business in China, which would adversely affect us.

Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.

Our business generates and processes a large quantity of data. We face risks inherent in handling and protecting a large volume of data. In general, we expect that data security and data protection compliance will receive greater attention and focus from regulators, both domestically and globally, as well as attract continued or greater public scrutiny and attention going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, we could become subject to penalties, including fines, suspension of business and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected.

The PRC regulatory and enforcement regime with regard to data security and data protection is evolving and may be subject to different interpretations or significant changes. Moreover, different PRC regulatory bodies, including the Standing Committee of the National People’s Congress, or the SCNPC, the Ministry of Industry and Information Technology, or the MIIT, the CAC, the Ministry of Public Security, or the MPS and State Administration of Market Regulation, or the SAMR, have enforced data privacy and protections laws and regulations with varying standards and applications. See “Prospectus Summary—Regulations—Regulations Relating to Information Security and Privacy Protection.” Compliance with the PRC Cybersecurity Law, the PRC National Security Law, the Data Security Law, the Personal Information Protection Law, the Cybersecurity Review Measures, as well as additional laws and regulations that may come into effect in the future, including the Measures for the Security Assessment of Cross-border Data Transmission and other data security and personal information protection laws and regulations, may result in a significant increase in our compliance costs, force us to change our business practices, adversely affect our business performance as well as subject us to negative publicity, which could harm our reputation among users and negatively affect the trading price of our securities. As many of these laws and regulations have not come into effect yet, or only came into effect recently, there are uncertainties with respect to how they will be interpreted, implemented and enforced in practice, and we may be subject to regulatory investigations, fines, suspension of businesses and revocation of licenses.

As of the date of this prospectus, we, our subsidiaries and the VIE, are not covered by permissions requirements from the CAC or any other governmental agency that is required to approve the VIE’s operations, as we, our subsidiaries and the VIE (i) are not required to go through cybersecurity review by the CAC, and (ii) have not received or were denied any such requisite permissions or approvals by any PRC authority. However, considering that the interpretation and application of data protection laws are often uncertain, in flux and complicated, and the regulatory framework in China for the protection of information in cyberspace is evolving quickly, we cannot assure you that we would be able to fully comply with them. Any failure to or delay in clearing such review process would subject us to restrictions and penalties imposed by the CAC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our offshore offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our securities.

The following are examples of certain recent PRC regulatory activities in this area:

Cybersecurity and Data Security

In June 2021, the SCNPC promulgated the Data Security Law, which took effect in September 2021. The Data Security Law, among other things, provides for security review procedure for data-related activities that may affect national security. The Data Security Law prohibits entities and individuals in China from providing any foreign judicial or law enforcement authority with any data stored in China without approval from competent PRC authority, and sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines, suspension of relevant business, and revocation of business permits or licenses. In July 2021, the state council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to this regulation, critical information infrastructure means key network facilities or information systems of critical industries or sectors, such as public communication and information service, energy, transportation, water conservation, finance, public services, e-government affairs and national defense science, the damage, malfunction or data leakage of which may endanger national security, people’s livelihoods and the public interest. In December 2021, the CAC, together with other authorities, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaces its predecessor regulation. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulates that network platform operators that hold personal information of over one million users must apply with the Cybersecurity Review Office for a cybersecurity review before any public listing on a foreign stock exchange. As of the date of this prospectus, no detailed rules or implementation rules have been issued by any authority and we have not been informed that we are a critical information infrastructure operator by any government authorities. Furthermore, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Therefore, it is uncertain whether we would be deemed to be a critical information infrastructure operator under PRC law. If we are deemed to be a critical information infrastructure operator under the PRC cybersecurity laws and regulations, we may be subject to obligations in addition to what we have fulfilled under the PRC cybersecurity laws and regulations.

In November 2021, the CAC released the Regulations of Internet Data Security Management (Draft for Comments), or the Draft Regulations. The Draft Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things,(i) the listing in a foreign country of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus, the Draft Regulations was released for public comment only, and their respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty. In light of the fact that the interpretation and application of data protection laws are often uncertain, in flux and complicated, it is possible that existing or newly introduced laws and regulations, or their interpretation, application or enforcement, could significantly affect the value of our data, force us to change our data collection, data use and other business practices, cause us to incur significant compliance costs, and subject us to regulatory investigations, fines, suspension of businesses and revocation of licenses, which may materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our securities. Furthermore, if such regulations were to be adopted in their current form, given that our business generates and processes a large quantity of data, we may be subject to additional regulatory obligations with respect to data security, and may face challenges in addressing their requirements and amending our internal data processing policies and practices to ensure compliance therewith.

Moreover, on July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Cross-border Data Transmission, which will come into effect on September 1, 2022. According to these measures, personal data processors will be subject to security assessment conducted by the CAC prior to any cross-border transfer of data if the transfer involves (i) important data; (ii) personal information transferred overseas by operators of critical information infrastructure or a data processor that has processed personal data of more than one million persons; (iii) personal information transferred overseas by a data processor who has already provided personal data of 100,000 persons or sensitive personal data of 10,000 persons overseas since January 1 of last year; or (iv) other circumstances as requested by the CAC. According to the official interpretation of the CAC, the Measures for the Security Assessment of Cross-border Data Transmission cover (1) overseas transmission and storage by data processors of data generated during PRC domestic operations, and (2) access to or use of the data collected and generated by data processors and stored in the PRC by overseas institutions, organizations or individuals. Furthermore, any cross-border data transfer activities conducted in violation of the Measures for the Security Assessment of Cross-border Data Transmission before the effectiveness of these measures are required to be rectified by March 2023. As of the date of this prospectus, these measures have not taken effect, and substantial uncertainties still exist with respect to the interpretation and implementation of these measures in practice and how they will affect our business operations. Despite the fact that we do not collect or process personal data of more than one million persons, nor collect or process personal data of 100,000 persons or sensitive personal data of 10,000 persons, considering that the interpretation and application of data protection laws are often uncertain, in flux and complicated, if we were found by the regulatory authorities to have failed to comply with the applicable rules and regulations on cyber security, we would be subject to warnings, fines, confiscation of illegal revenue, revocation of licenses, cancellation of filings, or even criminal liability and our business, results of operations and financial condition would also be adversely affected. Furthermore, in light of the evolving regulatory framework in China for the protection of information in cyberspace, we may be subject to uncertainties of and adjustments to our business practices, which may incur additional operating expenses and adversely affect our results of operations and financial condition.

Although as of the date of this prospectus, we, our subsidiaries and the VIE, are not covered by permissions requirements from the CAC or any other governmental agency that is required to approve the VIE’s operations, considering the uncertainty of the interpretation and application of data protection laws, we will closely monitor and assess any development in the rule-making process. To address the concerns brought by the recently issued laws and regulations on data privacy and security, we are taking a more prudent approach in business operation and believe we can reduce our risk of exposure related to the implementation of these laws and regulations to a certain extent by the following measures:

●	Pay close attention to the latest trends in regulatory development and maintain continuous communication with the relevant regulatory authorities;

●	Enhance and improve the data processing activities in accordance with the latest regulatory requirements;

●	Adopt additional security measures and internal control system to protect the customer data from the risks of data leakage, theft and destruction and illegal control, and make advanced preparations in light of the regulatory development; and

●	Continue to improve cybersecurity awareness in our future network development and deployment.

Although we are making efforts to comply with the applicable laws, regulations and standards, there can be no assurance that our measures will be effective and sufficient under the foregoing rules and regulations. If we were found by the regulatory authorities to have failed to comply with the applicable rules and regulations on cyber security, we would be subject to warnings, fines, confiscation of illegal revenue, revocation of licenses, cancellation of filings, or even criminal liability and our business, results of operations and financial condition would also be adversely affected.

Personal Information and Privacy

In August 2021, the SCNPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. We update our privacy policies from time to time to meet the latest regulatory requirements of PRC government authorities and adopt technical measures to protect data and ensure cybersecurity in a systematic way. Nonetheless, the Personal Information Protection Law elevates the protection requirements for personal information processing, and many specific requirements of this law remain to be clarified by the regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations.

Many of the data-related legislations are relatively new and certain concepts thereunder remain subject to interpretation by the regulators. If any data that we possess belongs to data categories that are subject to heightened scrutiny, we may be required to adopt stricter measures for protection and management of such data. The Cybersecurity Review Measures and the Draft Regulations remain unclear on whether the relevant requirements will be applicable to companies that are already listed in the United States, such as us. We cannot predict the impact of the Cybersecurity Review Measures and the Draft Regulations, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. If the Cybersecurity Review Measures and the enacted version of the Draft Regulations mandate clearance of cybersecurity review and other specific actions to be taken by issuers like us, we face uncertainties as to whether these additional procedures can be completed by us timely, or at all, which may subject us to government enforcement actions and investigations, fines, penalties or suspension of our non-compliant operations, and materially and adversely affect our business and results of operations. As of the date of this prospectus, we have not been involved in any formal investigations on cybersecurity review made by the CAC on such basis. In general, compliance with the existing PRC laws and regulations, as well as additional laws and regulations that PRC regulatory bodies may enact in the future, related to data security and personal information protection, may be costly and result in additional expenses to us, and subject us to negative publicity, which could harm our reputation and business operations. There are also uncertainties with respect to how such laws and regulations will be implemented and interpreted in practice.

The approval of, or report and fillings with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing and report process.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the CSRC issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments. These draft measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (i) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offing activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. Theses draft measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises. On April 2, 2022, the CSRC promulgated Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Issuance and Listing by Domestic Enterprises (Draft for Comments), according to which, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. A domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will jeopardize national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations. For more information, see “Prospectus Summary—Regulations—Regulations Related to Mergers and Acquisitions and Overseas Listings.”

There are substantial uncertainties as to whether these draft measures to regulate direct or indirect overseas offering and listing would be further amended, revised or updated, their enactment timetable and final content. As the CSRC may formulate and publish guidelines for filings in the future, the draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments does not provide for detailed requirements of the substance and form of the filing documents. In a Q&A released on its official website, the respondent CSRC official indicated that the proposed new filing requirement will start with new companies and the existing companies seeking to carry out activities like follow-on financing. As for the filings for the existing companies, the regulator will grant adequate transition period and apply separate arrangements. The Q&A also addressed the contractual arrangements and pointed out that if relevant domestic laws and regulations have been observed, companies with compliant VIE structure may seek overseas listing after completion of the CSRC filings. Nevertheless, it does not specify what qualify as compliant VIE structures and what relevant domestic laws and regulations are required to be complied with. The draft Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Issuance and Listing by Domestic Enterprises does not provide for a clear scope of government work secrets or the documents and materials that, if divulged, will jeopardize national security or public interest, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that we will be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all.

As of the date of this prospectus, we, our subsidiaries and the VIE, are not covered by permissions requirements from the CSRC, or any other governmental agency that is required to approve the VIE’s operations, as we, our subsidiaries and the VIE (i) are not required to obtain permissions from the CSRC; and (iii) have not received or were denied any such requisite permissions or approvals by any PRC authority.

However, given that our business generates and processes a large quantity of data, in connection with any future overseas capital markets activities, we may need to obtain permission from the CSRC or meet other regulatory requirements that may be adopted in the future by PRC authorities. To the extent such requirements are or become applicable, we cannot assure you that we would be able to fully comply with them on a timely basis, if at all. Any failure to obtain or delay in obtaining such permission or meeting such requirements would subject us to restrictions and penalties imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, delays of or restrictions on the repatriation of the proceeds from our offshore offerings into China, or other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our securities.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China and may have a material adverse effect on our business.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business. Tariffs could increase the cost of the goods and products which could affect customers’ spending levels. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, including those obtained in the U.S., or bringing actions in China against us or our management based on foreign laws.

We are a holding company incorporated under the laws of the Cayman Islands. We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior employees reside within China for a significant portion of the time and most are PRC residents. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside mainland China, including our management. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions, including the U.S., in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to its respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of our PRC subsidiaries as a FIE is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law, or EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Under the Notice of the State Taxation Administration on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include, but are not limited to: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiaries must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the STA promulgated the Announcement of the Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties in 2018, which sets forth certain detailed factors in determining “beneficial owner” status, and specifically, if an applicant’s business activities do not constitute substantive business activities, the applicant will not qualify as a “beneficial owner.” Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties promulgated by the STA on October 14, 2019 and became effective from January 1, 2020, which provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, collect and retain relevant materials for reference in accordance with these treaties and accept supervision and management from the tax authorities.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of our initial public offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on FIEs in China, capital contributions to our PRC subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China. In addition, (a) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or its local branches, and (b) our PRC subsidiaries may not procure loans which exceed the statutory limits. Any medium-or long- term loan to be provided by us to our PRC subsidiaries must be filed and registered with the National Development and Reform Commission, or NDRC and the SAFE or its local branches. We may not obtain these government approvals or complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to receive such approvals or complete such registration, our ability to use the proceeds of our initial public offering and to capitalize our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142. SAFE Circular 142 regulates the conversion by FIEs of foreign currency into Renminbi by restricting the usage of converted Renminbi. SAFE Circular 142 provides that any Renminbi capital converted from registered capitals in foreign currency of FIEs may only be used for purposes within the business scopes approved by PRC governmental authority and such Renminbi capital may not be used for equity investments within China unless otherwise permitted by PRC law. In addition, the SAFE strengthened its oversight of the flow and use of Renminbi capital converted from registered capital in foreign currency of FIEs. The use of such Renminbi capital may not be changed without SAFE approval, and such Renminbi capital may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been utilized. On July 4, 2014, SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched the pilot reform of administration regarding conversion of foreign currency registered capitals of FIEs in 16 pilot areas. According to SAFE Circular 36, some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of an ordinary FIE in the pilot areas, and such FIE is permitted to use Renminbi converted from its foreign-currency registered capital to make equity investments in the PRC within and in accordance with the authorized business scope of such FIEs, subject to certain registration and settlement procedure as set forth in SAFE Circular 36. On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19 took effect as of June 1, 2015 and superseded SAFE Circular 36 and SAFE Circular 142 on the same date. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for expenditure beyond their business scopes, providing entrusted loans or repaying loans between non-financial enterprises. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 may significantly limit our ability to use transfer any foreign currency we hold, including the net proceeds of our initial public offering to fund the establishment of new entities in China by our subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries, or to establish variable interest entities in the PRC, which may materially and adversely affect our business, financial condition and results of operations. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary registration or obtain the necessary approval on a timely basis, or at all. If we fail to complete the necessary registration or obtain the necessary approval, our ability to make loans or equity contributions to our PRC subsidiaries may be negatively affected, which could materially and adversely affect our PRC subsidiaries’ liquidity and its ability to fund its working capital and expansion projects and meet its obligations and commitments.

 Discontinuation of any of the preferential tax treatments available to us or imposition of any additional taxes could adversely affect our financial condition and results of operations.

The EIT Law and its implementation rules, effective 2008, unified the previously existing separate income tax laws for domestic enterprises and FIEs and adopted a unified 25% enterprise income tax, or the EIT, rate applicable to all resident enterprises in China, subject to certain exceptions. In addition, certain enterprises may enjoy a preferential EIT rate of 15% under the EIT Law if they qualify as High and New Technology Enterprise, or HNTE, subject to various qualification criteria. For example, in 2021, Infobird Beijing qualified as a HNTE and was eligible for a 15% preferential tax rate effective for two years starting from 2021 to 2023. If Infobird Beijing fails to maintain or renew its HNTE status, its applicable EIT rate may be increased to 25%, which could have a material adverse effect on our financial condition and results of operations.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. In addition, appreciation or depreciation in the value of the Renminbi relative to U.S. dollars would affect our financial results reported in U.S. dollar terms regardless of any underlying change in our business or results of operations.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited, and we may not be able to adequately hedge our exposure, or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material and adverse effect on your investment.

PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency into or out of China, which essentially may restrict the ability to transfer funds into or out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. In 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, also known as Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, effective in September 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the foregoing MOFCOM regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to a security review, it will submit it to the Inter-Ministerial Panel, an authority established under Circular 6 led by the NDRC, and MOFCOM under the leadership of the State Council, to carry out security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merging or acquisition of a company engaged in the software services business requires security review, and there is no requirement that acquisitions completed prior to the promulgation of the Security Review Circular are subject to MOFCOM review. On December 19, 2020, the NDRC and the MOFCOM jointly promulgated the Measures on the Security Review of Foreign Investment, effective on January 18, 2021, setting forth provisions concerning the security review mechanism on foreign investment, including the types of investments subject to review, review scopes and procedures, among others. The Office of the Working Mechanism of the Security Review of Foreign Investment, or the Office of the Working Mechanism, will be established under the NDRC, who will lead the task together with the MOFCOM. Foreign investor or relevant parties in China must declare the security review to the Office of the Working Mechanism prior to the investments in, among other industries, important cultural products and services, important information technology and internet products and services, important financial services, key technologies and other important fields relating to national security, and obtain control in the target enterprise. See “Prospectus Summary—Regulations— Regulations Relating to Foreign Investment.”

We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore SPVs will be required to register such investments with the SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of a SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

We cannot assure you that all of our shareholders that may be subject to SAFE regulations have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37, and we cannot assure you that these individuals may continue to make required filings or updates on a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with the SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may materially and adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As of the date of this prospectus, to our knowledge, all of our shareholders had registered according to SAFE Circular 37.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation of the PRC, or the SAT, issued the Announcement of the State Administration of Taxation on Several Issues Relating to Enterprise Income Tax on Indirect Transfers of Assets by Non-resident Enterprises, or SAT Bulletin 7, which was partially abolished on December 1, 2017 and December 29, 2017. SAT Bulletin 7 extends its tax jurisdiction to transactions involving transfer of taxable assets through the offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which was partially revised. SAT Bulletin 37 came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Additional factors outside of our control related to doing business in China could negatively affect our business.

Additional factors that could negatively affect our business include a potential significant revaluation of the Renminbi, which may result in an increase in the cost of producing products in China, labor shortages and increases in labor costs in China as well as difficulties in moving products manufactured in China out of the country, whether due to port congestion, labor disputes, slowdowns, product regulations and/or inspections or other factors. Prolonged disputes or slowdowns can negatively impact both the time and cost of transporting goods. Natural disasters or health pandemics impacting China can also have a significant negative impact on our business. Further, the imposition of trade sanctions or other regulations against products imported by us from, or the loss of “normal trade relations” status with, China, could significantly increase our cost of products exported outside of China and harm our business.

The recent joint statement by the SEC and the Public Company Accounting Oversight Board, or the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act, or the HFCAA, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially non-U.S. auditors who are not inspected by the PCAOB.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or that have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks, and their implications to U.S. investors, associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On December 2, 2021, the SEC adopted final amendments to its rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which took effect on January 10, 2022. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, as defined in the rules, under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, meaning the number of “non-inspection” years would be decreased from three to two, and thus, would reduce the time before securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Pursuant to the HFCAA, on December 16, 2021, the PCAOB issued a determination report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China; and (2) Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. Both our former auditor, Friedman LLP (“Friedman”), and our new auditor, Marcum Asia CPAs LLP (“Marcum Asia”), have been inspected by the PCAOB on a regular basis, with the last inspections in 2020, and neither Friedman nor Marcum Asia is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the China Securities Regulatory Commission, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Risks Related to our Ordinary Shares

We have identified material weaknesses in our internal control over financial reporting. If we fail to implement and maintain an effective system of internal control, we may be unable to accurately report our operating results, meet our reporting obligations or prevent fraud.

Prior to our initial public offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

In the course of auditing our consolidated financial statements as of and for the year ended December 31, 2021, we and our independent registered public accounting firm identified eight material weaknesses in our internal control over financial reporting. As defined in standards established by the Public Company Accounting Oversight Board (United States), a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States, or U.S. GAAP, and SEC reporting and compliance requirements. The other material weaknesses related to the absence of policies and procedures and related risk mitigations surrounding our IT policies and procedures, including (ii) deficiencies in third party vendor management, (iii) deficiencies in backup management and recovery management, (iv) deficiencies in user accounts management, (v) lack of segregation of duties and monitoring of privileged accounts, (vi) deficiencies in monitoring access to systems and data, (vii) deficiencies in password management and (viii) deficiencies in vulnerability assessment and patch management. We are currently in the process of remediating the material weaknesses described above and we intend to continue implementing the following measures, among others, to remediate the material weaknesses. We plan to: (i) improve our reporting process by actively hiring more qualified accounting personnel; (ii) prepare a systematic policies and procedures manual for our IT processes in order to develop enhanced risk assessment procedures and controls related to changes in IT systems; (iii) regularly conduct internal evaluation for IT-related departments and all IT staff; (iv) regularly conduct network security training for IT employees to provide employees with security awareness; (v) establish a qualification assessment procedure for third-party service providers; (vi) improve demand analysis and detailed design/specification of new IT projects. All new IT projects undergo user acceptance testing and implementation approval; (vii) ensure system and information security, strictly control the approval of system permissions and review them regularly, enforce password complexity policies, and regularly audit and analyze logs; and (viii) enforce and monitor IT standard procedures and safety management specifications.

We are now a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 required us to include a report of management on our internal control over financial reporting in our annual report on Form 20-F for the fiscal year ended December 31, 2021. See “Item 15. Disclosure Controls and Procedures” in our Annual Report on Form 20-F for the year ended December 31, 2021 for further information. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our consolidated financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

An active trading market for our ordinary shares may not be sustained.

Our ordinary shares have been listed on Nasdaq only since April 20, 2021, and we cannot assure you that an active trading market for our ordinary shares will be sustained or maintained. The lack of an active trading market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling our ordinary shares and entering into strategic partnerships or acquiring other complementary products, technologies or businesses by using our ordinary shares as consideration. In addition, if we fail to satisfy exchange listing standards, we could be delisted, which would have a negative effect on the price of our ordinary shares.

We expect that the price of our ordinary shares will fluctuate substantially and you may not be able to sell your shares at or above the price you purchased the shares at.

The market price of our ordinary shares is likely to be highly volatile and may fluctuate substantially due to many factors, including:

●	the volume and timing of sales of our products;

●	the introduction of new products or product enhancements by us or others in our industry;

●	disputes or other developments with respect to our or others’ intellectual property rights;

●	our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced products on a timely basis;

●	product liability claims or other litigation;

●	quarterly variations in our results of operations or those of others in our industry;

●	media exposure of our products or of those of others in our industry;

●	changes in governmental regulations or in reimbursement;

●	changes in earnings estimates or recommendations by securities analysts; and

●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our ordinary shares, regardless of our actual operating performance.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

Our stock may trade below $5.00 per ordinary share and thus could be known as a penny stock, subject to certain exceptions. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our ordinary shares.

Our stock may trade below $5.00 per share. As a result, our stock could be known as a “penny stock”, subject to certain exceptions, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our ordinary shares could be considered to be a “penny stock”, subject to certain exceptions. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our ordinary shares, and may negatively affect the ability of holders of shares of our ordinary shares to resell them, if the “penny stock” rules apply. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

If we fail to meet applicable listing requirements, Nasdaq may delist our ordinary shares from trading, in which case the liquidity and market price of our ordinary shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. For example, legislative or other regulatory action in the United States could result in listing standards or other requirements that, if we cannot meet, may result in delisting and adversely affect our liquidity or the trading price of our shares that are listed or traded in the United States. If we fail to comply with the applicable listing standards and Nasdaq delists our ordinary shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our ordinary shares;

●	reduced liquidity for our ordinary shares;

●	a determination that our ordinary shares are “penny stock”, which would require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our ordinary shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our ordinary shares to drop significantly, even if our business is doing well.

Sales of a substantial number of our ordinary shares in the public market could occur at any time. We have issued and outstanding 19,093,315 ordinary shares. Of that amount, 15,461,818 shares are restricted as of December 22, 2022 as a result of securities laws and/or lock-up agreements, but will be able to be sold in the future subject to securities laws and/or lock-up agreements. If held by one of our affiliates, the resale of those securities will be subject to volume limitations under Rule 144 of the Securities Act.

Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

Our directors, officers and principal shareholders holding 5% or more of our ordinary shares, collectively, control approximately 50.12% of our outstanding ordinary shares. As a result, these shareholders, if they act together, will be able to control the management and affairs of our company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their ordinary shares as part of a sale of us or our assets, and might affect the prevailing market price of our ordinary shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We have broad discretion in the use of proceeds from our initial public offering designated for working capital and general corporate purposes.

In April 2021, we issued and sold 1,250,000 ordinary shares in our initial public offering, and in June 2021, we issued and sold 25,000 ordinary shares pursuant to the partial exercise of the underwriter’s over-allotment option in connection with our initial public offering. We have used net proceeds from our initial public offering for strengthening sales and marketing, research and development, and general corporate purposes, including the expenses we spent to become, and maintain our status as, a publicly listed company in the United States. Within those categories, we have not determined the specific allocation of the net proceeds. Our management will have broad discretion over the use and investment of the net proceeds within those categories. Accordingly, investors have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.

We expect to incur significant additional costs as a result of being a public company, which may materially and adversely affect our business, financial condition and results of operations.

As a public company, we incur significant additional costs associated with corporate governance requirements, including rules and regulations of the SEC, under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Exchange Act, as well as the rules of the Nasdaq. These rules and regulations are expected to significantly increase our accounting, legal and financial compliance costs and make some activities more time-consuming. We also expect these rules and regulations to make it more expensive for us to obtain and maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Accordingly, increases in costs incurred as a result of becoming a publicly traded company may materially and adversely affect our business, financial condition and results of operations.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our ordinary shares will be your sole source of gain for the foreseeable future.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

If a trading market for our ordinary shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our ordinary shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

Recently introduced economic substance legislation of the Cayman Islands may impact us and our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, has recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act, 2018, or the Substance Law, and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019 and onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands, as is Infobird Cayman; however, it does not include an entity that is tax resident outside of the Cayman Islands. Accordingly, for so long as Infobird Cayman is a tax resident outside of the Cayman Islands, we are not required to satisfy the economic substance test set out in the Substance Law. Although it is presently anticipated that the Substance Law will have little material impact on us and our operations, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on us and our operations.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (2022 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Moreover, while under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders, under Cayman Islands law, our controlling shareholders do not owe any such fiduciary duties to our company or to our minority shareholders. Accordingly, our controlling shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by the shareholders) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders unless required by the Companies Act of the Cayman Islands or other applicable law or authorized by the directors or by ordinary resolution. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practices with respect to any corporate governance matter. To the extent we choose to follow home country practices with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our ordinary shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain and maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on home country practices with respect to our corporate governance. If we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following our initial public offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our ordinary shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our ordinary shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Item 10.E. Taxation— Passive Foreign Investment Company Consequences” in our Annual Report on Form 20-F for the year ended December 31, 2021.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our ordinary shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains information that may be forward-looking statements within the meaning of applicable securities laws. All statements other than statements of historical fact are “forward-looking statements” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based on the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

CASH AND ASSET FLOWS THROUGH OUR ORGANIZATION

Infobird WFOE, the VIE and its consolidated subsidiaries, or investors transfer funds through our organization under the applicable PRC laws and regulations. To the extent our cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIE by the PRC government to transfer cash. As of the date of this prospectus, none of Infobird Cayman, its subsidiaries, the VIE or its subsidiaries has written cash management policies or procedures in place that dictate how funds are transferred. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations.

Transfers between the VIE and Infobird WFOE

The VIE and its consolidated subsidiaries are the main operating entities, which receive their revenues in RMB. Infobird WFOE may receive payments from the VIE, pursuant to the Contractual Arrangements. There may also be transfers via intercompany loans between Infobird WFOE and the VIE.

Transfer between Infobird Cayman, Infobird HK and Infobird WFOE

Infobird Cayman and Infobird HK are holding companies and may rely on dividends from Infobird WFOE to fund cash and financing requirements. Cash transfers may also be in the form of capital contributions from the holding companies to Infobird WFOE or via intercompany loans between the holding companies and Infobird WFOE. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiary, Infobird WFOE, is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain routine procedures under PRC foreign exchange regulations, such as the overseas investment registrations by shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

For our Hong Kong subsidiary, Infobird HK, and the holding company, Infobird Cayman, or the Non-PRC Entities, there is no restriction on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to U.S. investors. Also, there are no restrictions or limitations on the abilities of the Non-PRC Entities to distribute earnings from the businesses, including the subsidiaries and/or the consolidated VIE, to Infobird Cayman or from Infobird Cayman to U.S. investors, as well as the ability to settle amounts owed under the Contractual Arrangements. There are also no restrictions or limitations on the ability of Infobird WFOE to settle amounts owed under the Contractual Arrangements as both Infobird WFOE and the VIE are incorporated in China and the amount to be settled will be in RMB without foreign exchange control. For more details, see “Risk Factors—Risks Related to Doing Business in China—PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.”

We, Infobird Cayman, are a Cayman Islands holding company, and we may rely principally on dividends and other distributions on equity paid by our subsidiaries for cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. As we conduct our operations in China primarily through our subsidiaries, the VIE and its subsidiaries, our ability to pay dividends to the shareholders and to service any debt we may incur may depend upon dividends paid by our subsidiaries and license and service fees paid by the VIE. Current PRC regulations permit Infobird WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. In addition, our subsidiaries, the VIE and its subsidiaries in China are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. For more details, see “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. For more details about the employee welfare fund, see “Risk Factors— Risks Related to Our Business and Industry —Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.” Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC company to a Hong Kong resident enterprise may be reduced to 5% from a standard rate of 10%, if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Under the Notice of the State Taxation Administration on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include, but are not limited to: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiaries must have met the direct ownership thresholds during the twelve consecutive months preceding the receipt of the dividends. Further, the State Taxation Administration, or the STA, promulgated the Announcement of the Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties in 2018, which sets forth certain detailed factors in determining “beneficial owner” status, and specifically, if an applicant’s business activities do not constitute substantive business activities, the applicant will not qualify as a “beneficial owner”. Furthermore, the Administrative Measures for Non-resident Taxpayers to Enjoy Treatment under Treaties, which became effective in January 2020, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report with the tax authorities. Therefore, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment rather than substantive business activities, then we will not qualify as a “beneficial owner”, and the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries. For more details, see “Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

Cash transfers within our organization are effected by means of bank wires. As between Infobird Cayman, our Cayman Islands holding company, and its subsidiaries, including Infobird WFOE, cash is generally transferred by means of capital contributions and/or interest-free intercompany loans. Cash transferred or settled Infobird Cayman and its subsidiaries, on the one hand, and the consolidated VIE, on the other hand, is typically transferred through payments for fees under our Contractual Arrangements, expense reimbursements, or intercompany borrowings between Infobird Cayman or one of its subsidiaries and the consolidated VIE. All such loans are interest-free, unsecured and payable on demand.For more information regarding these contractual arrangements, see “Prospectus Summary—Contractual Arrangements.” As a general matter, Infobird WFOE is entitled to a service fee equal to all of the consolidated net income of the VIE. However, the service fee may be adjusted by Infobird WFOE based on the actual scope of services rendered by Infobird WFOE and the operational needs and expanding demands of the consolidated VIE. The enforceability and treatment of the intercompany agreements within our organization, including the intercompany borrowings and the contractual arrangement with the VIE, have not been tested in court. Likewise, to the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. There are no tax consequences for intercompany borrowings or the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

The proceeds of any transactions within our organization, including with the VIE, are recorded on our books as “Inter-Company due,” and are eliminated in our consolidated financial statements. For more details, please refer to the principles of consolidation set forth in the notes to our Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019 as set forth in Amendment 1 to our Annual Report on Form 20-F filed with the SEC on October 21, 2022. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer.

During the fiscal year ended December 31, 2022:

●	approximately $2,542,000 was contributed by Infobird Cayman to Infobird HK;
●	approximately $3,540,000 was contributed by Inforbird HK to Infobird WFOE;
●	approximately $3,176,549 was transferred Infobird WFOE to the VIE and its subsidiaries as an intercompany loan., and
●	approximately $148,610 was transferred from the VIE and its subsidiaries to Infobird WFOE as an intercompany loan..

During the three years preceding the date of this Prospectus, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to Infobird. During that same period, Infobird has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future. No assets other than cash are transferred within our organization. For more details, please see the section entitled “Cash and Asset Flows Through Our Organization” below.

During the fiscal year ended December 31, 2022, cash and other asset transfers between the holding company, Infobird Cayman, its subsidiaries, and the consolidated VIE were as follows:

During the Fiscal Year Ended December 31, 2022
Transfer From	Transfer To	Equivalent to amount Unaudited		Purpose	Asset Type
Infobird Cayman	Infobird HK	US$	2,542,000	Capital Contribution	Cash
Infobird HK	Infobird WFOE	US$	3,540,000	Capital Contribution	Cash
Infobird WFOE	VIE	US$	3,176,549	Intercompany Loan	Cash
VIE	Infobird WFOE	US$	148,610	Intercompany Loan	Cash

During the Fiscal Year Ended December 31, 2021
Transfer From	Transfer To	Equivalent to amount		Purpose	Asset Type
Infobird Cayman	Infobird HK	US$	11,000,000	Capital Contribution	Cash
Infobird HK	Infobird WFOE	US$	9,500,000	Capital Contribution	Cash
Infobird WFOE	VIE	US$	5,800,000	Intercompany Loan	Cash
Infobird WFOE	VIE	US$	6,000,000	Reimbursement of cost and expenses	Cash
VIE	Infobird Cayman	US$	700,000	Reimbursement of IPO costs and expenses	Cash
Infobird HK	Infobird Cayman	US$	70,000	Reimbursement of IPO costs and expenses	Cash

EXCHANGE RATE INFORMATION

Our functional currency is RMB. Our consolidated financial statements are presented in U.S. dollars. We use U.S. dollars as the reporting currency in our consolidated financial statements and in this prospectus. Assets and liabilities are translated into U.S. dollars at the noon buying rate in the City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York as of the balance sheet dates, the statements of income are translated using the average rate of exchange in effect during the reporting periods, and the equity accounts are translated at historical exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. With respect to amounts not recorded in our consolidated financial statements included elsewhere in this prospectus, unless otherwise stated, the balance sheet amounts, with the exception of equity at December 31, 2021 and 2020 were translated at 6.3726 RMB and 6.5250 RMB, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to statement of income accounts for the years ended December 31, 2021, 2020, and 2019 were 6.4508 RMB, 6.9042 RMB and 6.9081 RMB to $1.00, respectively. Cash flows were also translated at average translation rates for the periods, therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

	(RMB per U.S. Dollar)
	Period End	Average (1)
2019	6.9762	6.8985
2020	6.5249	6.8976
2021	6.3757	6.4515

	(RMB per U.S. Dollar)
	Period High	Period Low
January 2022	6.3794	6.3246
February 2022	6.3681	6.3222
March 2022	6.3800	6.3014
April 2022	6.6177	6.3509
May 2022	6.7898	6.5672
June 2022	6.7518	6.6634
July 2022	6.7731	6.6863
August 2022	6.8906	6.7324
September 2022	7.1107	6.8821
October 2022	7.1768	7.0992
November 2022	7.2555	7.0363

(1)	Annual and monthly (where applicable) averages were calculated by using the average of the midpoint exchange rate of each day during the relevant period.

Source: http://www.safe.gov.cn/safe/rmbhlzjj/index.html.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds that we receive from the sale of the securities offered by this prospectus will be used by us for working capital and general corporate purposes. We have not allocated any portion of the net proceeds for any particular use as of the date of this prospectus. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF SHARE CAPITAL

General

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands and our affairs are governed by:

●	Memorandum and Articles of Association;

●	The Companies Act (2022 Revision) (as amended) of the Caymans Islands, which is referred to as the Companies Act below; and

●	Common law of the Cayman Islands.

On December 16, 2022, we filed the Company’s Third Amended and Restated Memorandum and Articles of Association with the Cayman Island General Registry Department (the “Amendment”) following the approval of the Company’s shareholders at an extraordinary general meeting of the shareholders held on December 15, 2022. Pursuant to the Amendment, the authorized share capital of the Company increased from US$50,000 divided into 10,000,000 ordinary shares of US$0.005 par value each (the “Ordinary Shares”) to US$25,000,000 divided into 5,000,000,000 Ordinary Shares of US$0.005 par value each, by the creation of an additional 4,990,000,000 unissued Ordinary Shares of a par value of US$0.005 each to rank pari passu in all respects with the existing Ordinary Shares.

We have included summaries of material provisions of our amended and restated memorandum and articles of association insofar as they relate to the material terms of our share capital. The summaries do not purport to be complete and are qualified in their entirety by reference to our amended and restated memorandum and articles of association, which is filed as Exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference.

Ordinary Shares

All of our outstanding ordinary shares are fully paid and non-assessable.

Issuance of Shares and Changes to Capital

Subject to the Nasdaq rules and to the provisions, if any, in our amended and restated memorandum and articles of association, our board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in our capital without the approval of our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. We will not issue bearer shares.

We may, subject to the provisions of the Companies Act, our amended and restated memorandum and articles of association, the SEC and Nasdaq, from time to time by shareholders resolution passed by a simple majority of the voting rights entitled to vote at a general meeting: increase our capital by such sum, to be divided into shares of such amounts, as the relevant resolution shall prescribe; consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination; sub-divide our existing shares, or any of them, into shares of smaller amounts than is fixed pursuant to our amended and restated memorandum and articles of association; and cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled.

We may also, subject to the provisions of the Companies Act, our amended and restated memorandum and articles of association, the SEC and Nasdaq: issue shares on terms that they are to be redeemed or are liable to be redeemed; purchase our own shares (including any redeemable shares); and make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of our capital.

Dividends

Subject to the Companies Act, our shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at the general meeting, declare dividends (including interim dividends) to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be paid in proportion to the number of ordinary shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

In addition, our board of directors may resolve to capitalize any undivided profits not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of our share premium account or capital redemption reserve; appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other; resolve that any shares so allotted to any shareholder in respect of a holding by him/her of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend; make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under our amended and restated Articles of Association in fractions; and authorize any person to enter on behalf of all our shareholders concerned in an agreement with us providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders.

Voting and Meetings

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid. Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per share.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings; however, our amended and restated memorandum and articles of association provide that in each year, other than the year in which our amended and restated memorandum and articles of association was adopted, we will hold an annual general meeting of shareholders at a time determined by our board of directors, provided that if we are not required to hold an annual general meeting by Cayman Islands law or Nasdaq rules, we may choose not to do so. Also, we may, but are not required to (unless required by Cayman Islands law), in each year hold any other extraordinary general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that upon the requisition of shareholders representing not less than two-thirds, in par value of the issued shares which as at the date carry the right to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our amended and restated memorandum and articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to attend and vote (with regards to an annual general meeting), and the holders of 95% in par value of the shares entitled to attend and vote (with regard to an extraordinary general meeting), that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means. We will observe the statutory minimum convening notice period for a general meeting of shareholders.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third (or 33 1/3%) in nominal value of our total issued voting shares entitled to vote upon the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require an affirmative vote of two-thirds). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association.

Our amended and restated memorandum and articles of association provide that the affirmative vote of no less than two-thirds of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our amended and restated memorandum and articles of association that relate to or have an impact upon the procedures regarding the election, appointment, or removal of directors and the size of the board.

Transfers of Shares

Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or common form or in the form prescribed by Nasdaq or in any other form which our board of directors may approve. Our board of directors may, in its absolute discretion, refuse to register a transfer of any share that is not a fully paid up share to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to recognize any instrument of transfer unless: a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof; the instrument of transfer is in respect of only one class of shares; the ordinary shares transferred are fully paid and free of any lien; the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept, accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator with the like sanction determines, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Anti-Takeover Provisions

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Inspection of Books and Records

Holders of ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by the shareholders). Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders unless required by the Companies Act or other applicable law or authorized by the directors or by ordinary resolution.

Register of Shareholders

Under Cayman Islands law, we must keep a register of shareholders that includes: the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member; the date on which the name of any person was entered on the register as a member; and the date on which any person ceased to be a member.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. An exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Preferred Shares

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

Vstock Transfer is our company’s stock transfer agent. Vstock’s contact information is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, tel. (212) 828-8436.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares. Warrants may be offered separately or together with other securities offered by this prospectus, as the case may be. Unless the applicable prospectus supplement otherwise indicates, each series of warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include some or all of the following:

●	the designation and aggregate number of warrants;

●	the price at which the warrants will be offered;

●	the currency or currencies in which the warrants will be offered;

●	the designation and terms of our ordinary shares purchasable upon exercise of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●

the number of ordinary shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which our ordinary shares may be purchased upon exercise of each warrant;

●	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

●	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

●	if applicable, whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material United States and Canadian tax consequences of owning the warrants; and

●	any other material terms or conditions of the warrants.

Each warrant will entitle the holder to purchase ordinary shares, as specified in the applicable prospectus supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date the principal will be payable;

●	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

●	the place where payments may be made;

●	any mandatory or optional redemption provisions;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

●	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

●	any conversion or exchange provisions;

●	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

●	whether the debt securities will be issuable in the form of a global security;

●	any subordination provisions, if different from those described below under “Subordination”;

●	any deletions of, or changes or additions to, the events of default or covenants; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

●	an event of default is continuing; or

●	the Company executes and delivers to the trustee an officers’ certificate stating that the global security is exchangeable.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;

●	will not be entitled to physical delivery of certificated debt securities; and

●	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

●	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

●	the successor assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

●	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	change the stated maturity of any debt security;

●	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

●	reduce the principal of an original issue discount security on acceleration of maturity;

●	reduce the rate of interest or extend the time for payment of interest on any debt security;

●	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

●	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

●	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

●	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act; or

●	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

●	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

●	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

●	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

●	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

●	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

●	our indebtedness to any of our majority-owned subsidiaries; and

●	subordinated debt securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following information, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of any such the units that we may offer under this prospectus. While the information below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the general terms described below.

We will file the form of unit agreement, if any, between us and a unit agent that describes the terms and conditions of the series of units we are offering, and any supplemental agreements, concurrently with the filing of the applicable prospectus supplement under which such series of units are offered. This summary is subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

We may issue units comprising one or more of shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, under which a unit may be issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units.

The provisions described in this section, as well as those described under “Description of Share Capital” and “Description of Warrants” will apply to each unit and to any share or warrant included in each unit, respectively. We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell those securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers, or if indicated in a prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means. Underwriters may sell securities to or through dealers. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of securities, the public offering price or prices of the securities and the proceeds from the sale of the securities.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on the NASDAQ or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters, dealers or agents to or through which securities other than our ordinary shares are sold by us for public offering and sale may make a market in such securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in securities of any series or issue will develop or as to the liquidity of any such market, whether or not such securities are listed on a securities exchange.

The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

CERTAIN INCOME TAX CONSIDERATIONS

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference.

ENFORCEMENT OF LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

We have been advised by Campbells, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the Cayman Islands. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Campbells that, notwithstanding the above, a final and conclusive judgment obtained in U.S. federal or state courts under which a definite sum of money is payable as compensatory damages and not in respect of laws that are penal in nature (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that: (a) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process, (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations, (c) the judgment was final and conclusive and for a liquidated sum, (d) the judgment was not obtained by fraud, and (e) the judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy in the Cayman Islands.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

PRC

We have been advised by Beijing Kingdom Law Firm, our counsel as to PRC law, that the United States and the PRC do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the PRC. This uncertainty relates to whether such a judgment would be determined by the courts of the PRC to be penal or punitive in nature.

We have also been advised by Beijing Kingdom Law Firm that, according to Civil Procedural Law of the People’s Republic of China, where a judgment or ruling made by a foreign court which has come into legal effect requires ratification and enforcement by a People’s Court of the People’s Republic of China, the parties concerned may submit an application directly to an intermediate People’s Court of the People’s Republic of China which has jurisdiction for ratification and enforcement, or the foreign court may, pursuant to the provisions of the international treaty concluded or participated by the country and the People’s Republic of China or in accordance with the principle of reciprocity, request for ratification and enforcement by the People’s Court. For a judgment or ruling made by a foreign court which has come into legal effect for which ratification and enforcement is applied or requested, where a People’s Court concludes, upon examination pursuant to the international treaty concluded or participated by the People’s Republic of China or in accordance with the principle of reciprocity, that the basic principle of the laws of the People’s Republic of China or the sovereignty, security or public interest of the People’s Republic of China is not violated, the People’s Court shall rule on ratification of the validity; where there is a need for enforcement, an enforcement order shall be issued and enforced pursuant to the relevant provisions of this Law. Where the People’s Court deemed that the basic principle of the laws of the People’s Republic of China or the sovereignty, security or public interest of the People’s Republic of China is violated, the judgment or ruling made by the foreign court shall not be ratified and enforced.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020, and for the years then ended which are incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Friedman LLP, an independent registered public accounting firm, upon the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by ArentFox Schiff LLP, Washington, D.C. The validity of the shares and certain legal matters relating to the offering as to the Cayman Islands law will be passed upon for us by Campbells, 1301, 13/F, York House, The Landmark, 15 Queen’s Road Central, Hong Kong. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.